As filed with the United States Securities and Exchange Commission on August 22, 2025.

Registration No. 333-289562

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECST HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Flat B5, 25/F, TML Tower

No. 3 Hoi Shing Road

Tsuen Wan, New Territories

Hong Kong

+852 3596 2046

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong Telephone: +1 310 7285129	Sanny Choi, Esq. CFN Lawyers LLC #4607 Albany NY 12207 USA Telephone: +1 (646) 386 8128

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of 2,000,000 Class A ordinary shares of the Registrant (the “Class A Ordinary Shares”), or up to 2,300,000 Class A Ordinary Shares if the over-allotment option is exercised in full (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus; and
●	Resale Prospectus. A prospectus to be used for the potential resale by LKHL Limited and MYGTR Holding Limited, the resale shareholders identified in such prospectus (the “Resale Shareholders”) of 1,760,000 Class A Ordinary Shares (the “Resale Shares”), or the Resale Prospectus. The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriters.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	the “Offering” section in the “Prospectus Summary” section of the Public Offering Prospectus is removed and replaced with the “Offering” section on page Alt-1 of the Resale Prospectus;
●	the “Use of Proceeds” section of the Public Offering Prospectus is removed and replaced with the “Use of Proceeds” section on page Alt-2 of the Resale Prospectus;
●	the “Capitalization” and “Dilution” sections of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;
●	the “Resale Shareholders” section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;
●	the “Plan of Distribution” section is included in the Resale Prospectus beginning on page Alt-4 of the Resale Prospectus;
●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	the “Underwriting” section the Public Offering Prospectus will be deleted from the Resale Prospectus;
●	the “Legal Matters” section of the Public Offering Prospectus is removed and replaced with the “Legal Matters” on page Alt-6 of the Resale Prospectus; and
●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED AUGUST 22, 2025

ECST HOLDINGS LIMITED

2,000,000 CLASS A ORDINARY SHARES

This is an initial public offering of ECST Holdings Limited (“ECST Holdings”, the “Company”, “we”, “our”, “us”). We are offering 2,000,000 Class A ordinary shares, par value US$0.0001 per share of ECST Holdings (“Class A Ordinary Shares”), on a firm commitment basis. No public market currently exists for our Class A Ordinary Shares. It is currently estimated that the initial public offering price per Class A Ordinary Share will be $4.00. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “ECST”. The closing of this offering is conditioned upon Nasdaq Capital Market’s approval of our listing application.

This registration statement also contains a Resale Prospectus, pursuant to which the Resale Shareholders are offering 1,760,000 of our Class A Ordinary Shares (the “Resale Offering”) to be sold pursuant to the Resale Prospectus. The Resale Offering is separate from our initial public offering. We will not receive any proceeds from the sale of the Class A Ordinary Shares to be sold by the Resale Shareholders. No sales of our Class A Ordinary Shares covered by the Resale Prospectus shall occur until our Class A Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares”). The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion rights. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas our Class A Ordinary Shares, which we are selling in this offering, have one (1) vote per share and are not convertible into any Class B Ordinary Shares. See “Risk Factors — Risks Related to Our Shares — The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares”.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

We will be a “controlled company” as defined under the Nasdaq Capital Market Company Guide. As of the date of this prospectus, Ms. Yuk Chun Cathy Wong, owns 11,380,000 Class B Ordinary Shares, representing 77.32% of the total voting power of our Company. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Wong will own 11,380,000 Class B Ordinary Shares, representing 76.80% of the total voting power of our Company, assuming that the underwriters do not exercise their over-allotment option. Ms. Wong will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Mr. Yik Hang Chow, our chairman of the board of directors and chief executive officer, is the son of Ms. Yuk Chun Cathy Wong. Mr. Kang Kwong Wong, a shareholder of the Company, is the brother of Ms. Yuk Chun Cathy Wong. See “Management — Controlled Company Exception”.

ECST Holdings is a holding company incorporated in the Cayman Islands (“Cayman”) with no material operations of its own. As a holding company with no material operations of its own, ECST Holdings conducts substantially all of its operation through its subsidiary in Hong Kong, E-Commerce System Technology Limited (“ECHK”). Reference to “ECHK” is to the Hong Kong entity operating the cloud-based enterprise resource management solutions business, which is generating the revenue and profit stated in the consolidated financial statements of the Company. We are not a Chinese operating company, but an offshore holding company incorporated in Cayman. This structure involves unique risks to investors. The Chinese regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risks Related to Doing Business in Hong Kong” for detailed discussion of risks facing the company and the offering as a result of this structure.

This is an offering of the Class A Shares of ECST Holding, the holding company in the Cayman Islands, instead of the shares of ECHK. ECST Holdings is the Cayman Islands entity that will issue the Class A Ordinary Shares being offered. The Company’s ownership interest in ECHK is held through intermediate company in BVI. Investors in our Shares should be aware that they may never hold equity interests in Hong Kong operating companies directly. Investors are purchasing equity solely in ECST Holdings, a Cayman Islands holding company, which indirectly owns equity interests in the operating company. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Wei, Wei & Co., LLP, is headquartered in New York and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection completed for year 2022. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Our auditor, Wei, Wei & Co., LLP, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, and the HFCA Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB”.

We conduct substantially all of our operations in Hong Kong through our operating subsidiary in Hong Kong, ECHK. Accordingly, substantially all our cash and assets are denominated in HKD. As a result, almost all our revenue are received by ECHK. The other subsidiary, ECST (BVI) Limited (“ECBVI”), is an intermediate holding company with no operations of its own. Cash generated from ECHK has not been used to fund the operation of ECBVI and ECST Holdings. Transfers of funds from ECHK to its holding company, ECBVI, are free of restrictions, subject to availability of distributable profits and sufficient cash to maintain as a going concern and solvency of ECHK and any contractual obligations owed to third parties prohibiting or restricting dividend distributions. Transfers of funds in the form of dividend from ECBVI to ECST Holdings is not subject to exchange controls, and all such dividends may be freely transferred out of the Cayman Islands, clear of any income or other tax of the Cayman Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the Cayman Islands. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between them; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the Hong Kong government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Prospectus Summary — Transfers of Cash To and From Our Subsidiaries” on page 3, “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary” on page 16, “Dividend Policy”, “Summary Consolidated Financial Data”, and “Consolidated Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details”.

However, to the extent cash or assets in our business is in Hong Kong or in ECHK, our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — In the event that we rely on dividends and other distributions on equity paid by our operating company in Hong Kong to fund any cash and financing requirements we may have, any limitation on the ability of our operating company in Hong Kong to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— To the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets”.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our operating subsidiary, ECHK through intermediate holding company. For the years ended September 30, 2023 and 2024, ECHK declared dividends of nil and HK$1.5 million (US$192,308) respectively, to offset amount due from/to related parties. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Save as aforementioned, during the years ended September 30, 2023 and 2024, the six months ended March 31, 2025 and up to the date of this prospectus, there have been (i) no cash flows and transfers of other assets between ECST Holdings and our subsidiaries; (ii) no dividend payment or distribution made from ECHK to ECST Holdings and ECBVI; and (iii) no solid plans for ECHK to make any distribution or dividend payment to ECST Holdings and ECBVI upon listing. Save as aforementioned, neither the ECST Holdings nor ECHK has made any dividends or distributions to U.S. investors as of the date of this prospectus. We may consider paying further dividends in the near future. See “Prospectus Summary — Transfers of Cash To and From Our Subsidiaries” on page 3, and “Dividend Policy”.

Hong Kong is a Special Administrative Region of the PRC, having its own governmental and legal system that is separate from mainland China, and as a result, has its own distinct rules and regulations. There are legal and operational risks associated with being based in and having substantially all of our operations in Hong Kong. Additionally, the legal and operational risks associated in mainland China also apply to our operations in Hong Kong. Due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer Shares to investors and cause the value of our Shares to significantly decline or become worthless. We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, expanding the efforts in anti-monopoly enforcement and regulating the overseas offering and listing activities involving PRC domestic companies. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation in Hong Kong, our ability to accept foreign investments and the listing of our Shares on a U.S. or other foreign exchanges. See “Risk Factors — Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer Shares or continue to offer Shares to investors and cause the value of our Shares to significantly decline or become worthless.” for further details.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Share	Total
Initial public offering price	$4.00	$8,000,000
Underwriting discounts and commissions(1)	$0.28	$560,000
Proceeds to us (before expenses)	$3.72	$7,440,000

(1)	We agree to pay Eddid Securities USA Inc., the representative of the underwriters (the “Representative”), underwriting commissions equal to 7.0% of the gross proceeds of the offering. This does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the Representative. Refer to “Underwriting” for additional information regarding underwriting compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We agree to grant the underwriters an option for a period of 45 days after the effective date of this registration statement to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering overallotments, at the initial public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts payable will be $644,000 and the total proceeds to us, after underwriting discounts but before offering expenses, will be approximately $8,556,000. If we complete this offering, net proceeds will be delivered to our company on the closing date.

The date of this prospectus is [   ], 2025.

Through and including [*] 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. Neither we, the Resale Shareholders nor the underwriters have authorized any person, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Class A Ordinary Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Class A Ordinary Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Shares, we strongly urge you not to purchase any of our Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Shares as further detailed in this prospectus.

We do not recommend that you purchase our Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the ERP solution industry, and have received independent professional advice.

i

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications, government publications and other information available to us. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of financial information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$” or “US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“Memorandum and Articles” refers to the memorandum and articles of association of the Company (as amended from time to time) adopted on February 5, 2025;

●	“CAC” refers to Cyberspace Administration of China;

●

“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

●	“Class A Ordinary Share” refers to class A ordinary shares of the share capital of the Company, par value of US$0.0001 per share, conferring a holder of a Class A Ordinary Share one (1) vote per share on any resolution tabled at the Company’s general meeting;

●	“Class B Ordinary Share” refers to class B ordinary shares of the share capital of the Company, par value of US$0.0001 per share, conferring weighted voting rights in the Company such that a holder of a Class B Ordinary Share is entitled to twenty (20) votes per share on any resolution tabled at the Company’s general meeting;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company”, “our Company” or “ECST Holdings” refers to ECST Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands on February 5, 2025;

ii

●	“CSRC” refers to China Securities Regulatory Commission;

●	“Exchange Act” refers to the US Securities Exchange Act of 1934, as amended;

●	“ECBVI” refers to ECST (BVI) Limited, our British Virgin Island subsidiary and the direct holding company of ECHK;

●	“ECHK” refers to E-Commerce System Technology Limited, our Hong Kong subsidiary;

●	“EC Foshan” refers to Foshan Yixi Intelligent Technology Company Limited, our PRC subsidiary;

●	“EC Shenzhen” refers to Shenzhen Yixi Technology Company Limited, our PRC subsidiary;

●	“ERP” refers to enterprise resource planning;

●	“FY2023” refers to the financial year ended September 30, 2023;

●	“FY2024” refers to the financial year ended September 30, 2024;

●	“Group”, “our”, “us” or “we” refers to the Company and its subsidiaries at the relevant time, and where the context so requires, in respect of the period prior to the Company becoming the holding company of its present subsidiaries, such subsidiaries of the Company at the relevant time;

●	“HK$” or “HKD” or “HK dollars” refers the legal currency of Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

●	“mainland China” refers to the People’s Republic of China, excluding Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

●	“shares”, “Shares” or “Ordinary Shares” refer to collectively the Class A Ordinary Shares and Class B Ordinary Shares in the capital of ECST Holdings;

●	“PCAOB” refers to Public Accounting Oversight Board;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

●	“PRC laws” refers to any and all officially published and publicly available laws, regulations, rules, and regulatory, administrative or other governmental measures, notices or circulars, and Supreme Court judicial interpretation of the PRC currently in force and publicly available in the mainland China as of the date hereof;

●	“PRC Subsidiaries” refers to EC Foshan and EC Shenzhen;

●	“Resale Shareholders” refers to collectively LKHL Limited and MYGTR Holding Limited and each a “Resale Shareholder”. The Resale Shareholders are registering 1,760,000 our Class A Ordinary Shares for sale pursuant to the Resale Prospectus but such are not underwritten nor sold by the underwriters;

●	“RMB” or “Renminbi” refers to the legal currency of the PRC;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended; and

●	“VIE” refers to variable interest entity.

The functional currency of the Company and its Hong Kong subsidiaries is the Hong Kong dollar (“HKD”) and the functional currency of its PRC subsidiaries is the Renminbi (“RMB”). In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded as a separate component of accumulated other comprehensive income (loss) in shareholders’ equity during the year in which they occur.

Translation of amounts from RMB into HKD has been made at the following exchange rates:

Balance sheet items, except for equity accounts
As of March 31, 2025	RMB1.0715 to HKD1
As of September 30, 2024	RMB1.1103 to HKD1
As of September 30, 2023	RMB1.0739 to HKD1

Statements of operations and cash flow items
For the year ended September 30, 2024	RMB1.0830 to HKD1
For the year ended September 30, 2023	RMB1.0724 to HKD1

For the six months ended March 31, 2025	RMB1.0758 to HKD1
For the six months ended March 31, 2024	RMB1.0873 to HKD1

Unless otherwise noted, all translations from HKD to U.S. dollars and from U.S. dollars to HKD in this prospectus were solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors”, “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”. Unless the context otherwise requires, all references to “ECST Holdings”, “we”, “us”, “our”, the “Company” and similar designations refer to ECST Holdings, a Cayman Islands company, and its wholly-owned subsidiaries.

Mission

Our mission is to become a leading provider of cloud-based enterprise management solutions in Hong Kong.

Overview

Since our founding in 2012, we have been utilizing our deep industry expertise and technological know-hows to develop and provide a universal, integrated, comprehensive, all-in-one platform of cloud-based ERP solutions with tailored applications, that enables customers to fully manage critical aspects of business operations in a unified platform. We target enterprises in Hong Kong with outdated and disparate software systems seeking to improve their operational efficiency, which span across different industries, including trading, retail, service, construction, logistics, manufacturing, e-commerce, restaurants and other local businesses. We generate our revenue primarily from the provision of (i) cloud-based ERP solutions; and (ii) maintenance and other services.

Our Competitive Strengths

We believe we have the following competitive strengths:

●	Dedicated and experienced management team;

●	Universal, versatile, cross-device and all-in-one cloud-based ERP solutions build for customers from a variety of industries;

●	Innovative solutions that address practical challenges faced by our clients; and

●	Robust customer base

For more details, see “Business — Our Competitive Strengths”.

Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

●	Expand our customer base by further penetrating the ERP solution markets in Hong Kong, Asia-Pacific region and Europe;
●	Enhance marketing efforts;
●	Enhance the functionalities of our ERP solutions platform;
●	Develop business intelligence as an enterprise management solution;
●	Attract, develop, train, and retain highly skilled professionals; and
●	Pursue additional strategic and financially attractive acquisitions.

For more details, see “Business — Our Strategies and Future Plans”.

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Corporate History and Structure

The Company adopted a dual-class share structure. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas each Class A Ordinary Share has one (1) vote per share and is not convertible into Class B Ordinary Shares. The following diagram illustrates our corporate and shareholding structure (assuming no exercise of the over-allotment option). The percentages shown in the following diagram indicate the (i) approximate percentage of number of Ordinary Shares beneficially owned by the respective shareholders to the total number of issued and outstanding Ordinary Shares; and (ii) approximate percentage of respective voting power over the Company held by the respective shareholders.

(1)	As of the date of this prospectus, there are 6 (six) minority Shareholders of record, holding an aggregate of 5,560,000 Class A Ordinary Shares, representing 27.80% of the total issued share capital of the Company and 1.89% of the voting power over the Company.

In advance of listing, we have conducted a reorganization, primarily to facilitate our initial public offering in the United States. For a description of the reorganization, see “Corporate History and Structure — Reorganization”.

ECST Holdings is owned as to 56.90% by YHC Group Limited as of the date of this prospectus, which is in turn wholly-owned by Ms. Yuk Chun Cathy Wong. Ms. Yuk Chun Cathy Wong will therefore beneficially own 76.80% of the voting power of ECST Holdings after completion of this offering. As a result, because more than 50% of the voting power of the Company will be held by a single entity after the completion of this offering, we will be a controlled company under the Nasdaq Capital Market corporate governance rules.

For more details, see “Corporate History and Structure”.

Implication of Being a Controlled Company

We will be a “controlled company” within the meaning of Nasdaq Stock Market Rules. Our memorandum and articles of association provide that in respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty (20) votes, voting together as one class. As at the date of this prospectus, Ms. Yuk Chun Cathy Wong, through YHC Group Limited, owns 11,380,000 Class B Ordinary Shares, representing 77.32% of the voting power of the Company. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Yuk Chun Cathy Wong, will own 11,380,000 Class B Ordinary Shares, representing 76.80% of the voting power of our total issued and outstanding shares immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

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For so long as we are a controlled company, we are permitted to elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

●	that a majority of its board of directors consist of independent directors;

●	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Shares — We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements”.

Transfers of Cash To and From Our Subsidiaries

We conduct substantially all of our operations in Hong Kong through our Hong Kong subsidiary, ECHK. As a result, almost all our sales revenue are received by ECHK. ECBVI, is an intermediate holding company with no operations of its own; and ECST Holdings, operates as a holding company of ECBVI with no actual operations. Cash generated from ECHK has not been used to fund the operation of ECBVI and ECST Holdings. Transfers of funds from ECHK to its holding company, ECBVI, are free of restrictions, subject to availability of distributable profits and sufficient cash to maintain as a going concern and solvency of ECHK and any contractual obligations owed to third parties prohibiting or restricting dividend distributions. Transfers of funds in the form of dividend from ECBVI to ECST Holdings is not subject to exchange controls, and all such dividends may be freely transferred out of the Cayman Islands, clear of any income or other tax of the Cayman Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the Cayman Islands.

For FY2023 and FY2024, ECHK declared dividends of nil and HK$1.5 million (US$192,308) respectively, to offset amount due from/to related parties. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Save as aforementioned, during the years ended September 30, 2023 and 2024, six months ended March 31, 2025 and up to the date of this prospectus, there have been (i) no cash flows and transfers of other assets between ECST Holdings and our subsidiaries; (ii) no dividend payment or distribution made from ECHK to ECST Holdings and ECBVI; and (iii) no solid plans for ECHK to make any distribution or dividend payment to ECST Holdings and ECBVI upon listing. Save as aforementioned, neither the ECST Holdings nor ECHK has made any dividends or distributions to U.S. investors as of the date of this prospectus.

We are permitted under the laws of Cayman Islands to provide funding to our operating subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

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Cayman Islands. Subject to the Companies Act and our Amended Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

British Virgin Islands. Subject to the BVI Act, a BVI entity may declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

Hong Kong. Under Hong Kong law, a Hong Kong company may only make a distribution out of profits available for distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from ECST Holdings to our subsidiaries or from our subsidiaries to ECST Holdings, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Hong Kong Subsidiary. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenue, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

ECST Holdings is a Cayman Islands company, ECBVI is a BVI company, and ECHK is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of ECST Holdings and ECBVI to transfer cash to or from ECHK, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between ECST Holdings and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to ECST Holdings and U.S. investors and amounts owed. Since the only transfer of cash among and ECST Holdings and its subsidiaries were in the form of dividends and there are no limitations on the abilities of ECST Holdings to transfer cash to or from its subsidiaries or to investors under Hong Kong law, ECST Holdings and its subsidiaries have not established cash management policies that dictate how funds are transferred.

For more information, see “Dividend Policy”, “Risk Factors”, “Summary Consolidated Financial Data”, the audited financial statements as of and for the years ended September 30, 2023 and 2024 and the unaudited financial statements as of and for the six months ended March 31, 2024 and 2025 contained in this prospectus.

Permission Required from Hong Kong Authorities

Hong Kong is a Special Administrative Region of the PRC, having its own governmental and legal system that is separate from mainland China, and as a result, has its own distinct rules and regulations. The operating subsidiary, ECHK is incorporated and operating in Hong Kong. According to the legal opinion issued by David Fong & Co., our Hong Kong counsel, based on their understanding of current Hong Kong laws, as of the date of this prospectus, we, including ECHK, have received and obtained all requisite licenses, certificates, authorizations, permissions or approvals from the Hong Kong authorities to operate our business, namely the business license, and no such permissions or approvals have been denied as of the date of this prospectus, and that we, including ECHK are not required to obtain any permission or approval from Hong Kong authorities to offer the shares of ECST Holdings to foreign investors. Further, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including ECHK, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant licenses, certificates, authorizations, permissions or approvals were not required, or (iii) are required to obtain such licenses, certificates, authorizations, permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

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According to the legal opinion issued by Beijing Dacheng Law Offices, LLP (Shenzhen), our PRC counsel, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the China Securities Regulatory Commission (the “CSRC”), because (i) none of the operating revenue, total profits, total assets, or net assets of our PRC Subsidiaries in the most recent fiscal year has exceeded 50% of the relevant data in the audited consolidated financial statements of our Company for the same period; and (ii) the main aspects of the business activities of our Group are not carried out within mainland China, but in Hong Kong, the primary locations of the business operations of our Group are not within mainland China, but in Hong Kong, and the senior management of our Group responsible for daily operations are Hong Kong residents habitually residing in Hong Kong; therefore, the offering does not constitute a direct or indirect overseas listing by a domestic enterprise stipulated by the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures. Given that (i) none of the PRC Subsidiaries has received any written or oral notice from the competent authorities responsible for the protection of its industry or sector under the Critical Information Infrastructure Security Protection Regulation designating it as a Critical Information Infrastructure Operator (“CIIO”); (ii) none of the PRC Subsidiaries has received any written or oral notice from members of the cybersecurity review working mechanism, the Cybersecurity Review Office, or the Cyberspace Administration of China determining that the network products, services, or data processing activities of the PRC Subsidiaries affect or may affect national security, thereby requiring it to undergo a cybersecurity review in accordance with CAC Measures; and (iii) the PRC Subsidiaries are not in possession of personal information of more than 1 million users and our Group has stored all of the data collected in its servers located in Hong Kong; we currently are not subject to the cybersecurity review of the CAC. Further, given that the PRC Subsidiaries, during its business operations, do not provide important data to overseas entities and the personal information the PRC Subsidiaries provided to its overseas entity is limited to that of its employees for the purpose of cross-border human resources management, involving less than 100,000 individuals and does not include sensitive personal information, we currently are not required to go through security assessment for outbound data transfer, or other requirements stipulated in the Provisions on Promoting and Regulating Cross-border Flow of Data by CAC.

Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Summary of Risk Factors

Investing in our Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Shares. Our business, financial condition, or results of operations could be materially and adversely affected as a result of these risks. In such case, the trading price of our Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in Hong Kong

●	Our Class A Ordinary Shares may be prohibited from being traded on national exchange under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the NASDAQ Capital Market, may determine to delist our securities. Furthermore, on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted. For a more detailed discussion of this risk factor, see pages 11 to 13 of this prospectus.

●	Recent joint statement by the SEC and PCAOB, and the HFCA Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB. For a more detailed discussion of this risk factor, see pages 13 and 14 of this prospectus.

●	Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer or continue to offer Shares to investors and cause the value of our Shares to significantly decline or be worthless. For a more detailed discussion of this risk factor, see pages 16 to 17 of this prospectus.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. For a more detailed discussion of this risk factor, see page 18 of this prospectus.

●	Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Shares. For a more detailed discussion of this risk factor, see page 18 of this prospectus.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs. For a more detailed discussion of this risk factor, see page 19 of this prospectus.

●	The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. For a more detailed discussion of this risk factor, see page 23 of this prospectus.

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Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

●	Failure to effectively develop our sales capabilities could adversely affect our ability to expand our customer base. For a more detailed discussion of this risk factor, see page 26 of this prospectus.

●	Failure to attract customers through marketing campaigns may adversely affect our business, results of operations and financial condition. For a more detailed discussion of this risk factor, see page 26 of this prospectus.

●	Failure to generate traffic to our website through search engines and social media, our ability to attract new customers may be impaired. For a more detailed discussion of this risk factor, see page 26 of this prospectus.

●	Our business depends on a strong brand, which we might not be able to maintain or enhance. For a more detailed discussion of this risk factor, see page 26 of this prospectus.

●	If the market for our cloud-based ERP solutions develops more slowly than we anticipate, our revenue may decline or fail to grow, and our results of operations and financial condition may be adversely affected. For a more detailed discussion of this risk factor, see page 27 of this prospectus.

●	Failure to compete effectively may adversely affect our market share and profitability. For a more detailed discussion of this risk factor, see page 27 of this prospectus.

●	Failure to upgrade, enhance, or innovate our ERP solutions platform’s functionality, application, performance, reliability, design, security, and scalability in a manner that responds to our customer’s evolving needs or preferences, our business may be adversely affected. For a more detailed discussion of this risk factor, see page 28 of this prospectus.

●	Errors, defects or disruptions in our ERP solutions platform could diminish demand for our ERP solutions platform and subject us to substantial liability. For a more detailed discussion of this risk factor, see page 28 of this prospectus.

●	Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us. For a more detailed discussion of this risk factor, see page 29 of this prospectus.

●	Our ERP solutions platform relies on the stable performance of cloud servers, networks, infrastructure and data processing systems, and any disruption to such servers, networks, assets or systems due to internal or external factors could diminish demand for our ERP solutions platform, adversely affect our business, our reputation and results of operations and subject us to liability. For a more detailed discussion of this risk factor, see page 29 of this prospectus.

Risks Related to our Corporate Structure

●	We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited. For a more detailed discussion of this risk factor, see page 37 of this prospectus.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud. For a more detailed discussion of this risk factor, see page 35 of this prospectus.

Risks Related to our Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this offering, including but not limited to the following:

●	There has been no public market for our Shares prior to this offering, and an active trading market may not develop or be sustained. For a more detailed discussion of this risk factor, see page 38 of this prospectus.

●	Our Share price may never trade at or above the price in this offering. For a more detailed discussion of this risk factor, see page 38 of this prospectus.

●	The initial public offering price for our Shares may not reflect their actual value. For a more detailed discussion of this risk factor, see page 38 of this prospectus.

●	Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. For a more detailed discussion of this risk factor, see page 38 of this prospectus.

●	Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144. For a more detailed discussion of this risk factor, see page 40 of this prospectus.

●	We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements. For a more detailed discussion of this risk factor, see page 41 of this prospectus.

●	Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company. For a more detailed discussion of this risk factor, see page 43 of this prospectus.

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Implications of the HFCA Act

Our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. If our securities become listed on a national exchange or quoted on the over-the-counter market, trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2022. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in Hong Kong. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The auditor of the Company, Wei, Wei & Co., LLP, is headquartered in Hong Kong and is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — Recent joint statement by the SEC and PCAOB, and the HFCA Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB”.

Corporate Information

Our principal office is located at Flat B5, 25/F, TML Tower, No. 3 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong and our telephone number is +852 3596-2046. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. We maintain a website at www.1ecst.com. We do not incorporate the information on our website into this prospectus and the information contained therein or connected thereto shall not be deemed to be part of this prospectus or the registration statement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

●	the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

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The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and Our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be less than the information you receive from other public companies.

In addition, upon closing of this offering, we will report under the Exchange Act as a “foreign private issuer”. As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq Capital Market Company Guide that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the United States; or

●	our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

8

THE OFFERING

Shares offered by us	2,000,000 Class A Ordinary Shares (or 2,300,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).
Initial public offering price	$4.00 per Class A Ordinary Share

Shares issued and outstanding prior to this offering	5,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares are outstanding as of the date of this prospectus.

Shares issued and outstanding after completion of this offering	7,560,000 Class A Ordinary Shares (or 7,860,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full) and 14,440,000 Class B Ordinary Shares.

Ordinary Shares	Pursuant to our memorandum and articles of association, our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. In respect of all matters subject to a shareholder’s vote, each Class A Ordinary Share will be entitled to one (1) vote, and each Class B Ordinary Share will be entitled to twenty (20) votes, voting together as one class. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. See “Description of Share Capital” for more information.

Over-allotment option	We have granted the underwriters an option to purchase up to 300,000 additional Class A Ordinary Shares from us within 45 days of the effective date of this prospectus.

Lock-Up	We, each of our directors, officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares), agree not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the effective date of this registration statement, which forms part of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $6.0 million, or approximately $7.1 million if the underwriters exercise their option to purchase additional Shares in full, based on an assumed initial public offering price of $4.00 per Class A Ordinary Share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows:

●	approximately 40% for potential investments and/or horizontal acquisition of enterprise management solution providers;

●	approximately 30% for research and development of our ERP solutions platform;

●	approximately 20% for sales and marketing activities; and

●	remaining amount for general administration and working capital.

See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.

Listing	We have applied to list our Shares on the Nasdaq Capital Market under the symbol “ECST”. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application.

Transfer agent	VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598

Unless otherwise indicated, all information in this prospectus assumes or gives effect to no exercise by the underwriters of their option to purchase up to 300,000 additional Class A Ordinary Shares from us.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations and comprehensive income for the six months ended March 31, 2024 and 2025, and for FY2023 and FY2024 and consolidated balance sheets data as of September 30, 2023 and 2024 and March 31, 2025 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

The summary consolidated statements of cash flows:

	For the six months ended March 31
	2024	2025
	HK$	HK$
Net cash provided by operating activities	163,717	3,771,831
Net cash provided by investing activities	334,424	2,025,086
Net cash used in financing activities	(633,453)	(40,968)
Effect of foreign exchange rate on cash	422	(998)
Net (decrease) increase in cash and cash equivalents	(134,890)	5,754,951

	For the years ended September 30
	2023	2024
	HK$	HK$
Net cash provided by operating activities	2,234,142	1,896,154
Net cash used in investing activities	(5,999,793)	(674,383)
Net cash provided by (used in) financing activities	2,977,164	(1,199,756)
Effect of foreign exchange rate on cash	(856)	1,537
Net (decrease) increase in cash and cash equivalents	(789,343)	23,552

The summary consolidated balance sheet as at

	September 30, 2024	March 31, 2025
	HK$	HK$
Total assets	12,583,123	21,590,087
Total liabilities	(12,364,235)	(17,108,893)
Total equity	218,888	4,481,194

	September 30
	2023	2024
	HK$	HK$
Total assets	14,676,412	12,583,123
Total liabilities	(19,819,067)	(12,364,235)
Total (deficit) equity	(5,142,655)	218,888

The following table presents our summary consolidated statements of operations and comprehensive income for the six months ended March 31, 2024 and 2025:

	For the six months ended March 31,
	2024	2025
	HK$	HK$
Revenue	18,027,852	17,431,484
Cost of revenue	(2,600,759)	(2,695,556)
Gross profit	15,427,093	14,735,928
Total operating expenses	(10,394,161)	(9,823,596)
Total other expenses, net	(106,165)	(84,861)
Income tax expense	(129,796)	(556,052)
Net income	4,796,971	4,271,419
Other comprehensive income (loss)	1,611	(9,113)
Total comprehensive income	4,798,582	4,262,306

The following table presents our summary consolidated statements of operations and comprehensive income for the two years ended September 30, 2023 and 2024:

	For the years ended September 30,
	2023	2024
	HK$	HK$
Revenue	24,039,829	31,642,865
Cost of revenue	(5,997,113)	(5,112,082)
Gross profit	18,042,716	26,530,783
Total operating expenses	(19,830,685)	(18,901,876)
Total other expenses, net	(373,972)	(72,725)
Income tax expense	—	(636,516)
Net (loss) income	(2,161,941)	6,919,666
Other comprehensive income (loss)	35,192	(58,123)
Total comprehensive (loss) income	(2,126,749)	6,861,543

10

RISK FACTORS

Investing in our Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in Hong Kong

Our Class A Ordinary Shares may be prohibited from being traded on national exchange under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the NASDAQ Capital Market, may determine to delist our securities. Furthermore, on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

The audit report included in this prospectus was issued by Wei, Wei & Co., LLP, a U.S.-based accounting firm that is registered with the PCAOB and has been inspected by the PCAOB. We have no intention of dismissing Wei, Wei & Co., LLP in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in mainland China and Hong Kong without the approval of the PRC authorities. Currently, our U.S. auditor’s audit work for us can be inspected by the PCAOB and our auditor has no auditor’s work papers in China as of the date of this prospectus. We also have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in the PRC and we cannot assure you that our auditor’s audit work for us will continue to be able to be inspected by the PCAOB. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm for such issuers completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

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On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to public companies whose stock is registered with the SEC and are identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and whose audit work that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and they also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Pursuant to the HFCA act, our securities may be prohibited from trading on the NASDAQ Capital Market or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction in connection with their audit works because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Wei, Wei & Co., LLP is headquartered in the United States, and is currently subject to the PCAOB inspections under a regular basis.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

On August 26, 2022, CSRC, the Ministry of Finance of the PRC and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. There can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if any component of our auditor’s work papers become located in mainland China in the future. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impact of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

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The lack of access to the PCAOB inspection in mainland China and Hong Kong prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the mainland China and Hong Kong. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the mainland China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the mainland China and Hong Kong that are subject to the PCAOB inspections, which could cause existing and potential investors in our Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Recent joint statement by the SEC and PCAOB, and the HFCA Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 29, 2022. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

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In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

On December 23, 2022, the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the “Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, Wei, Wei & Co., LLP, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

In the event that we rely on dividends and other distributions on equity paid by our operating company in Hong Kong to fund any cash and financing requirements we may have, any limitation on the ability of our operating company in Hong Kong to make payments to us could have a material and adverse effect on our ability to conduct our business.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our operating company in Hong Kong to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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To the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets.

We may in the future depend on dividends and other distributions on equity paid by our operating company in Hong Kong or depend on our assets located in Hong Kong for our cash and financing requirements. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. Therefore, to the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange of the PRC for cross-border transactions. Any limitation on the ability of our operating company in Hong Kong to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States and primarily in Hong Kong, where each of our directors are located. According to the legal opinion of David Fong & Co., our counsel as to Hong Kong law, that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

15

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary.

The Shares offered in this prospectus are those of ECST Holdings. ECST Holdings is a holding company incorporated under the laws of the Cayman Islands with limited liability. The majority of our business operations are conducted through our subsidiary, ECHK, and hence, our revenue and profit are substantially contributed by our Hong Kong subsidiary. For FY2023 and FY2024, ECHK declared dividends of nil and HK$1.5 million (US$192,308) respectively, to offset amount due from/to related parties. We may consider paying further dividends in the near future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our Hong Kong subsidiary and its distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiary to make distributions to us depends upon, among others, their distributable earnings. The amounts of distributions that any subsidiary of ECST Holdings declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition.

Our Hong Kong operating subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong operating subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong Kong operating subsidiary’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer Shares or continue to offer Shares to investors and cause the value of our Shares to significantly decline or become worthless.

Hong Kong is a Special Administrative Region of the PRC, having its own governmental and legal system that is separate from mainland China, and as a result, has its own distinct rules and regulations. Our operations are primarily located in Hong Kong so we are subject to the laws, regulations and policies of the Hong Kong government as well as the influence of the PRC government. Additionally, the legal and operational risks associated in mainland China also apply to our operations in Hong Kong. Our ability to operate in Hong Kong may be adversely affected by changes in its laws and regulations. Further, because some of our clients are PRC individuals or are Hong Kong listed entities that have shareholders or directors that are PRC individuals, certain of our clients may be materially adversely affected by changes in relevant laws and regulations. As such, our business operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong Kong operating subsidiary’s operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong operating subsidiary’s cost of operations.

The Chinese government may intervene or influence our Hong Kong operating subsidiary’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Hong Kong operating subsidiary’s operations and/or the value of our Shares. For instance, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, are currently required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of IPOs or listing applications. Although we believe that we are not regarded as a PRC domestic company because substantially all of our operations are in Hong Kong, it is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to us. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong operating subsidiary’s ability to conduct their business could decrease demand for their services, reduce revenue, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, our ability to offer or continue to offer Shares to investors could be significantly limited or completely hindered and the value of our Shares could significantly decline or become worthless.

According to the legal opinion issued by Beijing Dacheng Law Offices, LLP (Shenzhen), our PRC counsel, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the China Securities Regulatory Commission (the “CSRC”), because (i) none of the operating revenue, total profits, total assets, or net assets of the PRC Subsidiaries in the most recent fiscal year has exceeded 50% of the relevant data in the audited consolidated financial statements of our Company for the same period; and (ii) the main aspects of the business activities of our Group are not carried out within mainland China, but in Hong Kong, the primary locations of the business operations of our Group are not within mainland China, but in Hong Kong, and the senior management of our Group responsible for daily operations are Hong Kong residents habitually residing in Hong Kong; therefore, this offering does not constitute a direct or indirect overseas listing by a domestic enterprise stipulated by the Trial Measures.

Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. No permissions or approvals have been applied for by the Company or denied by any relevant authority. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

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It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

All our operations are currently conducted in Hong Kong. Hong Kong has a legal system separate from mainland China. Our Hong Kong counsel advised that the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Shares.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Shares could decline because of such allegations, even if the allegations are false.

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Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is authorized to conduct relevant external relations on its own, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

In July 2021, President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If a competent authority determines that we are in violation of the Hong Kong National Security Law or the HKAA, our business operations could be materially and adversely affected.

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We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As at the date of this prospectus, our clientele is based in Hong Kong. Nonetheless, we may in the future have clients that are Hong Kong-based public or private entities that may have shareholders or directors who are PRC individuals, or PRC individuals or entities. Accordingly, we may collect and store certain data (including certain personal information) concerning such clients in connection with our business and operations and for “Know Your Customers” or KYC, purposes. According to the legal opinion issued by Beijing Dacheng Law Offices, LLP (Shenzhen), our PRC counsel, given that (i) none of the PRC Subsidiaries has received any written or oral notice from the competent authorities responsible for the protection of its industry or sector under the Critical Information Infrastructure Security Protection Regulation designating it as a Critical Information Infrastructure Operator (“CIIO”); and (ii) the PRC Subsidiaries are not in possession of personal information of more than 1 million users and our Group has stored all of the data collected in its servers located in Hong Kong; therefore, we currently are not subject to the cybersecurity review of the CAC. Further, given that the PRC Subsidiaries, during its business operations, do not provide important data to overseas entities and the personal information the PRC Subsidiaries provided to its overseas entity is limited to that of its employees for the purpose of cross-border human resources management, involving less than 100,000 individuals and does not include sensitive personal information, we currently are not required to go through security assessment for outbound data transfer, or other requirements stipulated in the Provisions on Promoting and Regulating Cross-border Flow of Data by CAC.

These statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiary, its abilities to accept foreign investments and the listing of our Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our operating subsidiary, if our operating subsidiary is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operations of our operating subsidiary and the listing of our Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiary may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Shares to investors and cause the value of our Shares to significantly decline or be worthless.

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PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which went into effect on March 31, 2023. The New Administrative Rules Regarding Overseas Listings refine the regulatory system for domestic company’s overseas offering and listing by subjecting both direct and indirect overseas offering and listing activities to the filing-based administration, and clearly defines the circumstances where provisions for direct and indirect overseas offering and listing apply and relevant regulatory requirements.

The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (i) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (v) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller. Moreover, a domestic company that seeks to offer and list securities on overseas markets shall abide by certain other regulatory requirements as set out in the Overseas Listing Trial Measures, including, without limitation to, compliance with laws of national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. According to the legal opinion issued by Beijing Dacheng Law Offices, LLP (Shenzhen), our PRC counsel, given that (i) none of the operating revenue, total profits, total assets, or net assets of the PRC Subsidiaries in the most recent fiscal year has exceeded 50% of the relevant data in the audited consolidated financial statements of our Company for the same period; and (ii) the main aspects of the business activities of our Group are not carried out within mainland China, but in Hong Kong, the primary locations of the business operations of our Group are not within mainland China, but in Hong Kong, and the senior management of our Group responsible for daily operations are Hong Kong residents habitually residing in Hong Kong; therefore, this offering does not constitute a direct or indirect overseas listing by a domestic enterprise stipulated by the Trial Measures, we are not subject to CSRC filing requirement.

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Under the Overseas Listing Trial Measures, if a domestic company fails to fulfill filing procedures, or offers and lists securities on an overseas market in violation of the relevant provisions of the Overseas Listing Trial Measures, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine of between RMB1,000,000 and RMB10,000,000. Directly liable persons-in-charge and other directly liable persons shall be warned and each imposed a fine of between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be imposed a fine of between RMB1,000,000 and RMB10,000,000.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to ECHK. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Class A Ordinary Shares or our Class A Ordinary Shares may be prohibited from trading or may be delisted.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to laws, and file with the secrecy administrative department at the same level. Moreover, if the leakage of any other documents and materials, which a domestic company plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities aforementioned, will be detrimental to national security or public interest, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations.

Furthermore, the Confidentiality and Archives Administration Provisions stipulates that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares.

Our business is conducted in Hong Kong through our operating subsidiary, namely ECHK. Our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong. However, the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

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Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

Hong Kong is a special administrative region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong special administrative region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. In addition, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities”.

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Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although the Company and its subsidiaries are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for the Company and its subsidiaries’ operations in Hong Kong, the Company and its subsidiary are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe the Company and its subsidiaries have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our operating subsidiary conducting business operations in Hong Kong has violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

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Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

The Company confirms we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

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Risks Related to Our Business

Failure to effectively develop our sales capabilities could adversely affect our ability to expand our customer base.

Our ability to expand our customer base will depend on our ability to expand our sales and marketing capabilities. We conduct direct sales through our sales team, and closely work with our channel partners to market our ERP solutions platform. We plan to expand our sales team. We may not achieve anticipated growth from expanding our sales force and marketing efforts if we are unable to hire, develop and retain competent sales and marketing personnel. Our business and operating results may be adversely affected if our sales efforts do not generate a corresponding increase in revenue.

Failure to attract customers through marketing campaigns may adversely affect our business, results of operations and financial condition.

We utilize a variety of marketing channels to promote our ERP solutions platform, such as social media as well as search engine marketing and optimization. The effectiveness of our online advertising may continue to vary due to competition for key search terms, changes in search engine use, and changes in search algorithms used by major search engines and other digital marketing platforms. If the cost of marketing our ERP solutions platform over social media, search engines or other digital marketing channels increases, our business and operating results could be adversely affected. Competitors also may bid on the search terms that we use to drive traffic to our website. Such actions could increase our marketing costs and result in decreased traffic to our website. We incur marketing expenses before we can recognize any revenue that the related marketing initiatives may generate, and these expenses may not result in increased revenue or brand awareness. If our new marketing campaigns are unable to achieve desired levels of effectiveness in a reasonable period of time, our ability to attract new customers could be materially and adversely affected, our advertising and marketing expenses could increase significantly, and our results of operations and financial condition may suffer.

Failure to generate traffic to our website through search engines and social media, our ability to attract new customers may be impaired.

A portion of our customers locate our website through internet search engines, such as Google, and social media, such as Facebook, Instagram and YouTube. The prominence of our website in response to internet searches is a factor in attracting potential customers to recognize us and our ERP solutions platform. If we are listed less prominently or fail to appear in search results for any reason, visits to our website could decline, and we may not be able to replace this traffic. Search engines revise their algorithms from time to time in an attempt to optimize their search results. If search engines modify their algorithms, our website and our advertisements may appear less prominently or not at all in search results, which could result in reduced traffic to our website.

Additionally, if the price of marketing our solutions over search engines or social networking sites increases, we may incur additional marketing expenses or may be required to allocate a larger portion of our marketing expenses to search engine marketing, and our business and operating results could be adversely affected. Furthermore, competitors may, in the future, bid on the search terms we use to drive traffic to our website. Such actions could increase our marketing costs and result in decreased traffic to our website. In addition, search engines or social networking sites may change their advertising policies from time to time. If any change to these policies delays or prevents us from advertising through these channels, it could result in reduced traffic to our website and sales of our solutions. As well, new search engines or social media may develop, particularly in specific jurisdictions, that reduce traffic on existing search engines and social networking sites, and if we fail to achieve prominence through advertising or otherwise, we may not achieve significant traffic to our website through these new channels and our business and operating results could be affected.

Our business depends on a strong brand, which we might not be able to maintain or enhance.

We must maintain and enhance our “ECST” brand to expand our customer base and our revenue. We believe that the strong awareness of our brand contributes to recurring customers, and maintaining and enhancing our brand is critical to expanding and retaining our base of customers. We intend to substantially increase our expenses for further enhancing the functionalities of our ERP solutions platform. However, if we fail to advertise and market our ERP solutions platform effectively, we may not succeed in establishing our brands, we will lose customers and our revenue and our financial performance will be adversely affected.

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If the market for our cloud-based ERP solutions develops more slowly than we anticipate, our revenue may decline or fail to grow, and our results of operations and financial condition may be adversely affected.

The market for cloud-based ERP solutions is not as mature as the market for packaged enterprise software, and it is uncertain whether our cloud-based ERP solutions will achieve and sustain high levels of demand and market acceptance. Our success, especially the success of our cloud-based ERP solutions, will depend to a substantial extent on the willingness of enterprises to increase their use of enterprise cloud application services in general and for cloud-based ERP solutions. Some enterprises might have already invested substantial personnel and financial resources in integrating traditional enterprise software into their businesses, and therefore may be reluctant or unwilling to migrate their ERP software or other enterprise management solutions. Furthermore, some enterprises may be reluctant or unwilling to use cloud-based ERP solutions because they have concerns regarding the risks associated with security, among other things, the technology delivery model associated with these cloud-based solutions. If enterprises in Hong Kong do not perceive the benefits of cloud-based computing solutions, then the market for these solutions may not develop at all, or it may develop more slowly than we anticipate, either of which would significantly adversely affect our operating results and financial condition.

Failure to compete effectively may adversely affect our market share and profitability.

Our industry is intensely competitive with respect to, among other things, brand recognition, changing technology, changing client and end-consumer needs, evolving industry standards, and frequent introductions of new products and services. Our competitors include smaller local software companies, traditional ERP service providers, and multinational software companies. With the introduction of new technologies and the entry of new companies into the market, we expect competition to persist and intensify in the future. This could adversely affect our ability to maintain current customers and increase sales.

Our competitors may be able to offer solutions and services at lower prices than ours. If we fail to maintain our current pricing due to competitive pressures, our margins will be reduced and our business, results of operations and financial condition would be adversely affected. In addition, pricing pressures and increased competition could result in reduced revenue, reduced margins, increased losses, or the failure of our products and services to achieve or maintain widespread market acceptance, any of which could adversely affect our business, results of operations, and financial condition. We must also determine the appropriate price to enable us to compete effectively domestically and internationally. Our customers may demand substantial price discounts as part of the negotiation of sales contracts. As a result, we may be required or choose to reduce our prices or otherwise change our pricing model, which could adversely affect our business, operating results, and financial condition.

Many of our existing competitors have, and our potential competitors could have, substantial competitive advantages such as greater name recognition, longer operating histories, larger sales and marketing budgets and resources, lower labor and development costs, larger and more mature intellectual property portfolios, and substantially greater financial, technical, and other resources. Conditions in our market could change rapidly and significantly as a result of technological advancements, the establishment of partnerships of our competitors, or continuing market consolidation. Large companies that are making significant investments in research and development may invent similar or superior solutions that compete with our ERP solutions platform.

Our ability to effectively compete will depend on various factors, including our ability to expand the functionality of our ERP solutions platform and to enhance marketing efficiency. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

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Failure to upgrade, enhance, or innovate our ERP solutions platform’s functionality, application, performance, reliability, design, security, and scalability in a manner that responds to our customer’s evolving needs or preferences, our business may be adversely affected.

Could-based ERP solution markets in which we compete are characterized by constant change and innovation and are subject to rapid technological change, evolving industry standards, changing regulations, as well as changing customer needs, requirements, and preferences. Our success will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis.

Our ability to attract new customers and retain existing customers depends substantially on our ability to continue to improve and enhance the functionality, application, performance, reliability, design, security, and scalability of our ERP solutions platform. If we fail to respond successfully to technology challenges and client needs and preferences, the demand for our ERP solutions platform may diminish. If we fail to enhance performance and develop new functionality for our ERP solutions platform that keep pace with rapid technological developments, our business will be adversely affected.

Errors, defects or disruptions in our ERP solutions platform could diminish demand for our ERP solutions platform and subject us to substantial liability.

Our customers may utilize our ERP solutions platform for critical aspects of their business operations, and any errors, defects, or disruptions to our ERP solutions platform could damage our customers’ business operations and, in turn, adversely affect our brand and reputation. Real or perceived errors, defects, security vulnerabilities, service interruptions, or software bugs in our ERP solutions platform, whether in connection with day-to-day operation, upgrades or otherwise, could result in losses to our customers, adversely affect our reputation, and result in reduced sales or a loss of, or delay in, the market acceptance of our ERP solutions platform.

Prolonged interruption in the availability, the reduction in functionality of our ERP solutions platform, or frequent interruptions in accessing our ERP solutions platform could cause customers to believe that our ERP solutions platform is unreliable and could materially harm our reputation and business. Our customers may delay or withhold payment to us or make warranty or other claims against us for any losses they suffer in connection with such performance issues or cease to utilize our ERP solutions platform. Further, a customer could share information about the errors, defects, security vulnerabilities, service interruptions, or software bugs in our ERP solutions platform amongst its peers, detrimental especially on social media, which could result in damage to our reputation. There can be no assurance that provisions typically included in our agreements with our customers that attempt to limit our exposure to claims related to our ERP solutions platform would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim, and our insurance policies may be insufficient to cover such claims. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to promote our ERP solutions platform.

From time to time, we have found defects or errors in our ERP solutions platform and may discover additional defects or errors in the future that could result in, among other issues, data unavailability, unauthorized access to, loss, corruption, or other harm to our customers’ data. We may not be able to detect and correct defects or errors before the release of solutions on our ERP solutions platform. Consequently, we or our customers may discover defects or errors after such solutions have been released on our ERP solutions platform. We implement bug fixes and upgrades as part of our regularly scheduled system maintenance, but such maintenance may adequately address all defects or errors in our ERP solutions platform. Furthermore, if we do not complete this maintenance according to schedule or if customers are otherwise dissatisfied with the frequency and/or duration of our maintenance services and related system outages, customers could terminate their contracts, or delay or withhold payment to us, or cause us to issue credits, make refunds, or pay penalties. The costs incurred or delays resulting from the correction of defects or errors in our ERP solutions platform or other performance problems may be substantial and could adversely affect our operating results. In such events, we may also be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. In addition, we may not carry insurance sufficient to compensate us for any losses that may result from claims arising from defects or disruptions in our products. As a result, our reputation and our brand could be harmed, and our business, results of operations, and financial condition may be adversely affected.

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Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

We have engaged Migo to prepare a commissioned industry report that analyzes the ERP solution industry in Hong Kong. Information and data have been derived from Migo’s industry report. Statistical data included in the Migo report also include projections based on a number of assumptions. The ERP solution market may not grow at the rate projected by market data, or at all. Any failure of the ERP solution market to grow at the projected rate may have a material adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We have not independently verified the data and information contained in the Migo report or any third-party publications and reports Migo has relied on in preparing its report. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Our ERP solutions platform relies on the stable performance of cloud servers, networks, infrastructure and data processing systems, and any disruption to such servers, networks, assets or systems due to internal or external factors could diminish demand for our ERP solutions platform, adversely affect our business, our reputation and results of operations and subject us to liability.

We rely in part upon the stable performance of our cloud servers, networks, infrastructure, and data processing systems for the provision of our products and services. Disruptions to such servers, networks, assets, or systems may occur due to internal or external factors, such as inappropriate maintenance, servers defects, cyber-attacks or other malicious attacks or hacks targeted at us, occurrence of catastrophic events, or human errors. Such disruptions could result in negative publicity, loss of or delay in market acceptance of our ERP solutions platform, loss of competitive position, lower customer retention or claims by customers for losses sustained by them, or loss, destruction, or unauthorized use of, or access to, data (including personal information for which we may incur liability under applicable data protection laws). In such an event, we may need to expend additional resources to bring the incident to an end, mitigate the liability associated with the fallout of such an incident, make notifications to regulators and individuals affected, replace damaged systems or assets, defend ourselves in legal proceedings and compensate customers or end users. In addition, we may not carry insurance to compensate us for any losses that may result from claims arising from disruption in servers. As a result, our reputation and our brand could be adversely affected, and our business, results of operations, and financial condition may be adversely affected.

We depend on third-party data hosting and transmission services. Increases in cost, interruptions or delays in service, latency, or poor service from our third-party data center or internet service providers could impair the functionality of our ERP solutions platform. This could result in customer or consumer dissatisfaction, damage to our reputation, loss of customers, limited growth, and reduction in revenue.

We currently host substantially our ERP solutions platform on third-party data center hosting facilities, including some for the purpose of disaster recovery. Our ability to deliver our ERP solutions platform also depends on the development and maintenance of internet infrastructure by third-party service providers, including the maintenance of reliable networks with the necessary speed, data capacity, and bandwidth.

Our third-party service providers are ultimately responsible for maintaining their own network security, disaster recovery, and system management procedures. We do not control the operation of any of these facilities, and the facilities are maintained and operated by our third-party service providers. Our operations therefore depend, in part, on our third-party providers’ maintenance and protection of their facilities and infrastructure against damage, interruption and other performance problems, including natural disasters, power or telecommunications failures, criminal acts, infrastructure changes, human or software errors, cybersecurity attacks, or similar events. These facilities may also be subject to break-ins, sabotage, intentional acts of vandalism, and similar misconduct. Despite precautions taken at these facilities, the occurrence of the abovementioned event in relation to these facilities could result in lengthy interruptions in our service. Even with the disaster recovery arrangements, our service could be interrupted.

Furthermore, if any of our third-party service providers experience disruptions or service lapses, or if our third-party service agreements are terminated, we could experience interruptions in our ERP solutions platform, latency, as well as delays and additional expenses in arranging new facilities and services. Any prolonged service disruption affecting our ERP solutions platform caused by our third-party service providers could result in lengthy interruptions in the delivery of our ERP solutions platform, cause system interruptions, damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, cause the loss of critical data, prevent us from supporting our ERP solutions platform and otherwise adversely affect our business. If there are significant increases in the traffic on the servers or on our ERP solutions platform, the servers hosted by third-party data center hosting facilities may be unable to achieve or maintain data transmission capacity sufficient for timely service of increased traffic or order processing and the failure of data centers, internet service providers or other third-party service providers to meet our capacity requirements could result in interruptions or delays in access to our ERP solutions platform and impede our ability to grow our business and scale our operations. Lastly, any damage to, or failure of, our systems generally could result in interruptions in our service. Interruptions in our ERP solutions platform may reduce our revenue, cause customers to cease to utilize our ERP solutions platform, and adversely affect our ability to retain existing customers and attract new customers. Our business will also be adversely affected if our customers and potential customers believe our service is unreliable.

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We may have insufficient computing resources, transmission bandwidth, and storage space, which could result in disruptions and our business, results of operations, and financial condition could be adversely affected.

Our operations are dependent in part upon transmission bandwidth provided by third-party telecommunications network providers, access to data centers to house our servers, and other computing resources. There can be no assurance that we are adequately prepared for unexpected increases in bandwidth and data center demands by our customers and end users. The bandwidth and data centers we use may become unavailable for a variety of reasons, including service outages, payment disputes, network providers going out of business, natural disasters, networks imposing traffic limits, or governments adopting regulations that impact network operations. These bandwidth providers may become unwilling to sell us adequate transmission bandwidth at fair market prices, if at all. This risk is heightened where market power is concentrated with one or a few major networks. We also may be unable to move quickly enough to augment capacity to reflect growing traffic or security demands. Failure to put in place the capacity we require could result in a reduction in, or disruption of, service to our customers, and ultimately a loss of those customers. Such a failure could result in our inability to acquire new customers demanding capacity not available on our ERP solutions platform.

Our business may be subject to a variety of laws, regulations, and other obligations regarding data protection, privacy, and information security laws, regulations, rules, standards, policies, and contractual and other legal obligations, and our customers may also be subject to such laws, regulations and obligatory regulations. Any actual or perceived failure of our products to comply with or enable our customers to comply with such applicable laws and regulations would harm our business, results of operations, and financial condition.

The privacy and security of personally identifiable, personal, sensitive, regulated, or confidential information is a major focus in our industry, and we and our customers that use our products are subject to Hong Kong and possibly foreign privacy and data protection-related laws and regulations that impose obligations in connection with the collection, storage, use, processing, disclosure, protection, transmission, retention and disposal of confidential or sensitive information, including personal data. Laws and regulations governing data privacy, data protection, and information security are constantly evolving, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business. The nature of our business exposes us to risks related to compliance with data protection and information security laws and regulations. Any perceived or actual failure to comply with any of these laws and regulations could result in litigation, enforcement actions, damages, fines and penalties and could harm our reputation and impair our ability to attract and retain our customers, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

For example, we may be subject to a variety of laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose.

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Advised by our Hong Kong counsel, David Fong & Co., we do not anticipate material exposure under the PDPO for the following reasons: (i) all of our customers are institutional users who are using our products and services without the need of providing the personal information of individuals, and (ii) we possess minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. However, the interpretation and application of laws, regulations and standards on data protection and privacy are still uncertain and evolving. We cannot assure you that the government authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. We may also be bound by contractual obligations relating to our collection, use, processing and disclosure of personal, financial and other data.

As we expand our services and customer base internationally beyond Hong Kong in the future, it is possible that we or our products, software or platform may not be, or may not have been, compliant with the applicable law, regulation and industry standard. Complying with these requirements and changing our policies and practices may be onerous and costly, and we may not be able to respond quickly or effectively to regulatory, legislative or other developments which could adversely affect our business, results of operations and financial condition.

Any failure or perceived failure by us or any third parties, to comply with laws, regulations, policies, industry standards or contractual or other legal obligations relating to privacy, data protection or information security may result in governmental investigations, inquiries, enforcement actions and prosecutions, private litigation, fines and penalties, adverse publicity or potential loss of business. We may therefore be unable to maintain or grow our revenue as anticipated and our financial results could be materially and adversely affected.

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Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Shares.

Since our establishment, there has not been any negative publicity and allegations made by customers or suppliers or our employees against our Group. However, we cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. In the event that our insurance coverage is inadequate, we may have to pay out of our own resources to compensate the complainant for any damages suffered if the court does not rule in our Group’s favor based on its interpretation of the facts of such claims and we are found to be at fault. If any complaint escalates to become a claim against us, even unsuccessful, we may have to divert resources to address the claim. Liabilities in respect of such claims could adversely affect our financial position and results of operations.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with customers, suppliers, or other third parties. Claims may also arise from disputes with customers and suppliers on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us may materially and adversely affect our financial performance.

Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Moreover, liquidated damages, legal proceedings resulting in unfavorable judgment may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

Our business depends on the reliability of computer systems maintained by us and the ability to implement, maintain and upgrade our information technology and security measures.

Our business depends on the reliability of computer systems maintained by us to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our cybersecurity measures may not detect, prevent or control all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, risks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by our systems or that we otherwise maintain. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. In addition, our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

There is no assurance that we can generate sufficient cash flow from operating activities and/or obtain external financing in the future to meet our operational needs.

For six months ended March 31, 2024 and 2025, we recorded net cash provided by operating activities of approximately HK$0.2 million and HK$3.8 million (US$0.5 million), primarily arising from net income from operation. For FY2024, we recorded net cash provided by operating activities of approximately HK$1.9 million (US$0.2 million), primarily arising from net income from operation. For FY2023, we recorded net cash provided by operating activities of approximately HK$2.2 million mainly because of net cash inflow arising from changes in working capital. Accordingly, we require significant amount of working capital to sustain general operating expenses and ensure seamless business continuity. There is no assurance that we will be able to generate such net cash inflows from operating activities in the future. In the event we are not able to generate sufficient funds to finance our operations, and not able to finance from our external sources, our operations and financial position will be materially and adversely affected.

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We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.

We require significant amounts of working capital to operate our business. Cash flow imbalances also occur due to fluctuations in revenue streams, unpredictable payment schedules, and unforeseen operational costs. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to employee salaries, and operational overhead. As a result, we must maintain sufficient cash availability to cover these critical obligations and ensure uninterrupted business operations.

In addition, our operating results tend to be unpredictable from quarter to quarter. Any period of time with low operating results or cash flow imbalances could have a material adverse effect on our business, financial condition and results of operations.

We derive working capital for our operations through cash generated by our operating activities and borrowings under our debt instruments. If our working capital needs increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms.

We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong.

Currently, we have our entire operations in Hong Kong. We are affected by macroeconomic factors, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Hong Kong. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

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We are dependent on our management team.

Our success is, to a large extent, attributable to our executive directors’ strategies and visions as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our services, cost control and overall management of our operations. The business of our Company was founded by Mr. Yik Hang Chow, our chairman of the board of directors and chief executive officer. Further, Mr. Chow have worked for more than 10 years in our Company. They possess extensive industry contacts and knowledge, and are familiar with our business operations and have established good relationships with our customers.

Our Company’s success and growth therefore depends on our ability to identify, hire, train and retain suitable, skilled and qualified key personnel. The loss of service of our directors, executive officers or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel, will materially and adversely affect our operations and financial performance.

We have leased properties, and we may not be able to renew current leases or relocate for relevant leased properties on reasonable commercial terms.

Currently, we leased properties for offices in relation to our business operations in Hong Kong. Our lease agreements generally have a term of one year. However, we cannot assure you that our rights to use these properties may not be challenged or we will always be able to successfully renew such leases upon their expiry. If we are required to relocate certain of our leased properties, such as our offices and workshop, we may not be able to relocate in a timely manner or on reasonable commercial terms, which, in turn, may materially and adversely affect our operations. In addition, we would incur additional relocation costs, thus affecting our business operations and financial condition. Moreover, due to rapid rental increases, we may not be able to renew the existing leases at reasonable prices. Therefore, we may not be able to obtain new leases at desirable locations or renew our existing leases on acceptable terms, in a timely fashion or at all, resulting in the closure or relocation of the leased properties, which may materially and adversely affect their results, and, in turn could adversely affect our business and results of operations.

Any unexpected or prolonged disruptions to the operation of our office could adversely affect our business.

As of the date of this prospectus, we leased two properties in Hong Kong as our office to cater for day-to-day operation. In the event that there is any unexpected and prolonged disruption in the supply of utilities, such as water or electricity, or access to the premises, such as fire, and we cannot restore the affected infrastructures, or relocate promptly to another suitable location with well-equipped facilities, our business operations will be materially and adversely interrupted, which, in turn, will affect our results of operations.

We are dependent on external financing to support our operations and business growth.

We rely on bank loans and bank overdrafts to finance our operations. Our total bank loans amounted to approximately HK$8.4 million, HK$7.3 million (US$0.9 million) and HK$11.2 million (US$1.4 million) as of September 30, 2023 and 2024, and March 31, 2025, respectively. Our total bank overdrafts amounted to approximately HK$0.9 million, HK$0.8 million (US$102,368) and HK$0.9 million as of September 30, 2023 and 2024, and March 31, 2025, respectively.

Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, industry, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, central bank’s policy rates and cash reserve requirements for banks, and the availability of other sources of debt financing or equity financing. There may also be covenants that restrict our ability to pay dividends and/or restrict our flexibility in utilizing working capital to react to changes in the business environment. Additionally, our business requires significant amount of working capital to pay expenses relating to inventory procurement, employee salaries, and operational overhead arising therefrom can adversely affect our operation and curtail our business growth. If all or a substantial portion of our bank facilities are withdrawn, or we cannot access additional banking facilities, our operations and financial performance will be adversely and materially affected.

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In addition, our interest expense amounted to HK$324,546 and HK$387,475 (US$49,676) for the two years ended September 30, 2023 and 2024, respectively. For the year ended September 30, 2024, our interest expense accounted for approximately 5.1% of our income before provision of income taxes. Our interest expense amounted to HK$200,189 and HK$188,382 (US$24,152) for the six months ended March 31, 2024 and 2025, respectively. For the six months ended March 31, 2024 and 2025, our interest expense accounted for approximately 4.1% and 3.9% of our income before provision of income taxes, respectively. Given that we rely on these facilities to finance our operations, any increase in interest rates on facilities extended to us may have a material and adverse impact on our financial performance.

We may default on our obligations under our credit facilities.

As of September 30, 2023 and 2024, we had five term loans with banks in Hong Kong. All term loans were secured by (i) personal guarantees given by Ms. Yuk Chun Cathy Wong, a shareholder of the Company; and (ii) guarantees given by the Hong Kong Government under SME Financing Guarantee Scheme, except for one term loan was secured by additional personal guarantees given by Mr. Kang Kwong Wong, a shareholder of the Company and Mr. Yik Hang Chow, the director of the Company. As of March 31, 2025, we had six term loans with banks in Hong Kong. The new term loan was secured by (i) personal guarantees given by Mr. Kang Kwong Wong, a shareholder of the Company and Mr. Yik Hang Chow, the director of the Company and (ii) charge on cash deposits of HKD5,000,000 held in the name of Mr. W Kang Kwong Wong.

As of September 30, 2023 and 2024, and March 31, 2025, we had bank overdraft from a bank in Hong Kong, which was secured by personal guarantees given by Mr. Kang Kwong Wong and Mr. Yik Hang Chow. A failure to repay any of the indebtedness under our banking facilities as they become due or to otherwise comply with the covenants contained in any of such agreements could result in an event of default thereunder. If not cured or waived, an event of default under any of such agreements could enable the lender thereunder to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable. The lenders could also elect to foreclose on our assets securing such debt or enforce the repayment obligation against the guarantors. In such an event, we may not be able to pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our ability to continue our operations.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

We have registered our trademarks and patents to protect our intellectual property rights in Hong Kong. Should our trademarks be violated or infringed, there may be confusion by potential customers who have not previously worked with us.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Company’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our intellectual property rights by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Company’s reputation, goodwill and financial performance.

As at the date of this prospectus, whilst we have not experienced any claims for intellectual property rights infringement, there is no assurance that the products, services, technologies and advertising we use in our business do not or will not infringe valid intellectual property rights held by third parties in the future. Additionally, for generic products that we purchased, we do not disclose to our customers the source of our supplies and such products are marketed under our brand name. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for FY2023 and FY2024, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the abovementioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; (ii) the lack of sufficient and experienced accounting personnel with appropriate knowledge of accounting principles generally accepted in the United States (“U.S. GAAP”) for the purpose of financial information processing and reporting and; (iii) the lack of formal review procedures to ensure proper accounting in accordance with U.S. GAAP; timely account reconciliations, review and detection of errors or inaccuracies in the Company’s consolidated financial statements; and compliance with pertinent SEC reporting requirements.

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We intend to implement measures designed to improve our internal control over financial reporting and address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill key roles in accounting, and business operations; (ii) establishing policies and procedures to ensure proper segregation of duties; and (iii) formalizing our account reconciliation and review procedures to enable early detection of errors and inaccuracies in our interim and annual financial statements. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

The Company has appointed a full-time chief financial officer to (i) oversee the accounting and financial reporting procedures; and (ii) separate the relevant duties from the chief executive officer position. Such an appointment will be effective immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. The chief financial officer will be responsible for reviewing and revising our current account reconciliation and review procedures to facilitate early detection of errors and inaccuracies in our interim and annual financial statements. The review and revisions are expected to be completed before the closing of the Company’s offering.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Capital Market Company Guide.

We are starting to explore the use of artificial intelligence in our business, which could expose us to liability or adversely affect our business.

We intend to explore the possibility of using artificial intelligence to enhance our competitiveness. There are significant risks involved in utilizing artificial intelligence and no assurance can be provided that our use of such artificial intelligence will enhance our business or produce the intended results. The artificial intelligence models that people use are trained using various data sets. If the artificial intelligence models are incorrectly designed, the data people use to train them is incomplete, inadequate, or biased in some way, or people do not have sufficient rights to use the data on which our artificial intelligence models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws and regulations, third-party intellectual property, privacy, or other rights, or contracts to which we are a party. Further, generative artificial intelligence has been known to produce false or “hallucinatory” inferences or outputs; artificial intelligence can present ethical issues and may subject us to new or heightened legal, regulatory, ethical, or other challenges; and inappropriate or controversial data practices by developers and end-users, or other factors adversely affecting public opinion of artificial intelligence, could impair the acceptance of artificial intelligence solutions, including those incorporated in our business. If the artificial intelligence tools that we use are deficient, inaccurate or controversial, we could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results.

In addition, regulation of artificial intelligence is rapidly evolving worldwide as legislators and regulators are increasingly focused on these powerful emerging technologies. The technologies underlying artificial intelligence and its uses are subject to a variety of laws and regulations, including intellectual property, data privacy and security, customer protection, competition, and equal opportunity laws, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. We may not be able to anticipate how to respond to these rapidly evolving frameworks, and we may need to expend resources to adjust our operations or offerings in certain jurisdictions if the legal frameworks are inconsistent across jurisdictions. Furthermore, because artificial intelligence technology itself is highly complex and rapidly developing, it is not possible to predict all of the legal, operational or technological risks that may arise relating to the use of artificial intelligence.

We expect to grant share-based awards in the future under our share incentive plans, which may result in an increase in share-based compensation expenses.

We will adopt a share incentive plan (“2025 Share Incentive Plan”) upon closing of this offering, to attract and retain best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. Under the 2025 Share Incentive Plan, the maximum aggregate number of Class A Ordinary Shares which may be issued or transferred pursuant to all awards will be 1,512,000 Class A Ordinary Shares (assuming the underwriters do not exercise their over-allotment option), representing twenty percent (20%) of the number of fully-diluted Class A Ordinary Shares outstanding as of the date of our Company’s initial public offering.

See “Management—2025 Share Incentive Plan”. As of the date of this prospectus, we have not granted any awards or options to our directors, officers and employees. We expect to grant awards under our equity incentive plans, which we believe is of significant importance to our ability to attract and retain key personnel and employees. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our financial condition and results of operations.

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Risk Related to Our Corporate Structure

We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers or to enforce judgments obtained in the United States courts against our directors and officers.

Our corporate affairs are governed by our Amended Memorandum and Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of the directors of our Company under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws. Currently, all of our operations are conducted outside the U.S., and substantially all of our assets are located outside the U.S. All of our directors and officers are nationals or residents of jurisdictions other than the U.S. and a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholder than they would as public shareholders of a company incorporated in the U.S. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the U.S. and their shareholders, please refer to the section titled “Description of Share Capital — Differences in Corporate Law”.

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Risks Related to Our Shares

There has been no public market for our Shares prior to this offering, and an active trading market may not develop or be sustained after this offering.

The offering under this prospectus is an initial public offering of our Shares. Prior to the closing of the offering, there was no public market for our Shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s approval of our listing application. An active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Shares and may impair our ability to acquire other companies by using our Shares as consideration.

Our Share price may never trade at or above the price in this offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Shares shortly following this offering. If the market price of our Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Shares may not reflect their actual value.

The initial public offering price for our Shares will be determined through negotiations between us and representatives of the underwriters. The price of our Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Shares or the value that potential investors will realize upon their disposition of Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

As mentioned above, the initial public offering price for our Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Shares after this offering and the price for our Shares may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in results of operations;

●	actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, suppliers, acquisitions or expansion plans;

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●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

●	issuance of new or updated research or reports by securities analysts;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our Shares;

●	additions or departures of key management or other personnel;

●	our involvement in litigation;

●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

●	the trading volume of our Shares;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets; and

●	general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Shares and may otherwise negatively affect the liquidity of our Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Shares, if a market for them develops.

Volatility in our Share price may subject us to securities litigation.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If we fail to meet applicable listing requirements, Nasdaq Capital Market may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq Capital Market in the future. If we fail to comply with the applicable listing standards and Nasdaq Capital Market delists our Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Shares;

●	reduced liquidity for our Shares;

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●	a determination that our Shares are “penny stock”, which would require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities”. Because we expect that our Shares will be listed on Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares”, our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas each Class A Ordinary Shares has one (1) vote per share and is not convertible into Class B Ordinary Shares. Following completion of this offering, Ms. Yuk Chun Cathy Wong, through YHC Group Limited, will hold 11,380,000 Class B Ordinary Shares, representing approximately 76.80% of the voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. In addition, because of the 20-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders, may be able to sell their Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.

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If you purchase our Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares.

Investors purchasing our Shares in this offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

Our controlling shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, Ms. Yuk Chun Cathy Wong, through YHC Group Limited, owns 11,380,000 Class B Ordinary Shares, representing 77.32% of the total voting power of our Company. After this offering, Ms. Wong will own 11,380,000 Class B Ordinary Shares, representing 76.80% of the total voting power of our Company, assuming that the underwriters do not exercise their over-allotment option. As a result, these shareholders will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.

We will be a “controlled company” within the meaning of Nasdaq Stock Market Rules. Our memorandum and articles of association provide that in respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty (20) votes, voting together as one class. Ms. Yuk Chun Cathy Wong will own 11,380,000 Class B Ordinary Shares, representing 76.80% of the voting power of our total issued and outstanding shares immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

●	that a majority of its board of directors consists of independent directors;

●	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	that its compensation committee is composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq rules regarding corporate governance, which could make our shares less attractive to investors or otherwise harm our stock price.

Nasdaq Capital Market may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Section 101 of the Nasdaq Capital Market Company Guide, Nasdaq Capital Market has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq Capital Market inadvisable or unwarranted in the opinion of Nasdaq Capital Market, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq Capital Market.

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Additionally, Nasdaq Capital Market has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq Capital Market was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq Capital Market for our initial and continued listing.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

ECST Holdings was incorporated under the laws of the Cayman Islands and a majority of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws or any securities laws of any state in the United States, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws or any securities laws of any state in the United States. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the Memorandum and Articles (as may be amended from time to time), and by the Companies Act and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the Amended Memorandum and Articles (as may be amended from time to time). The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

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The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital Market listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Capital Market Company Guide that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq Capital Market Company Guide, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq Capital Market Company Guide will increase our legal and financial compliance costs and make some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company”, or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenue and expenditures. We anticipate that we will use the net proceeds from this offering for (i) potential investments and/or horizontal acquisition of enterprise management solution providers, (ii) research and development of our ERP solutions platform, (iii) sales and marketing activities, and (iv) general administration and working capital. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds”. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor of our Class A Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

The offering price of our initial public offering and the Resale Offering could differ.

The offering price of our Class A Ordinary Shares in the initial public offering has been determined by negotiations between us and the underwriters. The offering price in the initial public offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The Resale Shareholders may sell the Resale Shares at prevailing market prices or privately negotiated prices after close of the offering and listing of our Class A Ordinary Shares on the Nasdaq. Therefore, the offering prices of the initial public offering and Resale Offering could differ. As a result, the purchasers in the Resale Offering could pay more or less than the offering price in the initial public offering.

The resale of Class A Ordinary Shares by the Resale Shareholders may cause the market price of our Class A Ordinary Shares to decline.

The resale of Class A Ordinary Shares by the Resale Shareholders, could have the effect of depressing the market price for our Class A Ordinary Shares.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering and from the sale of shares held by the Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering or sold by the Resale Shareholders through the Resale Prospectus will be freely tradable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares issued and outstanding after this offering will be available for sale, upon the expiration of the six (6) months lock-up period beginning on the date of this prospectus, subject to volume and other applicable restrictions as provided in Rules 144 and 701, as applicable, under the Securities Act. There will be 7,560,000 Class A Ordinary Shares outstanding immediately after completion of this offering, assuming the underwriters do not exercise its option to purchase additional Shares from us.

In connection with this offering, we, our directors, officers and 5% or greater shareholders have agreed, subject to limited exceptions, not to sell any shares until six (6) months after the date of this prospectus without the prior written consent of the underwriters. However, the underwriters may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our shareholders or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares.

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Class A Ordinary Shares as well as the application of the PFIC rules.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates”, “believes”, “hopes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “plans”, “will”, “would”, “should”, “could”, “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our future financial and operating results, including revenue, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors”. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the dynamic ERP solution industry, especially the increase in online activities among players at different stages of the production chain results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

After deducting the estimated underwriters’ discount and offering expenses payable by us, we expect to receive net proceeds of approximately $6.0 million (or $7.1 million) in the aggregate if the underwriters exercise their over-allotment option in full) from this offering. The net proceeds from this offering must be remitted to Hong Kong and PRC before we will be able to use the funds to grow our business.

We intend to use the net proceeds of this offering as follows:

●	approximately 40% for potential investments and/or horizontal acquisition of enterprise management solution providers;

●	approximately 30% for research and development of our ERP solutions platform;

●	approximately 20% for sales and marketing activities; and

●	remaining amount for general administration and working capital.

As of the date of this prospectus, we have not yet identified any targets or entered into any material agreements or commitments for potential investments and/or horizontal acquisition of enterprise management solution providers.

We believe that the net proceeds allocation and our current cash resources are sufficient to fund our use of proceeds allocations. The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

To the extent the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

For FY2023 and FY2024, ECHK declared dividends of nil and HK$1.5 million (US$192,308) respectively, to offset amount due from/to related parties.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the Companies Act and our Memorandum and Articles, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits and/or our share premium account, if shares have been issued at a premium, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

As an exempted company incorporated under the laws of the Cayman Islands, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

As a business company incorporated under the laws of the British Virgin Islands, ECBVI is not subject to any income, withholding or capital gains taxes in the British Virgin Islands. We, the shareholder of ECBVI, will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

Under Hong Kong tax laws, ECHK is not taxed on their foreign-sourced income. In addition, payments of dividends from ECHK to us is not subject to any withholding tax in Hong Kong.

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CAPITALIZATION

The following tables set forth our cash and cash equivalents and capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect (i) the repurchase of 16,380,000 Class A Ordinary Shares and issuance of 16,380,000 Class B Ordinary Shares on May 28, 2025; and (ii) the repurchase of 1,940,000 Class B Ordinary Shares and issuance of 1,940,000 Class A Ordinary Shares on August 4, 2025; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 2,000,000 Class A Ordinary Shares at an assumed initial public offering price of $4.00 per Class A Ordinary Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	As of March 31, 2025
	Actual	Pro Forma	Pro Forma as Adjusted
	(in US$)
Indebtedness:
Bank loans	1,433,024	1,433,024	1,433,024
Bank overdraft	120,789	120,789	120,789
Equity:
Ordinary Shares, US$0.0001 per share, 500,000,000 shares authorized comprising (i) 250,000,000 Class A Ordinary Shares and (ii) 250,000,000 Class B Ordinary Shares; 20,000,000 ordinary shares outstanding on an actual basis; (i) 5,560,000 Class A Ordinary Shares and (ii) 14,440,000 Class B Ordinary Shares outstanding on a pro forma basis; and (i) 7,560,000 Class A Ordinary Shares and (ii) 14,440,000 Class B Ordinary Shares outstanding on a pro forma as adjusted basis	2,000	2,000	2,000
Additional paid-in capital(1)	13,552	13,552	6,013,552
Accumulated other comprehensive loss	(3,579)	(3,579)	(3,579)
Retained earnings	562,404	562,404	562,404
Non-controlling interests	135	135	135
Total equity	574,512	574,512	6,574,512
Total capitalization	2,128,325	2,128,325	8,128,325

(1)	Additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriters’ expense allowance and other expenses. We expect to receive net proceeds of approximately $6.0 million (offering proceeds of $8.0 million, less underwriting discounts of $560,000 and offering expenses of approximately $1.4 million).

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DILUTION

If you invest in our Class A Ordinary Shares, you will incur immediate dilution since the public offering price per Class A Ordinary Share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

As of March 31, 2025, our net tangible book value was $55,819, or $0.003 per ordinary share. Our net tangible book value per ordinary share represents total assets less total liabilities, excluding deferred offering cost, divided by the number of Ordinary Shares outstanding as of March 31, 2025.

The dilution in net tangible book value per ordinary share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per ordinary share immediately after completion of this offering. After giving effect to the sale of the 2,000,000 Class A Ordinary Shares being sold pursuant to the offering price of $4.00 per Class A Ordinary Share, and after deducting underwriters’ discount and commission payable by us in the amount of $560,000 and estimated offering expenses in the amount of approximately $1.4 million, our pro forma net tangible book value would be approximately $6.1 million or $0.28 per share of ordinary shares. This represents an immediate increase in net tangible book value of $0.27 per ordinary share to existing shareholders and an immediate decrease in net tangible book value of $3.72 per ordinary share to new investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution to new investors purchasing Class A Ordinary Shares in this offering:

As of March 31, 2025
Public offering price per Class A Ordinary Share	$4.00
Net tangible book value per ordinary share as of March 31, 2025	$0.003
Increase in net tangible book value per ordinary share attributable to existing shareholders	$0.27
Pro forma net tangible book value per ordinary share after this offering	$0.28
Dilution per Class A ordinary share to new investors	$3.72

If the underwriters’ over-allotment option is exercised in full, our adjusted pro forma net tangible book value after the offering would be approximately $7.2 million, or $0.32 per share, and the dilution to new investors in the offering would be $3.68.

A $1.00 increase or decrease in the assumed public offering price of $4.00 per Class A Ordinary Share, would increase or decrease our pro forma as adjusted net tangible book value per ordinary share after this offering by $0.08 and increase or decrease dilution per share to new investors purchasing Class A Ordinary Shares in this offering by $0.92, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of March 31, 2025, the difference between the number of ordinary shares purchased from us, the total consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per Class A Ordinary Share:

	Shares Purchased		Total Consideration ($ in thousand)		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	20,000,000	90.91%	$2,000	0.02%	$0.0001
New investors from public offering	2,000,000	9.09%	$8,000,000	99.98%	$4.00
Total	22,000,000	100.00%	$8,002,000	100.00%	$0.36

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

50

CORPORATE HISTORY AND STRUCTURE

Prior to the incorporation of the Company, the principal operations are carried out through ECHK which were owned as to 75% by Jeco Holdings Limited (“Jeco”) and 25% by Mr. Kang Kwong Wong. Jeco is a company incorporated in Hong Kong and wholly owned by Ms. Yuk Chun Cathy Wong. We have conducted a reorganization in March 2025, primarily to facilitate our initial public offering in the United States. Currently, ECBVI, the BVI holding company; and ECHK, the Hong Kong operating subsidiary are 100% owned by ECST Holdings.

As at the date of this prospectus, the ownership of our subsidiaries and entities are as follows:

Name	Background	Ownership
ECBVI	Incorporated on March 4, 2025 under the laws of the BVI as an investment holding company and owned by ECST Holdings.	100% owned by ECST Holdings
ECHK	Incorporated on February 3, 2009 as a private company limited by shares under the laws of Hong Kong under the name of Gold Better Limited. Subsequently changed its name to “E-commerce System Technology Limited” on June 2, 2016.	100% owned by ECBVI
EC Foshan	Established by ECHK and incorporated on July 9, 2019 as a private company limited by shares under the laws of the PRC.	100% owned by ECHK
EC Shenzhen	Established by ECHK and Ms. Yuk Chun Cathy Wong, and incorporated on August 14, 2023 as a private company limited by shares under the laws of the PRC.	99.0% owned by ECHK and 1.0% by Ms. Yuk Chun Cathy Wong

Reorganization

ECST Holdings, the issuer in this offering, was incorporated as an exempted company in the Cayman Islands on February 5, 2025. ECST Holdings was authorized to issue (i) 250,000,000 Class A Ordinary Shares with par value of US$0.0001 per share; and (ii) 250,000,000 Class B Ordinary Shares with par value of US$0.0001 per share.

On March 31, 2025, ECBVI acquired the entire share capital of ECHK from Jeco and Mr. Kang Kwong Wong. In consideration of the acquisition, ECST Holdings allotted and issued 4,999,975 and 14,999,925 Class A Ordinary Shares to Erpbng (BVI) Limited, a company incorporated in the BVI and wholly-owned by Mr. Kang Kwong Wong, and YHC Group Limited, a company incorporated in the BVI and wholly-owned by Ms. Yuk Chun Cathy Wong, respectively, upon the direction of Jeco and Mr. Kang Kwong Wong and with the consent of ECBVI and ECST Holdings (the “Share Swap”). Immediately after the Share Swap, ECHK became wholly owned by ECBVI.

Transfers of shares by shareholder

On April 1, 2025, YHC Group Limited entered into sale and purchase agreements for the sale of 940,000 Class A Ordinary Shares, 860,000 Class A Ordinary Shares, 900,000 Class A Ordinary Shares and 920,000 Class A Ordinary Shares with Bluewave Equity Group Limited, LKHL Limited, MYGTR Holding Limited and Blueseas Capture Limited at a consideration of HK$733,200, HK$670,800, HK$702,000 and HK$717,600, respectively.

On May 28, 2025, ECST Holdings repurchased 5,000,000 and 11,380,000 Class A Ordinary Shares from Erpbng (BVI) Limited and YHC Group Limited and issued 5,000,000 and 11,380,000 Class B Ordinary Shares to Erpbng (BVI) Limited and YHC Group Limited, respectively, as consideration.

On August 4, 2025, ECST Holdings repurchased 1,940,000 Class B Ordinary Shares from Erpbng (BVI) Limited and issued 1,940,000 Class A Ordinary Shares to Erpbng (BVI) Limited, as consideration.

On August 4, 2025, Erpbng (BVI) Limited entered into sale and purchase agreements for the sale of 970,000 Class A Ordinary Shares and 970,000 Class A Ordinary Shares with each of Jorvik Resurge Limited and Caribbean Summit Holdings Ltd at a consideration of HK$1,513,200 and HK$1,513,200, respectively.

As of the date of this prospectus, ECST Holdings was owned as to 56.90% (11,380,000 Class B Ordinary Shares), 15.30% (3,060,000 Class B Ordinary Shares), 4.70% (940,000 Class A Ordinary Shares), 4.30% (860,000 Class A Ordinary Shares), 4.50% (900,000 Class A Ordinary Shares), 4.60% (920,000 Class A Ordinary Shares), 4.85% (970,000 Class A Ordinary Shares) and 4.85% (970,000 Class A Ordinary Shares) by YHC Group Limited, Erpbng (BVI) Limited, Bluewave Equity Group Limited, LKHL Limited, MYGTR Holding Limited, Blueseas Capture Limited, Jorvik Resurge Limited and Caribbean Summit Holdings Ltd, respectively.

The Company adopted a dual-class share structure. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas each Class A Ordinary Share has one vote per share and is not convertible into Class B Ordinary Shares. The diagram below illustrates our corporate structure and identifies our subsidiaries (assuming no exercise of the over-allotment option). The percentages shown in the following diagram indicate the (i) approximate percentage of number of Ordinary Shares beneficially owned by the respective shareholders to the total number of issued and outstanding Ordinary Shares; and (ii) approximate percentage of respective voting power over the Company held by the respective shareholders.

(1)	As of the date of this prospectus, there are 6 (six) minority Shareholders of record, holding an aggregate of 5,560,000 Class A Ordinary Shares, representing 27.8% of the total issued share capital of the Company and 1.89% of the voting power over the Company.

The above chart assumes an offering of 2,000,000 Ordinary Shares.

Ms. Yuk Chun Cathy Wong will hold 76.80% of the voting power of ECST Holdings after completion of this offering. Because more than 50% of the voting power of the Company will be held by a single entity after the completion of this offering, we will be a controlled company under the Nasdaq Capital Market corporate governance rules. See “Risk Factors — Risks Related to Our Shares”. Mr. Yik Hang Chow, our chairman of the board of directors and chief executive officer, is the son of Ms. Yuk Chun Cathy Wong. Mr. Kang Kwong Wong, a shareholder of the Company, is the brother of Ms. Yuk Chun Cathy Wong.

51

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

ECST Holdings was incorporated in the Cayman Islands with limited liability on February 5, 2025 as a holding company. ECST Holdings, through its subsidiaries, provides cloud-based ERP solutions in Hong Kong with tailored applications that enable customers to manage critical aspects of their business operations on a unified platform. Our versatile cloud-based ERP solutions platform, bolstered by advanced technology, is meticulously crafted to support businesses across a wide range of industries, sizes and operational complexities. We generate our revenue primarily from the provision of (i) cloud-based ERP solutions; and (ii) maintenance and other services.

For the six months ended March 31, 2024 and 2025, our revenues were approximately HK$18.0 million and HK$17.4 million (US$2.2 million), respectively. For the six months ended March 31, 2025, our gross profit and net income were approximately HK$14.7 million (US$1.9 million) and HK$4.3 million (US$0.5 million), respectively, compared to our gross profit and net income of approximately HK$15.4 million and HK$4.8 million, respectively, for the six months ended March 31, 2024.

For FY2023 and FY2024, our total revenue was approximately HK$24.0 million and HK$31.6 million (US$4.1 million), respectively. Our gross profit and net income were approximately HK$26.5 million (US$3.4 million) and HK$6.9 million (US$0.9 million), respectively, for FY2024, as compared to our gross profit and net loss of approximately HK$18.0 million and HK$2.2 million, respectively, for FY2023.

Impact of COVID-19 on our business

As most of the pandemic restrictions in Hong Kong were eased by early 2023, we did not experience any material negative impact of COVID-19 on our business for FY2023, FY2024 or the six months ended March 31, 2025.

Key factors affecting our operating results

We believe the following key factors may affect our results of operations:

Economic conditions in Hong Kong

Substantially all of our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by economic condition in China generally and by continued economic growth in Hong Kong.

Ability of our Group to stay competitive in the market

The sustainability of our revenue and net profit will depend upon our ability to remain competitive in the ERP solution market. Our competitiveness may be affected by, among other things, the quality of our all-in-one cloud-based ERP solutions platform, our pricing strategies, and our ability to offer innovative solutions in response to our customers’ evolving demands.

Functionality of our cloud-based ERP solutions platform

The continuous enhancement of our cloud-based ERP solutions platform is crucial for maintaining our competitive edge in the market. By improving its functionality, we can provide our customers with more efficient, flexible, and user-friendly solutions that meet their evolving business needs. This not only helps us attract and retain customers but also ensures that our platform remains at the forefront of technological innovation. In turn, this drives the growth of our financial performance, achieving our mission to become a leader in the ERP solution industry in Hong Kong.

Growth of customer base

Our business and revenue growth rely on the expansion of our customer base. Our customer base increased from 304 enterprises for FY2023 to 332 enterprises for FY2024, an increase of approximately 9.2%. For FY2023 and FY2024, revenue from new customers was approximately HK$22.4 million and HK$28.0 million, respectively, compared to revenue from existing customers of approximately HK$1.6 million and HK$3.6 million, respectively. For the six months ended March 31, 2025, our customer base was 144 enterprises. For six months ended March 31, 2024 and 2025, revenue from new customers was approximately HK$15.2 million and HK$10.8 million, respectively, compared to revenue from existing customers of approximately HK$2.9 million and HK$6.6 million, respectively. To facilitate our growth, we are planning to bolster our sales teams and implement targeted marketing campaigns to elevate brand visibility and enhance our market reach. We are also keen on further expanding our primary customer base outside Hong Kong, especially markets in the Asia-Pacific region and Europe. Ultimately, the growth of our customer base strengthens our brand reputation, solidifies our position in the market, and drives long-term sustainability of our business.

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Results of Operations

Comparison of Six Months Ended March 31, 2024 and 2025

The following table sets forth the consolidated results of our operations for the six months ended March 31, 2024 and 2025, respectively:

	2024	2025	2025
	HK$	HK$	US$
Revenue - third parties	18,027,852	16,494,153	2,114,635
Revenue - related party	—	937,331	120,171
Total revenue	18,027,852	17,431,484	2,234,806
Cost of revenue	2,600,759	2,695,556	345,584
Gross profit	15,427,093	14,735,928	1,889,222

Operating expenses:
Selling and distribution	6,263,054	4,903,545	628,660
General and administrative	4,036,357	4,481,051	574,494
Research and development	94,750	439,000	56,282
Total operating expenses	10,394,161	9,823,596	1,259,436

Income from operations	5,032,932	4,912,332	629,786

Other income (expenses):
Government subsidies	97,665	—	—
Investment income from life insurance contract	1,300	—	—
Interest income	23	47	6
Interest expense	(200,189)	(188,382)	(24,152)
Other miscellaneous (expenses) income	(4,964)	103,474	13,265
Total other expenses, net	(106,165)	(84,861)	(10,881)

Income before provision for income taxes	4,926,767	4,827,471	618,905
Income tax expense	(129,796)	(556,052)	(71,289)
Net income	4,796,971	4,271,419	547,616
Less: net (loss) income attributable to non-controlling interests	(348)	50	6
Net income attributable to equity holders of the Company	4,797,319	4,271,369	547,610

Net income	4,796,971	4,271,419	547,616
Foreign currency translation adjustment	1,611	(9,113)	(1,168)
Total comprehensive income	4,798,582	4,262,306	546,448

Comprehensive income attributable to:
Equity holders of the Company	4,798,919	4,262,222	546,438
Non-controlling interests	(337)	84	10
	4,798,582	4,262,306	546,448

Earnings per ordinary share- basic and diluted*	0.240	0.214	0.027
Weighted average number of ordinary shares outstanding – basic and diluted*	20,000,000	20,000,000	20,000,000

* Gives retroactive effect to reflect the reorganization in March 2025.

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Revenue

During the six months ended March 31, 2024 and 2025, we generated our revenue primarily from the provision of (i) cloud-based ERP solutions; and (ii) maintenance and other service. The table below sets out our revenue by product type for the periods indicated.

	2024	2025	2025
	HK$	HK$	US$
Cloud-based ERP solutions	17,144,151	15,170,343	1,944,916
Maintenance and other services	883,701	2,261,141	289,890
Total	18,027,852	17,431,484	2,234,806

Our revenue was mainly from sales of cloud-based ERP solutions, which accounted for approximately 95.1% and 87.0% of our total revenue for the six months ended March 31, 2024 and 2025 respectively. For the six months ended March 31, 2025, our revenue was approximately HK$17.4 million (US$2.2 million), compared to approximately HK$18.0 million for the six months ended March 31, 2024, a decrease of approximately HK$0.6 million or 3.3%. For the six months ended March 31, 2025, the decrease in our revenue was primarily driven by the decrease in revenue from the provision of cloud-based ERP solutions, partly offset by the increase in revenue generated from maintenance and other services. The decrease in revenue from the provision of cloud-based ERP solutions of approximately HK$1.9 million for the six months ended March 31, 2025 was primarily attributable to a decline in sale orders for cloud-based ERP solutions. For the six months ended March 31, 2025, our revenue from maintenance and other services increased by approximately HK$1.4 million compared to the six months ended March 31, 2024, which was primarily driven by higher maintenance fees, as more customers opted to use our maintenance services following the installation of our ERP solutions. Additionally, revenue from ERP functional training and other services also contributed to the growth.

Cost of revenue

Cost of revenue primarily consisted of (i) staff costs; and (ii) subcontracting costs for the provision of cloud-based ERP solutions and maintenance and other services. Our cost of revenue remained relatively stable at approximately HK$2.6 million and HK$2.7 million (US$0.3 million) for the six months ended March 31, 2024 and 2025, respectively.

Gross profit and profit margin

Our gross profit decreased by approximately HK$0.7 million, or 4.5%, from approximately HK$15.4 million for the six months ended March 31, 2024 to HK$14.7 million (US$1.9 million) for the six months ended March 31, 2025. We had a relatively stable profit margin of approximately 85.6% and 84.5% for the six months ended March 31, 2024 and 2025, respectively.

Operating expenses

Our operating expenses consisted of (i) selling and distribution expenses; (ii) general and administrative expenses; and (iii) research and development expenses. The table below sets out our operating expenses for the periods indicated.

	Six months ended March 31,
	2024		2025
	HK$	%	HK$	%
Selling and distribution	6,263,054	60.3	4,903,545	49.9
General and administrative	4,036,357	38.8	4,481,051	45.6
Research and development	94,750	0.9	439,000	4.5
Total operating expenses	10,394,161	100.0	9,823,596	100.0

Our operating expenses decreased by approximately HK$0.6 million, or 5.8% for the six months ended March 31, 2025 compared with the six months ended March 31, 2024. The decrease in operating expenses was mainly due to the decrease in selling and distribution expenses as explained below.

Selling and distribution expenses

Our selling and distribution expenses consist mainly of payroll, commissions and benefits for employees involved in the sales and distribution functions, and advertising and marketing expense. The decrease in selling and distribution expenses of approximately HK$1.4 million was mainly attributable to the decrease in commissions and benefits for employees in the sales and distribution functions for the six months ended March 31, 2025. Such decrease was mainly attributable to the decrease in revenue generated by the salesperson and the corresponding receipt of payment from customers during the six months ended March 31, 2025. Advertising expense was approximately HK$0.5 million and HK$0.4 million (approximately US$47,000) for the six months ended March 31, 2024 and 2025, respectively.

General and administrative expenses

Our general and administrative expenses (“G&A”) consist mainly of payroll for employees involved in general corporate functions, including accounting, finance and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation. Our G&A costs increased from approximately HK$4.0 million for the six months ended March 31, 2024 to HK$4.5 million for the six months ended March 31, 2025. Such increase was mainly attributable to the increase in staff salary due to increase in headcount.

Research and development expenses

Our research and development (“R&D”) expenses include costs directly attributable to the conduct of R&D projects. Our R&D expenses increased by approximately HK$0.3 for the six months ended March 31, 2025 from the six months ended March 31, 2024, which was primarily attributable to the development costs of artificial intelligence-supported functionalities during the six months ended March 31, 2025, which reflected the Company’s strategy of continuously improving the capabilities of its ERP solutions.

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Total other expenses, net

Our total net other expenses mainly comprise interest expense, which was partially offset by government subsidies, investment income from life insurance contract, interest income and other miscellaneous income. Our total net other expenses remained relatively stable at HK$106,165 and HK$84,861 (US$10,881) for the six months ended March 31, 2024 and 2025, respectively.

Government subsidies

For the six months ended March 31, 2025, we did not recognize government subsidies. For the six months ended March 31, 2024, we recognized government subsidies under NITTP of HK$97,665.

Interest expenses

Our interest expenses mainly comprised interest expenses on bank loans and bank overdraft. Such interest expenses decreased from HK$200,189 for the six months ended March 31, 2024 to HK$188,382 (US$24,152) for the six months ended March 31, 2025.

Income tax expense

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries domicile or operate. Income tax expense is mainly the Hong Kong income tax.

For the six months ended March 31, 2024 and 2025, our income tax expense was approximately HK$0.1 million and HK$0.6 million (US$71,289), respectively. Such increase was primarily due to the fact that our income tax was partly offset by utilization of tax losses brought forward for the six months ended March 31, 2024.

Net income

We recorded net income of approximately HK$4.8 million and HK$4.3 million (US$0.5 million) for the six months ended March 31, 2024 and 2025, respectively. The decline in net income was primarily attributable to the increase in income tax expense as discussed above for the six months ended March 31, 2025.

Comparison of Years Ended September 30, 2023 and 2024

The following table sets forth the consolidated results of our operations for FY2023 and FY2024, respectively:

	2023	2024	2024
	HK$	HK$	US$
Revenue - third parties	23,281,483	30,899,875	3,961,523
Revenue - related party	758,346	742,990	95,255
Total revenue	24,039,829	31,642,865	4,056,778
Cost of revenue	5,997,113	5,112,082	655,395
Gross profit	18,042,716	26,530,783	3,401,383

Operating expenses:
Selling and distribution	10,469,889	10,295,607	1,319,950
General and administrative	8,536,672	7,783,019	997,823
Research and development	824,124	823,250	105,545
Total operating expenses	19,830,685	18,901,876	2,423,318

(Loss) income from operations	(1,787,969)	7,628,907	978,065

Other income (expenses):
Government subsidies	21,600	213,922	27,426
Investment (loss) income from life insurance contract	(76,407)	1,300	167
Interest income	1,686	150	19
Interest expense	(324,546)	(387,475)	(49,676)
Other miscellaneous income	3,695	99,378	12,741
Total other expenses, net	(373,972)	(72,725)	(9,323)

(Loss) income before provision for income taxes	(2,161,941)	7,556,182	968,742
Income tax expense	—	(636,516)	(81,605)
Net (loss) income	(2,161,941)	6,919,666	887,137
Less: net loss attributable to non-controlling interests	—	(142)	(18)
Net (loss) income attributable to equity holders of the Company	(2,161,941)	6,919,808	887,155

Net (loss) income	(2,161,941)	6,919,666	887,137
Foreign currency translation adjustment	35,192	(58,123)	(7,452)
Total comprehensive (loss) income	(2,126,749)	6,861,543	879,685

Comprehensive (loss) income attributable to:
Equity holders of the Company	(2,126,749)	6,861,673	879,702
Non-controlling interests	—	(130)	(17)
	(2,126,749)	6,861,543	879,685

Basic and diluted (loss) earnings per ordinary share*	(0.108)	0.346	0.044
Weighted average number of ordinary shares outstanding – basic and diluted*	20,000,000	20,000,000	20,000,000

* Gives retroactive effect to reflect the reorganization in March 2025.

Revenue

During FY2023 and FY2024, we generated our revenue primarily from the provision of (i) cloud-based ERP solutions; and (ii) maintenance and other service. The table below sets out our revenue by product type for the periods indicated.

	FY2023	FY2024	FY2024
	HK$	HK$	US$
Cloud-based ERP solutions	22,093,183	29,766,249	3,816,186
Maintenance and other services	1,946,646	1,876,616	240,592
Total	24,039,829	31,642,865	4,056,778

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Our revenue was mainly from sales of cloud-based ERP solutions, which was approximately 91.9% and 94.1% of our total revenue for FY2023 and FY2024 respectively. Our revenue generated from maintenance and other services remained stable at approximately HK$1.9 million and HK$1.9 million (US$240,592) for FY2023 and FY2024 respectively. For FY2024, our revenue was approximately HK$31.6 million (US$4.1 million), compared to approximately HK$24.0 million for FY2023, an increase of approximately HK$7.6 million or 31.7%. The growth in our revenue was primarily driven by the increase in revenue from the provision of cloud-based ERP solutions, which was approximately HK$7.7 million for FY2024. Such increase was mainly attributable to the higher value per contract during FY2024.

Cost of revenue

Cost of revenue primarily consisted of (i) staff costs; and (ii) subcontracting costs for the provision of cloud-based ERP solutions and maintenance and other services. Our cost of revenue decreased by approximately HK$0.9 million, or 15.0% in FY2024 compared with FY2023. The decrease in cost of revenue was mainly due to the decrease in subcontracting costs for FY2024 as we utilized less technical support and consultancy services from our subcontractors.

Gross profit and profit margin

Our gross profit increased by approximately HK$8.5 million, or 47.2%, from approximately HK$18.0 million for FY2023 to HK$26.5 million (US$3.4 million) for FY2024. Profit margin increased from approximately 77.5% for FY2023 to 85.9% for FY2024. The improvement in profit margin for FY2024 was mainly driven by the combined effect of abovementioned (i) increase in revenue; and (ii) decrease in cost of revenue.

Operating expenses

Our operating expenses consisted of (i) selling and distribution expenses; (ii) G&A expenses; and (iii) R&D expenses. The table below sets out our operating expenses for the years indicated.

	For the years ended September 30,
	2023		2024
	HK$	%	HK$	%
Selling and distribution	10,469,889	52.8	10,295,607	54.5
General and administrative	8,536,672	43.0	7,783,019	41.2
Research and development	824,124	4.2	823,250	4.3
Total operating expenses	19,830,685	100.0	18,901,876	100.0

Our operating expenses decreased by approximately HK$0.9 million, or 4.5% in FY2024 compared with FY2023. The decrease in operating expenses was mainly due to the decrease in general and administrative expenses and selling and distribution expenses.

Selling and distribution expenses

Our selling and distribution expenses consist mainly of payroll, commissions and benefits for employees involved in the sales and distribution functions, and advertising and marketing expense. The decrease in selling and distribution expenses of approximately HK$0.2 million was mainly attributable to the decrease in expenses in relation to advertising and promotion for FY2024. This reduction reflects a shift in our management’s advertising strategies due to the increasingly mature brand image of our Company.

General and administrative expenses

Our G&A expenses consist mainly of payroll for employees involved in general corporate functions, including accounting, finance and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation. Our G&A costs decreased from approximately HK$8.5 million for FY2023 to HK$7.8 million (US$1.0 million) for FY2024. Such decrease was mainly attributable to our cost-control efforts in FY2024 leading to the reductions in (i) business service fees; (ii) cleaning service fees; (iii) sundry expenses; and (iv) repair and maintenance expenses, which was partly offset by the increase in staff salary.

Research and development expenses

Our R&D expenses include costs directly attributable to the conduct of R&D projects. Our R&D expenses remained relatively stable at approximately HK$0.8 million and HK$0.8 million (US$105,545) for FY2023 and FY2024 respectively.

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Total other expenses, net

Our total net other expenses mainly comprise interest expense, life insurance contract loss, which was partially offset by government subsidies, life insurance contract income, interest income and other miscellaneous income. Our total net other expenses decreased from HK$373,972 for FY2023 to HK$72,725 (US$9,323) for FY2024, which was mainly attributable to the increase in government subsidies and other miscellaneous income.

Government subsidies

For FY2023, we recognized government subsidies under ESS of HK$21,600. For FY2024 we recognized government subsidies of HK$213,922 (US$27,426), representing government subsidies under (i) BUD Fund of HKD116,257 (US$14,905); and (ii) NITTP of HKD97,665 (US$12,521).

Interest expenses

Our interest expenses mainly comprised interest expenses on bank borrowings and bank overdraft. Such interest expenses increased from HK$324,546 for FY2023 to HK$387,475 (US$49,676) for FY2024.

Income tax expense

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries domicile or operate. Income tax expense is mainly the Hong Kong income tax.

For FY2023 and FY2024, our income tax expense was nil and approximately HK$0.6 million (US$81,605), respectively. Such increase was primarily attributable to the increase in income before provision for income tax. There was no income tax expenses for FY2023 because we recorded loss before provision for income tax. For FY2024, our income tax was partly offset by utilization of tax losses brought forward.

Net (loss) income

We recorded a net loss of approximately HK$2.2 million for FY2023, while achieving net income of approximately HK$6.9 million (US$0.9 million) for FY2024. Such turnaround from loss to income was primarily attributable to the income from operations of approximately HK$7.6 million driven by (i) increase in gross profit; and (ii) decrease in operating expenses as discussed above.

Liquidity and Capital Resources

We have financed our operations primarily through cash flows from operations and bank loans, if necessary.

As of March 31, 2025, we had cash and cash equivalents of approximately HK$6.1 million (US$0.8 million) and outstanding bank loans of approximately HK$11.2 million (US$1.4 million). The bank loans bore variable interest rates from 2.75% to 6.875%. As of March 31, 2025, our current assets were approximately HK$17.0 million (US$2.2 million), and our current liabilities were approximately HK$17.1 million (US$2.2 million). Current ratio remained stable at approximately 1.0 times and 1.0 times as of September 30, 2024 and March 31, 2025 respectively.

As of September 30, 2024, we had cash and cash equivalents of approximately HK$0.3 million (US$43,945) and outstanding bank loans of approximately HK$7.3 million (US$0.9 million). The bank loans bore variable interest rates from 2.875% to 6.175%. As of September 30, 2024, our current assets were approximately HK$11.9 million (US$1.5 million), and our current liabilities were approximately HK$12.3 million (US$1.6 million). As of September 30, 2023, our current assets were approximately HK$13.2 million, and our current liabilities were approximately HK$19.8 million. Current ratio increased from approximately 0.7 times in FY2023 to 1.0 times in FY2024.

We are exposed to liquidity risk, which is the risk that we will be unable to provide sufficient working capital and liquidity to meet our commitments and operational needs. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. When necessary, we will turn to other financial institutions to obtain short-term funding to meet the liquidity shortage.

In view of the current cash and cash equivalents, funds generated by operating activities and the bank loans, we believe our Company has sufficient resources to meet the working capital needs in the next 12 months from the date the audited financial statements are issued. However, our ability to meet the liquidity and capital requirement will be subject to future economic conditions and other factors which are beyond our control.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We intend to use the net proceeds from this offering in the following manner:

●	approximately 40% for potential investments and/or horizontal acquisition of enterprise management solution providers ;

●	approximately 30% for research and development of our ERP solutions platform;

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●	approximately 20% for sales and marketing activities; and

●	remaining amount for general administration and working capital.

Significant bank borrowings

The following table sets forth a summary of our bank loans as of September 30, 2023 and 2024, and March 31, 2025, respectively:

Bank borrowings,		Interest rate	As of September 30,			As of March 31,
secured:	Maturity date	(p.a.)	2023	2024	2024	2025	2025
			HK$	HK$	US$	HK$	US$
Term Loan 1	August 24, 2029	from 2.75% to 3.625%	712,895	640,674	82,138	634,106	81,296
Term Loan 2	September 22, 2029	from 2.75% to 3.625%	738,081	664,648	85,211	657,970	84,355
Term Loan 3	May 8, 2030	from 2.75% to 3.625%,	874,888	798,888	102,421	791,980	101,536
Term Loan 4	September 8, 2025	from 6.25% to 6.875%,	1,376,654	712,149	91,301	361,616	46,361
Term Loan 5	March 25, 2034	from 2.75% to 3.625%	4,729,345	4,500,075	576,933	4,479,313	574,271
Term Loan 6	March 31, 2026	from 4.0% to 4.375%,	—	—	—	4,252,600	545,205
Total			8,431,862	7,316,434	938,004	11,177,585	1,433,024

In September 2020, we entered into a non-revolving facility with Bank of China (Hong Kong) Limited for general working capital purposes, with the loan limit up to HK$1,178,000 bearing floating interest at 2.5% below Hong Kong Dollars Prime Rate (“HKD Prime Rate”), effective from 2.75% to 3.625%.

In October 2020, we entered into a non-revolving facility with Bank of China (Hong Kong) Limited for general working capital purposes, with the loan limit up to HK$1,178,000 bearing floating interest at 2.5% below HKD Prime Rate, effective from 2.75% to 3.625%.

In June 2021, we entered into a non-revolving facility with Bank of China (Hong Kong) Limited for general working capital purposes, with the loan limit up to HK$1,178,000 bearing floating interest at 2.5% below HKD Prime Rate, effective from 2.75% to 3.625%.

In September 2022, we entered into a non-revolving facility with Bank of China (Hong Kong) Limited for general working capital purposes, with the loan limit up to HK$2,00,000 bearing floating interest at 1% over HKD Prime Rate, effective from 6.25% to 6.875%.

In April 2023, we entered into a non-revolving facility with Bank of China (Hong Kong) Limited for general working capital purposes, with the loan limit up to HK$4,900,000 bearing floating interest at 2.5% below HKD Prime Rate, effective from 2.75% to 3.625%.

The above term loans were denominated in HK$ and secured by (i) personal guarantees given by Ms. Yuk Chun Cathy Wong and (ii) guarantee given by the Hong Kong Government under SME Financing Guarantee Scheme, except for Term Loan 3 which was secured by an additional personal guarantee given by Mr. Kang Kwong Wong, a shareholder of the Company and Mr. Yik Hang Chow, the director of the Company. As of September 30, 2024, we have complied with certain financial covenants pursuant to the facility letter issued by Bank of China (Hong Kong) Limited. All the term loans above contain a repayment on demand clause.

In October 2024, we entered into a non-revolving facility with Shanghai Commercial Bank Limited for general working capital purposes, with the loan limit up to HK$5,000,000 bearing floating interest at 1.5% below HKD Prime Rate, effective from 4.0% to 4.375%.

As of March 31, 2025, the bank loan was denominated in HKD and secured by (i) personal guarantees given by Mr. Kang Kwong Wong, a shareholder of the Company and Mr. Yik Hang Chow, the director of the Company; and (ii) charge on cash deposits of HK$5.0 million held in the name of Mr. Kang Kwong Wong.

As of September 30, 2023 and 2024, and March 31, 2025, the Company had a banking facility of bank overdraft of approximately HK$1.0 million, HK$1.0 million and HK$1.0 million (US$128,205) from the Shanghai Commercial Bank Limited, respectively. The floating interest is at HKD Prime Rate, effective from 5.5% to 6.125%. The bank overdraft is repayable on demand and secured by personal guarantee given by Mr. Kang Kwong Wong, a shareholder of the Company and Mr. Yik Hang Chow, the director of the Company.

During the six months ended March 31, 2024 and 2025, we recorded interest expense on bank loans and bank overdrafts of HK$196,586 and HK$185,756 (US$23,815), respectively. For FY2023 and FY2024, we recorded interest expense on bank loans of HK$324,546 and HK$387,475 (US$49,676), respectively.

Cash Flows

The following table sets forth a summary of our cash flows for the six months ended March 31, 2024 and 2025, respectively:

	2024	2025	2025
	HK$	HK$	US$
Net cash provided by operating activities	163,717	3,771,831	483,568
Net cash provided by investing activities	334,424	2,025,086	259,626
Net cash used in financing activities	(633,453)	(40,968)	(5,253)
Effect of foreign exchange rate on cash	422	(998)	(126)
Net (decrease) increase in cash and cash equivalents	(134,890)	5,754,951	737,813

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Cash provided by operating activities

During the six months ended March 31, 2025, our net cash provided by operating activities was approximately HK$3.8 million (US$0.5 million), which primarily reflected cash inflow from our net income of approximately HK$4.3 million (US$0.5 million) adjusted for (i) net non-cash expenses of approximately HK$0.5 million (US$66,736) including depreciation and amortization, provision for expected credit losses and non-cash lease expense, and (ii) net cash outflow from changes in operating assets and liabilities of approximately HK$1.0 million mainly included (a) decrease in contract liabilities of approximately HK$1.4 million (US$0.2 million); and (b) increase in accounts receivable of approximately HK$1.3 million (US$0.2 million), which were partly offset by cash inflow arising from (a) increase in accrued expenses and other liabilities of approximately HK$1.5 million (US$0.2 million); and (b) increase in taxes payable of approximately HK$0.6 million (US$71,252).

During the six months ended March 31, 2024, our net cash provided by operating activities was HK$163,717, which primarily reflected cash inflow from our net income of approximately HK$4.8 million adjusted for (i) net non-cash expenses of approximately HK$1.0 million including depreciation and amortization, investment income from investment in life insurance contract, provision for expected credit losses and non-cash lease expense, and (ii) net cash outflow from changes in operating assets and liabilities of approximately HK$5.7 million mainly included (a) decrease in contract liabilities of approximately HK$4.7 million; (b) increase in accounts receivable of approximately HK$2.3 million, which were partly offset by cash inflow arising from (a) increase in accrued expenses and other liabilities of approximately HK$1.6 million; and (b) decrease in due from related party of approximately HK$0.9 million.

Cash provided by investing activities

Net cash provided by investing activities for the six months ended March 31, 2025 was approximately HK$2.0 million (US$0.1 million), which was the repayment from related parties of approximately HK$2.0 million (US$259,626).

Net cash provided by investing activities for the six months ended March 31, 2024 was approximately HK$0.3 million, which was payment from a cancellation of a life insurance policy of approximately HK$0.5 million, partly offset by advance to related parties of approximately HK$0.1 million.

Cash used in financing activities

For the six months ended March 31, 2025, net cash used in financing activities was HK$40,968 (US$5,253), mainly consisted of payment of offering cost of approximately HK$4.0 million (US$518,693) and repayments of bank loans of approximately HK$0.4 million (US$50,186), partly offset by proceeds from bank loans of approximately HK$4.3 million (US$0.5 million).

For the six months ended March 31, 2024, net cash used in financing activities was HK$0.6 million, mainly consisted of repayments of bank loans of approximately HK$0.7 million, which were partially offset by change in bank overdraft of approximately HK$0.1 million.

Cash Flows

The following table sets forth a summary of our cash flows for FY2023 and FY2024, respectively:

	2023	2024	2024
	HK$	HK$	US$
Net cash provided by operating activities	2,234,142	1,896,154	243,097
Net cash used in investing activities	(5,999,792)	(674,383)	(86,460)
Net cash provided by (used in) financing activities	2,977,164	(1,199,756)	(153,815)
Effect of foreign exchange rate on cash	(856)	1,537	197
Net (decrease) increase in cash and cash equivalents	(789,343)	23,552	3,019

Cash provided by operating activities

In FY2024, our net cash provided by operating activities was approximately HK$1.9 million (US$0.2 million), which primarily reflected cash inflow from our net income of approximately HK$6.9 million (US$0.9 million) adjusted for (i) net non-cash expenses of approximately HK$0.7 million (US$93,360) including depreciation and amortization, investment loss (income) from investment in a life insurance contract, provision for expected credit losses and non-cash lease expense, and (ii) net cash outflow from changes in operating assets and liabilities of approximately HK$5.8 million mainly included (a) decrease in contract liabilities of approximately HK$6.5 million (US$0.8 million); (b) decrease in accounts payable of approximately HK$0.9 million (US$0.1 million); and (c) increase in prepaid expenses and other assets of approximately HK$0.8 million (US$0.1 million), which were partly offset by cash inflow arising from (a) decrease in amount due from a related party of approximately HK$1.1 million (US0.1 million); and (b) increase in taxes payable of approximately HK$1.0 million (US$0.1 million).

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In FY2023, our net cash provided by operating activities was HK$2.2 million, which primarily reflected cash outflow from our net loss of approximately HK$2.2 million adjusted for (i) net non-cash expenses of approximately HK$0.9 million including depreciation and amortization, investment loss (income) from investment in a life insurance contract, loss on disposal of property and equipment, provision for expected credit losses and non-cash lease expense, and (ii) net cash inflow from changes in operating assets and liabilities of approximately HK$3.5 million mainly included (a) decrease in accounts receivable of approximately HK$4.8 million; (b) increase in contract liabilities of approximately HK$3.8 million, which were partly offset by cash outflow arising from decrease in accrued expenses and other liabilities of approximately HK$5.1 million.

Cash used in by investing activities

Net cash used in investing activities for FY2024 was approximately HK$0.7 million (US$0.1 million), which mainly was the advance to related parties of approximately HK$1.2 million (US$0.2 million), which was partly offset by the cash from withdrawal of a life insurance policy of approximately HK$0.5 million (US$60,911).

Net cash used in investing activities for FY2023 was approximately HK$6.0 million, which mainly was (i) advance to related parties of approximately HK$4.9 million; (ii) cash payments for purchase of property and equipment of approximately HK$0.6 million; and (iii) cash payment for purchase of a life insurance policy of approximately HK$0.6 million.

Cash provided by (used in) financing activities

For FY2024, net cash used in financing activities was HK$1.2 million (US$0.2 million), mainly consisted of repayments of bank loans of approximately HK$1.1 million (US$0.1 million).

For FY2023, net cash provided by financing activities was HK$3.0 million, mainly consisted of proceeds from bank loans of approximately HK$4.9 million, which were partially offset by (i) repayments of bank loans of approximately HK$1.2 million; and (ii) repayment to related parties of approximately HK$0.7 million.

Off-Balance Sheet Arrangements

We had not entered any material off-balance sheet transactions and arrangements during the six months ended March 31, 2024 and 2025, FY2023 and FY2024.

Contractual obligations

The following table summarizes our contractual obligations as of March 31, 2025:

	Payment due by period
	Less than 1 year	1 to 3 years	More than 3 years	Total
	HK$	HK$	HK$	HK$
Bank loans	11,177,585	—	—	11,177,585
Bank overdraft	942,151	—	—	942,151
Lease obligation	103,821	—	—	103,821
Total	12,223,557	—	—	12,223,557

The following table summarizes our contractual obligations as of September 30, 2024:

	Payment due by period
	Less than 1 year	1 to 3 years	More than 3 years	Total
	HK$	HK$	HK$	HK$
Bank loans	7,316,434	—	—	7,316,434
Bank overdraft	798,467	—	—	798,467
Lease obligation	182,626	15,500	—	198,126
Total	8,297,527	15,500	—	8,313,027

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements (“CFS”) in conformity with accounting principles generally accepted in the U.S. of America (“U.S. GAAP”) requires our management to make certain estimates and assumptions that affect the amounts reported and disclosed in the CFS and related notes. Our critical accounting policies include the revenue recognition and allowance for expected credit losses. Our critical accounting estimates include allowance for expected credit losses related to accounts receivable. Actual amounts could differ from those estimates. Our significant accounting policies are more fully described in Note 2 – Summary of Significant Accounting Policies to our CFS.

We identified the following critical accounting policies and estimates that are most important to the portrayal of the financial condition and results of operations and that require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about matters that are inherently uncertain.

Revenue recognition

The policy is considered critical because (i) revenue is the primary source of income and is important to the Company’s financial results and (ii) the ERP solutions and maintenance services often involve complex contract terms and multiple performance obligations, requiring management judgment in identifying performance obligations and allocating transaction prices, particularly for bundled contracts.

Allowance for expected credit losses

The policy and estimate are critical because (i) the allowance is material to the consolidated financial statements and (ii) it involves subjectivity in estimating lifetime expected credit losses, which requires significant judgment in selecting default rates and forward-looking adjustments.

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INDUSTRY OVERVIEW

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“MIGO”) and commissioned by ECST Holdings. All information and data presented in this section is derived from MIGO’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Enterprise Resources Planning (ERP) Solution Consulting Services

ERP consulting services are professional offerings designed to help businesses implement, optimize, and manage ERP systems tailored to their unique operational needs and strategic goals. These services begin with a comprehensive assessment of the organization’s current processes, identifying inefficiencies and specific requirements. Consultants then guide businesses in selecting the most suitable ERP software, customizing it to address workflows, and integrating core modules such as Customer Relationship Management (CRM), Sales Management of Point of Sales (POS), Office Automation (OA), Project Management, Product Management, Purchase Management, Financial Management, Inventory Management, Accounting Management, Assignment Management Manufacturing Management and Service Management. They oversee the seamless deployment of the system, manage data migration with accuracy and security, and refine processes to maximize efficiency through automation. Additionally, ERP consultants provide training and ongoing support to ensure employees can effectively use the system while addressing technical issues and ensuring compliance with regulatory standards.

CUSTOMER WEB PORTAL
PURCHASING
CRM & SALES
ERP
ENTERPRISE RESOURCE PLANNING
MANUFACTURING
DISTRIBUTION
FINANCE
DASHBOARDS
TIME & PROJECTS

Source: Migo

By leveraging ERP consulting services, businesses can achieve significant operational improvements, including enhanced decision-making through real-time analytics, reduced costs through automation, and improved collaboration across departments. Consultants also assist with system upgrades to keep the ERP solution scalable and future-ready as the business evolves. With robust security measures in place to protect sensitive data, ERP consulting services enable organizations to streamline operations, drive efficiency, and achieve long-term growth through tailored, secure, and optimized ERP systems.

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Overview of the Innovation and Technology Industry in Hong Kong

Hong Kong has firmly established itself as a strategic business hub and a dynamic technology marketplace, driven by its integration into a vibrant research ecosystem and its focus on four key sectors: Artificial Intelligence (AI), Financial Technologies (FinTech), Biotechnology, and Smart City initiatives. The Shenzhen-Hong Kong-Guangzhou science and technology cluster, ranked 18th globally in the 2024 Global Innovation Index, highlights the region’s collaborative strength in innovation. Hong Kong’s competitive advantages—including its robust legal system, world-class intellectual property protection, advanced technological infrastructure, and strong R&D capabilities—are further amplified by its role in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA), positioning the city as a gateway for international companies accessing Asia and mainland enterprises expanding globally. Demonstrating its digital prowess, Hong Kong rose to seventh globally in the 2024 World Digital Competitiveness Ranking (WDCR), a three-place improvement from the previous year. With ongoing government support, strategic investments, and a forward-looking vision, Hong Kong is poised to solidify its status as a regional and global leader in innovation and technology.

Global Rankings	2020	2021	2022	2023	2024
Global Innovation Index	11/131	14/132	14/132	17/132	18/133
IMD Digital Competitiveness	5/63	2/64	9/63	10/64	7/64

Source: Global Innovation Index Reports; IMD World Competitiveness Centre, Migo

To foster innovation, Hong Kong has implemented a range of initiatives through its universities, Cyberport, and the Hong Kong Science and Technology Parks (HKSTP). Cyberport, a government-owned business incubation community, hosts over 1,800 start-ups and technology companies, while HKSTP serves as a hub for cutting-edge research and development. The city has also seen significant funding rounds for start-ups, particularly those achieving “unicorn” status, underscoring its commitment to nurturing a vibrant tech ecosystem. With these efforts, Hong Kong is poised to reach a tipping point in its technology sector, paving the way for accelerated growth and solidifying its role as a global leader in innovation and technology.

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Market Overview

According to the Census and Statistics Department of Hong Kong, the information service sector has demonstrated significant growth from 2019 to 2023. The business receipts value of the sector increased from HK$64,658 million in 2019 to HK$86,899 million in 2023, respectfully a CAGR of 7.8%. During the same period, the industry value added rose by 7.4% to reach HK$42,684 million in 2023. Additionally, the sector comprised 7,643 establishments and employed approximately 52,370 persons from 2019 to 7,967 establishments employing 53,056 persons in 2023, reflecting its robust growth and substantial contribution to Hong Kong’s economy. The following chart illustrates the business receipts value and the industry value added in the information service sector from 2019 to 2023.

As of December 2024

Source: Census and Statistics Department of Hong Kong, Migo

Government’s Initiatives in Hong Kong

The Hong Kong government has made significant investments in developing its IT infrastructure and fostering innovation through various incentive programs. Key organizations such as the Innovation and Technology Fund (ITF), the Office of the Government Chief Information Officer (OGCIO), and the Hong Kong Productivity Council (HKPC) play pivotal roles in supporting enterprises. As of May 2023, the ITF has approved 1,600 applications, allocating over HK$6.4 billion in funding to drive technological advancements. These initiatives underscore the government’s commitment to positioning Hong Kong as a leading hub for innovation and technology.

The digital infrastructure of AI Supercomputing Centre

Adequate computing infrastructure is critical for advancing scientific research and an AI industries in Hong Kong. In line with the 2023-24 Budget, the government is conducting a feasibility study for the development of an AI Supercomputing Centre, which is expected to be completed in 2023-24. This initiative aims to provide the necessary computational power to support AI research and applications, further solidifying Hong Kong’s role in the global AI landscape.

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AI and Data Industry Development Hub”

The 2023 Policy Address highlights the establishment of a Digital Policy Office to accelerate the construction of a high-performance computing data center, slated for completion in 2024-25. This initiative is part of the government’s broader vision to transform Hong Kong into an “AI and Data Industry Development Hub”. Already, AI technology is being integrated into public services, and Hong Kong is home to 14 cross-industry AI research laboratories. Additionally, three local universities rank among the world’s top 30 for AI-related subjects and research, showcasing the city’s academic and research excellence.

The 2023 Policy Address highlights the establishment of a Digital Policy Office to accelerate the construction of a high-performance computing data center, slated for completion in 2024-25. This initiative is part of the government’s broader vision to transform Hong Kong into an “AI and Data Industry Development Hub”. Already, AI technology is being integrated into public services, and Hong Kong is home to 14 cross-industry AI research laboratories. Additionally, three local universities rank among the world’s top 30 for AI-related subjects and research, showcasing the city’s academic and research excellence.

The rapid development of next-generation technologies such as the internet, big data, cloud computing, and digital transformation is driving the growth of data solutions. AI applications have become a core pillar of qualitative economic development, with solutions like ERP, CRM, OA, PM, and Inventory IM playing a transformative role. These advancements are not only enhancing operational efficiency but also serving as a critical engine for the development of SMEs, positioning Hong Kong’s digital economy for sustained growth.

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Market Overview of Cloud-base ERP System in Hong Kong

The adoption of cloud-based Enterprise Resource Planning (ERP) systems in Hong Kong has seen significant growth, driven by the city’s advanced digital infrastructure and the increasing demand for scalable, cost-effective business solutions. Small and medium-sized enterprises (SMEs) are at the forefront of this trend, as they seek affordable and flexible tools to streamline operations, improve efficiency, and compete in a dynamic market. Cloud ERP systems are particularly appealing to SMEs due to their lower upfront costs, ease of implementation, and ability to scale as businesses grow. Industries such as finance, logistics, retail, and manufacturing are leading the charge, with SMEs recognizing the transformative potential of cloud ERP in enhancing productivity and decision-making through real-time data analytics. Hong Kong’s robust internet connectivity and strong emphasis on cybersecurity further support the adoption of these systems, making it an ideal environment for cloud-based solutions.

The demand for cloud ERP systems among SMEs is also being fueled by the broader trend of digital transformation and the need to remain competitive in a rapidly evolving economy. Cloud ERP providers are responding by offering tailored solutions that cater to the unique needs of SMEs, including multi-language support, compliance with local regulations, and seamless integration with existing tools. Additionally, the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) initiative is creating new opportunities for SMEs to adopt cloud ERP systems, as they seek to optimize cross-border operations and capitalize on the region’s economic integration. With the government’s push for smart city development and the increasing availability of affordable cloud solutions, the cloud-based ERP solution market in Hong Kong is poised for sustained growth, enabling SMEs to achieve greater scalability, flexibility, and long-term success.

Market Size

According to Migo, the market size of the ERP solution market in Hong Kong has grown at a CAGR of 4.9% from HK$1,041 million in 2019 to HK$1,237 million in 2024, and is expected to further grow at a YoY grow of 5.7% to HK$1,308 million in 2025. The following chart shows the revenue of ERP solution in Hong Kong from 2019 to estimated year of 2025.

Revenue of ERP solution in Hong Kong (2019-2025e)
million (HK$)
6,000
5,000
4,000
3,000
2,000
1,000
0
4,150
4,068
4,200
4,187
4,571
4,930
5,214
2019
2020
2021
2022
2023
2024
2025e

Source: Migo

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Growth Drivers

The ERP solution market is being shaped by the increasing adoption of Data Solutions as a Service (DSaaS) and cloud-based modules as a service, which enable instant model updates to align with strategic business operations. These advancements empower enterprises to track critical resources such as cash, raw materials, production capacity, and business commitments, including e-commerce orders, procurement, and inventory. The integration of AI-driven ERP solutions is becoming a key competitive differentiator, as businesses seek to optimize operations and enhance efficiency.

Government Funding Support

The Hong Kong SAR Government’s ITF has been instrumental in driving innovation. By the end of 2023, the ITF had supported 66,006 projects, with total approved funding exceeding HK$39.8 billion. These projects span various sectors, including foundation industries (24.1%), information technology (21.8%), electrical and electronics (20.3%), and biotechnology (15.3%). This funding has significantly contributed to the growth of the ERP solution market and related technologies.

Mainland and International Collaboration

Hong Kong’s strong ties with mainland China and international markets position it as a bridge for technological collaboration. The city is home to 16 State Key Laboratories and six Hong Kong branches of the Chinese National Engineering Research Centers, managed by publicly funded universities and research institutions. These collaborations enhance Hong Kong’s role in fostering innovation and technology transfer, particularly in the ERP and AI sectors.

Growth in the adoption of autonomous AI

The adoption of autonomous AI is accelerating, driven by advancements in algorithms, machine learning, and natural language processing. These systems offer improved accuracy, reliability, and cost savings, making them attractive across industries such as healthcare, finance, manufacturing, education, and retail. As technology evolves and more industries recognize its benefits, the AI market is poised for significant expansion, fostering innovation and creating new opportunities.

Market Trends

Adoption of cloud-based solutions

The shift toward cloud-based ERP systems is a dominant trend, driven by their lower upfront costs, scalability, and accessibility from anywhere with an internet connection. These systems eliminate the need for expensive on-premise infrastructure, making them particularly appealing to SMEs. Cloud-based ERP solutions also offer automatic updates, enhanced security, and seamless integration with other cloud-based tools, enabling businesses to stay agile and competitive.

Demand for mobile-friendly ERP solutions

The rise of remote work and mobile device usage has increased demand for mobile-friendly ERP solutions. Cloud-based ERP systems are inherently designed for mobile accessibility, allowing employees to access critical business information on smartphones and tablets. This ensures connectivity and productivity on the go, further driving the adoption of cloud ERP.

Local special circumstances

Hong Kong’s highly competitive business environment and its role as a gateway to mainland China have created a demand for ERP solution that supports cross-border operations and complies with mainland China regulations. This unique position drives the need for advanced ERP solutions tailored to local and regional requirements.

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Competitive Landscape

According to Migo, the data solution consulting services industry in Hong Kong is highly competitive, driven by rapid technological advancements and continuously evolving industry standards. The market caters to a wide range of budgets, with a diverse mix of local and international players offering specialized services tailored to meet the varying needs of clients. Key global players, including U.S.-based giants such as SAP, Oracle, Odoo, Microsoft Dynamic 365, Epicor, Intuit, NetSuite, and Sage Intacct, dominate the landscape by providing comprehensive, enterprise-grade solutions. These companies leverage their extensive resources, established brand reputations, and cutting-edge technologies to maintain a competitive edge.

Local and regional firms, on the other hand, compete by offering niche expertise, personalized services, and cost-effective solutions that cater to the unique requirements of Hong Kong’s SMEs market. This dual presence of global and local players creates a highly competitive environment, driving innovation and pushing companies to differentiate themselves through value-added services, customer-centric approaches, and adaptability to emerging trends.

Democratization of AI in Cloud ERP

As AI integrates deeper into ERP systems, its proactive adoption is becoming a competitive edge for businesses. The emergence of user-friendly AI tools enables organizations to leverage AI within their ERP systems without requiring deep technical expertise. By investing in data management, training, security, and integration, businesses can unlock the full potential of AI-powered ERP systems.

Challenges

Ensuring Data Security and Privacy in cloud ERP

Ensuring data security and privacy remains a critical challenge for cloud-based ERP systems. While cloud providers offer robust security measures, businesses must still address concerns about data breaches, unauthorized access, and compliance with regulatory standards.

Integration and Compatibility Issues

Integrating AI with existing ERP systems presents technical challenges, including ensuring compatibility with legacy infrastructure and third-party applications. Businesses must navigate these complexities without disrupting operations, requiring meticulous planning and expertise.

Bias and inaccurate generated output

Issues related to bias and inaccurate AI-generated output pose significant risks, particularly in sensitive sectors like healthcare, law enforcement, and hiring. Addressing these challenges requires ongoing efforts to improve data quality, mitigate bias, and enhance the transparency and accuracy of AI systems.

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Entry Barriers

Technology innovation capability

Developing full-stack technology capabilities, including software-defined computing power, algorithms, and solutions, is critical for staying competitive. Players must continuously innovate to address the diverse needs of emerging application scenarios.

Computing infrastructure for Cloud ERP

The need for massive computing infrastructure to process data and train high-performance AI models creates a significant barrier for new entrants. Cloud-based ERP systems alleviate some of these challenges by offering scalable infrastructure as a service, but heavy investments in customization and integration are still required.

Talent Acquisition and Retention

As of 2022, Hong Kong is home to approximately 112,425 ICT (Information and communications technology) professionals, with 42% specializing in software development and R&D. In the fast-paced ERP and AI sectors, particularly in the development and maintenance of cloud-based solutions, attracting and retaining skilled talent is critical for sustained success. To address this demand, education and training in information technology (IT) play a pivotal role in equipping individuals with the necessary skills to support ICT development and application. Between the 2017/18 and 2022/23 academic years, the Hong Kong University Grants Committee-funded IT programs produced an average of around 2,700 graduates annually, contributing to the local talent pool and fostering innovation in the industry.

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BUSINESS

Overview

We are a provider of cloud-based enterprise management solutions in Hong Kong. Since our founding in 2012, we have been utilizing our deep industry expertise and technological know-hows to develop and provide a universal, integrated, comprehensive, all-in-one platform of cloud-based ERP solutions with tailored applications, that enables customers to fully manage critical aspects of business operations in a unified platform. Our keen observations have revealed a prevalent reliance among enterprises on cumbersome processes and disparate management software systems, hindering operational efficiency and growth. In aiding these enterprises in transitioning towards digital, modernized and integrated ERP solutions, our all-in-one cloud-based ERP solutions platform serves as a gateway to streamlined operations, effective decision making, and exploration of new business opportunities.

Our versatile cloud-based ERP solutions platform, bolstered by advanced technology, is meticulously crafted to support businesses across a wide range of industries, sizes and operational complexities. With a diverse portfolio of management modules and bespoke applications in an integrated and unified online platform, we offer our customers the flexibility to scale their operations and customize solutions to suit their unique business requirements. We target enterprises in Hong Kong with outdated and disparate software systems seeking to improve their operational efficiency, which span across different industries, including trading, retail, service, construction, logistics, manufacturing, e-commerce, restaurants and other local businesses. We generate our revenue primarily from the provision of (i) cloud-based ERP solutions; and (ii) maintenance and other services. The table below sets out our revenue by product types for the years indicated.

	For the six months ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Cloud-based ERP solutions	17,144,151	95.1	15,170,343	1,944,916	87.0
Maintenance and other services	883,701	4.9	2,261,141	289,890	13.0
Total	18,027,852	100.0	17,431,484	2,234,806	100.0

	For the years ended September 30,
	2023		2024
	HK$	%	HK$	US$	%
Cloud-based ERP solutions	22,093,183	91.9	29,766,249	3,816,186	94.1
Maintenance and other services	1,946,646	8.1	1,876,616	240,592	5.9
Total	24,039,829	100.0	31,642,865	4,056,778	100.0

Our ERP solutions and services

Our multifunctional cloud-based ERP solutions platform is crafted to offer customers a one-stop platform to optimize operational processes and manage essential business functions. Once customers partner with us, they can obtain a perpetual license for our ERP solutions, complemented by the option of cloud storage. Our customers will have the capacity to automate their business functions across all departments of an enterprise, including sales, marketing, servicing, finance, accounting, inventory, manufacturing, purchasing and human resources, which allows authorized users to transact business on the same platform. Each user can access the data and management functionalities through a role-based user interface crafted to deliver appropriate information and functionality specific to their position. The key features of our cloud-based ERP solutions platform are as follows:

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Multifunctionality with 11 management modules

Our ERP solutions platform encompasses 11 management modules for catering customer relationship, sales, promotion, product, purchasing, financial, human resource, inventory, accounting, assignment, manufacturing, and services. Our customers have the flexibility to choose and use multiple management modules simultaneously, customized to their unique requirements. The key functions of each module are described below.

Customer Relationship Management

Facilitating communication and teamwork throughout the organization, our platform acts as a central hub for storing and monitoring customer data, encompassing contact information, communication records, transactions, and preferences of customers. This tool enables users to establish and modify customer profiles, monitor interactions, and uphold precise records. With information synchronization in real time across different devices, the users can excel customer related tasks, including checking customer information and following up on customer situations to capture sales opportunities anytime and anywhere.

Sales Management

We offer a comprehensive array of sales management tools across online, retail, and wholesale channels, which enable our customers to monitor their sales targets, arrange their sales workforce, and accurately determine performance bonus to their sales team. For online sales, users can benefit from custom pricing, online quoting and transparent order tracking. For retail, we offer a sophisticated point of sale (“POS”) facilitating swift invoicing, seamless payment processing, and real-time inventory synchronization. On the wholesale side, our customers can leverage advanced tools for quoting, contracting, and invoicing.

Promotion Management

We offer essential tools for elevating marketing strategies, enhancing product visibility across platforms, and fostering business interactions among enterprises. Our website management function streamlines the centralized control of product and service data, which empowers our customers to enhance market reach and engage with customers more efficiently. With a range of templates available for customizable website designs, our customers can also effortlessly establish their brand style and effectively showcase products.

Product Management

We offer thorough management of product launch from product design to post-sale commission calculation. This module visualizes and organizes the key milestones for users to keep track of progress. Effectively integrating all product related information across different operational functions by our integrated ERP solutions platform, the management of our customers will be provided with a comprehensive management review to monitor their product development and evaluation holistically. This improves operational efficiency and risk management, thereby facilitating decision making and enhancing the overall performance of their business operations.

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Purchasing Management

This module allows users to oversee their procurement and supply chain operation, especially acting as a bridge between manufacturers, their suppliers and other vendors. Through an effective all-in-one platform, users can integrate procurement information collected to timely adapt procurement plans from the purchase requisition, placing purchase orders, to goods receipt and stocking. Our customers are able to easily monitor and adjust their procurement plans based on their complex business needs, distinct features of various geographic markets and changing market conditions.

Financial Management

Our customers utilize this module to govern and oversee every facet of their financial activities. This module offers features such as planning financial budget, simplifying financial processes, connecting with the POS and accepting different payment methods. By processing real-time data, our customers are provided with insights into budget analysis and review of financial performance, simplifying the understanding of business financial health of the enterprises. Moreover, it also incorporates smart accounting functionalities to boost precision and efficiency in financial transactions.

Human Resource Management

We provide comprehensive solutions for automating human resource-related activities within enterprises. This module encompasses a wide range of functions, including personnel management, statutory reporting, attendance tracking, and payroll management. By leveraging our platform, our customers can streamline the management of human resource operations, enhance efficiency, and focus on strategic employee engagement.

Inventory Management

This module is designed to empower our customers to effectively manage their inventory throughout the supply chain. It contains comprehensive capabilities for the management of raw material, maintenance repair, and operation spares and consumables across the entire business operation. Store managers of our customers can perform stock issue and receipt, loan and return as well as inter-store transfers. Through configuring inventory parameters by this module, users can identify the most important stock-keeping units, rate of usage and individual cost of inventory. The primary goal of this module is to assist our customers to ensure that inventory levels are accurately tracked, maintained at optimal levels, and aligned with the demand.

Accounting Management

Our accounting management function integrates various financial processes into a single and unified platform, which allows customers to maintain accurate accounting records. This integration enhances efficiency, accuracy, and visibility across an enterprise’s financial operations. Our ERP platform supports the generation of comprehensive financial reports, statements and other documents for accounting audit purposes, while our customers are able to review temporary reports in the system before export.

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Assignment Management

Utilizing our cross-device, synchronized, all-in-one platform, all employees of our customers are connected through their mobile devices when logging into the platform. Regardless of their location or working modes, each employee can easily access the job assignment list, record their work hours, share their work progress with colleagues, and complete progress reports for follow-up. The management of our customers can monitor the status of all assignments and projects in real-time, ensuring accountability and responsibility, tracking updates, and making timely, informed decisions.

Manufacturing Management

This module serves as a critical hub within the supply chain for our customers from the manufacturing sector, addressing the intricate interplay between customer demands, production resources, supply chain management and logistics. It offers comprehensive tools to navigate the complexities of production, from online order processing to design drawing, assembly, process management, equipment oversight, factory acceptance and defective product handling. This empowers manufacturers to efficiently manage manufacturing operations, optimize processes, track production costs, ensure quality control, and enhance overall production efficiency.

Services Management

This service management function is universally beneficial for customers involved in or partially engaged in the provision of services. Our customers can synchronize and manage daily work schedules on both mobile devices and desktop computers, seamlessly integrating all operational data for easy and efficient daily business management. This includes scheduling service timetables, arranging service personnel, following up through designated appointments, recording completion instances, tracking service utilization, and handling customer inquiries. Our customers can effectively oversee the occupancy statuses of their services and fulfill upcoming reservations while optimizing the utilization rates of their services.

Industry-specific versions

After years of adaptation and collaboration with our customers, we have configured our ERP solutions platform and pre-built industry-specific versions for selected industries, serving companies in the trading, retail, service and construction sectors. In each version, we offer specialized functionalities to complement our platform’s core offering, which are crafted in response to the latest industry-specific trends and demands. The table below sets out our revenue by customer types for the periods indicated.

	For the six months ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Trading	7,274,326	40.4	1,736,700	222,654	10.0
Retail	3,178,795	17.6	5,466,395	700,820	31.4
Service	2,994,350	16.6	4,749,500	608,910	27.2
Construction	2,556,680	14.2	2,221,448	284,801	12.7
Others*	2,023,701	11.2	3,257,441	417,621	18.7
Total	18,027,852	100.0	17,431,484	2,234,806	100.0

	For the years ended September 30,
	2023		2024
	HK$	%	HK$	US$	%
Trading	12,622,332	52.5	13,279,020	1,702,439	42.0
Retail	3,928,235	16.3	6,995,497	896,859	22.1
Service	2,520,707	10.5	5,019,148	643,480	15.9
Construction	2,502,660	10.4	4,749,604	608,924	15.0
Others*	2,465,895	10.3	1,599,596	205,076	5.1
Total	24,039,829	100.0	31,642,865	4,056,778	100.0

Note: Others include logistics, manufacturing, e-commerce, restaurants and other local businesses.

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Trading-specific version

This trading-specific version is tailored to meet the specialized needs of businesses operating in the trading sector, such as wholesaling, importing and exporting companies. This version offers a comprehensive platform for managing trading operations efficiently and effectively. It provides tools for order processing, integrated logistics management, real-time inventory tracking, allowing users to streamline their operations from procurement to delivery. Additionally, the system includes advanced modules for handling foreign exchange transactions and managing imports and exports. Moreover, it empowers owners, management and staff in trading companies, situated across various locations and time zones, to seamlessly operate ERP platform in real-time. This feature ensures flexibility and accessibility for businesses with diverse operational requirements, facilitating efficient and collaborative working environments regardless of geographical boundaries.

Retail-specific version

We have extended the core applications to include retail-specific operational functionalities, especially the establishment of online POS to meet the growing demand of e-commerce platforms and online shops. This version is highly adaptable, catering to the diverse needs of independent retail stores as well as large retail enterprises. The online POS synchronizes in real-time with the backend management system, all within a single platform, ensuring seamless sharing of information between the front-end POS, back office, and other departments of a business. This synchronized approach allows retail companies to enhance order processing, integrate online marketing channels, simplify inventory management, ultimately boosting overall operational efficiency for enterprises. Furthermore, leveraging the insights gained through collaborations with our retail customers, we will continue to optimize the existing applications and develop additional functions to meet the best market practices.

Service-specific version

This version allows customers to manage their entire client services and business management processes in a multifunctional and integrated platform. To facilitate customer relationship management and deliver highly satisfactory services, it contains unique functionalities to manage membership programs, including the storage of members’ information, recording of membership points, and retrieval of spending records. Based on such information, our customers can introduce exclusive members’ discounts to reward the loyal members for their continuing support. This version also features a user-friendly booking and scheduling system to prevent appointment conflicts and ensure timely delivery of services, which is crucial for handling situations where multiple customers require service at the same time.

Construction-specific version

Aiming to save manpower, time, and costs of our customers, this version is specifically designed to digitizing various manual and cumbersome processes of construction companies. It integrates all operational functions of a construction company and connects clients, contractors, and consultants in a unified platform, serving as a centralized document repository accessible anytime, anywhere. With this cutting-edge feature, all parties involved in the construction project can easily share, review, amend, and submit critical documents such as construction site maps, floor plans, work guides, and safety regulations through their mobile devices. Hence, this ensures that no team member is left out and tracks any changes. It also facilitates comprehensive construction project management covering various stages from pre-construction preparation, planning to project implementation, tracking, control management, coordination, final acceptance, and handover. To enhance the traceability and accountability in execution, it allows our customers to record the daily operations at the construction sites, such as daily inspection checklists and reports attached with supporting on-site photos, videos and follow-up lists.

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Tailored Add-on applications

We also develop tailored add-on applications and supplementary functionalities based on unique requests from our clients, which are generally integrated into our ERP solutions platform but are also available as separate offerings. In response to a multitude of real-life operational challenges encountered by enterprises in Hong Kong, ranging from minor inconveniences to major obstacles, these add-on applications are designed to significantly boost day-to-day operational efficiency and productivity through digitalization and automation. They are crafted to evolve in sync with the latest industry trends, incorporating modern tools and technologies into traditional workflows across various industries. Moreover, they also are tailored to accommodate the changing work preferences of modern people, such as the desire for part-time arrangements and remote work options. The table below sets out some of our tailored add-on applications.

Through ongoing customer engagement and the development of bespoke add-on applications, we are constantly enhancing both our ERP solutions platform. These tailored add-ons will soon be integrated into our ERP solutions platform, significantly boosting its multifunctionality and universality. This expansion will not only enhance our ERP solutions platform’s appeal but also elevate its overall attractiveness to a wider range of users.

Ongoing maintenance and improvement

Our comprehensive ERP solutions platform aims to achieve seamless integration with customers’ databases and original systems, ensuring optimal performance and personalized user experience. With an expert in-house engineering team focused on identifying market trends and enhancing functionalities to meet diverse customer needs, we continuously evolve our ERP solutions. We extend maintenance and enhancement services to optimize our ERP solutions, ensuring uninterrupted business operations and sustained efficiency for our customers. Operating on a dependable cloud-based platform, we collaborate closely with customers, providing ongoing upgrades at minimal cost.

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Our Competitive Strengths

Dedicated and experienced management team

Mr. Yik Hang Chow, 41, our chairman, director and chief executive officer of our Group has over 15 years of managerial experience in IT industry and plays a key management and leadership role in monitoring and evaluating overall business, strategic development and major decision making in our Group. Mr. Chow obtained a higher diploma in Corporate Management from Saint Francis University in 2007. Our management team comprises industry professionals who have been serving our Company for more than 5 years. Leveraging on our expertise in the ERP solution industry, experience and network, we believe that under the leadership of our executive Director and senior management, we are able to stay competitive and capture market opportunities.

We also have an experienced sales team, administration team and engineering team responsible for managing our daily operations, boosting sales, monitoring our internal affairs and handling technical obstacles faced by our customers. Leveraging their respective experience in various industries, we have enhanced our operational efficiency and customer loyalty, which enables us to provide quality services to our customers and capture business opportunities.

Universal, versatile, cross-device and all-in-one cloud-based ERP solutions build for customers from a variety of industries

We dedicate ourselves to building a pivotal resource for enterprises in Hong Kong aiming to achieve operational efficiency and strategic growth. Serving as a gateway to streamlined operations, effective decision making, and exploration of new business opportunities for enterprises across diverse industries, we specialize in offering a universal, versatile, cross-device and all-in-one cloud-based ERP solutions platform. Our cloud-based ERP solutions platform supports seamless implementation, providing multi-modules that span the entire spectrum of operational functions of an enterprise, which enables our customers to manage multiple operational activities on a unified platform. Our customers can seamlessly implement and enhance their workflows, seizing emerging opportunities to drive growth and efficiency within their operations. With a focus on accessibility, our ERP solutions platform is cross-device compatible, offering unified experience across various devices. Moreover, our industry-specific versions are a testament to our dedication to delivering distinctive functionalities that precisely align with the diverse requirements of customers across various industries, enhancing operational effectiveness and driving business success.

Innovative solutions that address practical challenges faced by our clients

Dedicated to revolutionizing operational strategies for enterprises in Hong Kong, we offer innovative solutions that address practical challenges faced by our customers. Upon receiving inquiries regarding operational obstacles from them, we swiftly respond by delivering tailored add-on applications and supplementary functionalities seamlessly integrated into our ERP solutions platform. By harnessing the capabilities of our all-in-one cloud-based ERP solutions platform, which enables the aggregation of operational data, integration of disparate workflows, and real-time data sharing, we are adept at delivering streamlined solutions that simplify diverse operational processes and enhance overall workforce productivity. These bespoke add-on applications, such as unmanned servicing machines for enhanced client interactions, mobile applications for attendance recording for construction workers and assignment of individual jobs, are designed to streamline operations and optimize efficiency. By swiftly deploying these solutions, we empower our clients to overcome operational hurdles efficiently and drive sustained business success.

Robust customer base

We serve a robust customer base across various industries, including trading, retail, service, construction, logistics, manufacturing, e-commerce, restaurants and other local businesses in Hong Kong. As of September 30, 2023 and 2024, and March 31, 2025, we had approximately 304, 332 and 142 customers, respectively. For the past years, we have been constantly offering customers satisfactory services. We treat each of our customers as the unique individual which we closely understand and discover their specific demand for enhancing operational efficiency. Our all-in-one, comprehensive cloud-based ERP solutions platform, along with our profound industry expertise and knowledge of the market, enables us to offer specific functionalities and applications aligned with customers’ preferences and requirements. We utilize our capabilities, combined with our technological know-how and innovative ideas, to solve our customers’ practical challenges with creative tailored applications and to deepen our relationship over time. We believe our user-centric approach and proximity in addressing their ongoing challenges and potential growth, solidifying our bond with customers, fostering a trusted long-term relationship.

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Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

Expand our customer base by further penetrating the ERP solution market in Hong Kong, Asia-Pacific region and Europe

We are keen on further expanding our primary customer base within the local Hong Kong market. Our comprehensive ERP solutions platform is designed to deliver significant value to enterprises across diverse industries in Hong Kong, leveraging our strong brand presence to anticipate substantial growth within this market. Supported by Migo’s report that underscores the increasing market size for ERP solutions in Hong Kong, we are poised to keep track of the latest trend and meet the evolving needs of local enterprises. Our management believes that the increasing demand for ERP solutions to enhance operational efficiency is also evident in the Asia-Pacific region and Europe. Consequently, we plan to enhance our footprint in the European countries and other Asia-Pacific countries, aiming to complete our market expansion within the next three to five years. As of the date of this prospectus, we have not determined the maximum budget for our expansion and may seek external financing to meet our funding needs if the actual capital expenditures and investments exceed our available resources. As of the date of this prospectus, we have not yet identified or entered into any material discussions regarding our next steps in this expansion. This strategic expansion aims to cultivate new partnerships, capture additional market share, and solidify our position as a trusted solution ERP solutions provider in Hong Kong.

Enhance marketing efforts

Establishing new client relationships stands as a pivotal pillar within our overarching growth strategy. Moving forward, we are dedicated to expanding our network within the management and owners of enterprises in Hong Kong, aiming to attract fresh clientele and foster business expansion, recognizing vast untapped opportunities across diverse industry verticals. To facilitate this growth, we are planning to bolster our sales teams and implement targeted marketing campaigns to elevate brand visibility and enhance our market reach. In line with modern marketing trends, we are also harnessing the power of social media platforms such as YouTube, Instagram and Facebook to showcase our ERP solutions platform and illustrate the benefits it offers in enhancing operational efficiency. Through these initiatives, we seek to engage with potential clients and demonstrate the value of our offerings in facilitating their business success.

Enhance the functionalities of our ERP solutions platform

We are dedicated to fortifying the capabilities and performance of our cloud-based ERP solutions platform, ensuring it remains at the forefront of technological advancements. For FY2023 and FY2024, the research and development expenses accounted for approximately HK$0.8 million and HK$0.8 million (US$0.1 million), respectively. We will continue to increase our research and development efforts and devote our resources to further enhance the universal compatibility and multifunctionality of our ERP solutions platform. To keep our competitive edge, we continuously conduct new research and development of new modules and/or applications to keep abreast of the latest developments in diverse industries and cater to ever-changing customer needs. As of the date of this prospectus, our current focus lies in developing and improving the conversational capabilities of our ERP solutions platform. This effort aims to enable seamless centralized management of all employee messaging channels, empowering our customers to align their workflows around meaningful conversations with stakeholders.

Develop business intelligence as an enterprise management solution

We will focus on introducing business intelligence as our forthcoming product, representing the next generation of enterprise management solutions. This innovative offering serves as an artificial intelligence-supported plugin that integrates business intelligence capabilities into our ERP solutions platform. The goal is to streamline enterprise operations by replacing middle-management roles and intricate command structures with unmanned business intelligence solutions, empowering business owners or top management to oversee and manage their entire operations in a streamlined, top-down fashion. Through functionalities encompassing data mining, analysis, and providing actionable insights, our aim is to provide business owners and top management with decision support assistants within our ERP solutions platform that enhance operational efficiency while reducing costs by decreasing reliance on middle-management personnel. We believe that the incorporation of business intelligence into our ERP solutions platform represents a notable advancement in enterprise management solutions poised to become a highly popular management tool, particularly among small businesses. As of the date of this prospectus, we have not decided our approach to develop such an artificial intelligence-supported plugin.

Attract, develop, train, and retain highly skilled professionals

Our success hinges significantly on our capacity to draw in, motivate, and retain skilled professionals. To uphold our expansion, we intend to expand our workforce across engineering, sales and marketing. Upon joining our team, employees undergo an extensive training regimen covering our technologies, market landscape, and product portfolio. We aim to introduce various strategies to both attract and retain experienced mid-level to senior-level staff, such as devising a market-aligned compensation framework and establishing a standardized multi-tier performance assessment system.

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Pursue additional strategic and financially attractive acquisitions

We endeavor to identify, acquire, and integrate businesses that will expand our logistics and warehousing business, while achieving synergies and generating attractive returns that exceed our cost of capital. Using our disciplined approach to screening and evaluating potential opportunities, we intend to seek strategically and financially attractive acquisition targets that provide us with new capabilities. We have significant internal resources dedicated to tracking potential acquisition prospects which are formally reviewed by our management on a regular basis. Since we are a fast-growing ERP solution provider with a wide network of contacts, we believe we will be an acquirer of choice in our industry and will be able to transact with smaller players at attractive valuations. As of the date of this prospectus, we have not yet identified any targets or entered into any material agreements.

Sales and Marketing

We conduct direct sales through our sales team and work diligently with our channel partners to market our ERP solutions. As of March 31, 2025, our direct sales and marketing team consisted of 5 employees, with knowledge about our offerings, technology know-how and professional experience working with local businesses in Hong Kong. Our sales and marketing strategy is designed to strengthen our brand name, increase the number of customers and build customer loyalty. We promote our brand and generate customer leads primarily through referrals, reputation, word-of-mouth, and promotion from our existing customers, as well as online and offline marketing activities. We maintain a company website which introduces our company and showcases our ERP solutions platform. We also promote our offerings through social media and online campaigns, such as Facebook, Instagram, Google and YouTube, by sharing the latest applications, addressing market trends and posting the latest updates to capture potential customers’ attention to our offerings. These marketing efforts allow us to reach both the existing customers and specific prospective customers.

Business Model and Pricing Strategy

For our ERP solutions platform, our customers are generally charged with (i) a one-time access fee to obtain access rights to our cloud-based ERP platform; and (ii) a monthly maintenance fee for continuous use of our maintenance and support services. For tailored add-on applications and supplementary functionalities, we charge our clients individually through arm’s length negotiations by way of variation orders, adjusting fees that consider the distinctiveness, complexity, time, resources required for developing specific applications or functionalities.

Customers

We have proudly served a growing customer base of 304 and 332 enterprises for FY2023 and FY2024, respectively. Our customers span across different industries, including trading, retail, service, construction, logistics, manufacturing, e-commerce, restaurants and other local businesses in Hong Kong. For the six months ended March 31, 2024 and 2025, all of our customers were located in Hong Kong, and none of them accounted for more than 10% of our revenue for the respective period. For FY2023 and FY2024, all of our customers were located in Hong Kong, and none of them accounted for more than 10% of our revenue for FY2023 and FY2024.

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Competition

Our market is highly competitive, fragmented and subject to rapid changes in technology. Many of our potential customers are seeking their first packaged ERP, CRM or e-commerce application and, as such, evaluate a wide range of alternatives during their purchase process. We offer a comprehensive, all-in-one platform of integrated ERP solutions designed to enable enterprise users to manage critical aspects of business operations in a unified platform. We face competition from smaller local software companies, traditional ERP service providers, and multinational software companies. These companies often do not have a complete portfolio of solutions because most businesses regardless of their size desire for integrated ERP solutions instead procuring disparate management software from various vendors. Despite the competition, we believe that our key competitive advantages, as more particularly set out in “Our Competitive Strengths” and “Our Strategies and future plans” have allowed us to strengthen our position as a universal, versatile, cross-device and all-in-one cloud-based ERP solutions service provider.

Employees

We had 20, 24 and 24 full-time employees, and 1, nil and nil part-time employee as of 30 September 2023 and 2024, and March 31, 2025, respectively. The following table sets forth the number of employees of our Company as of September 30, 2023 and 2024, and March 31, 2025 by function:

	As of September 30,		As of March 31,
	2023	2024	2025
Management	1	1	1
Sales and marketing	5	6	5
Administration	3	3	4
Software engineers and developers	9	12	12
Customer service	3	2	2
Total	21	24	24

Service Contract

We generally do not enter into long-term service contracts with the majority of our customers. We have a standard service contract with our customers, setting out the necessary terms, including (i) term of services; (ii) modules and applications to be included in our ERP solutions platform; (iii) price and payment methods; and (iv) key milestones of services to be provided.

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Operation

Our general operational workflow of provision of cloud-based ERP solutions and applications to our customers is as follows:

Stage 1: Engagement and planning

We will arrange a meeting with the customer to understand their business and operational needs once we receive an inquiry.

Stage 2: Trial

If the customer is interested in our offerings, we will prepare a trial account for the customer to access and test the relevant modules and functions of our cloud-based ERP solutions platform.

Stage 3: Implementation and testing

Once the contract has been signed by the customer, we will arrange system implementation, data migration, and multiple testing with the customer.

Stage 4: Delivery of the ERP solutions

Upon delivery, customers may operate our ERP solutions on our cloud-based platform. Alternatively, they may choose to install and run the ERP solutions independently on their own systems or on third-party cloud servers.

Stage 5: Maintenance and enhancement

We also provide ongoing maintenance and enhancement services to the customer, including technical support, bug fixes, minor enhancements, and optional cloud storage. The optional cloud storage includes continuous data hosting and support from our engineering team.

Stage 6: Variation order

If the customer requests a tailored application, we will design, develop and incorporate the new application to our ERP solution platform.

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Suppliers

We engage suppliers including subcontractors, hardware suppliers and cloud service providers to provide the necessary support to our cloud-based ERP solutions platform and business operations. We select our suppliers based on the price, quality of their services, their reliability and their ability to meet our specific requirements. For the six months ended March 31, 2024 and 2025, we had the following suppliers that accounted for more than 10% of our cost of revenue:

	For the six months ended March 31,
	2024		2025
	Amount	%	Amount	%
Major suppliers representing more than 10% of our cost of revenue
Supplier A(1)	1,239,510	47.7	1,150,697	42.7
Supplier B	315,000	12.1	175,000	6.5
Supplier C	311,001	12.0	381,692	14.2
Total	1,865,511	71.8	1,707,389	63.4

For FY2023 and FY2024, we had the following suppliers that accounted for more than 10% of our cost of revenue:

	For the years ended September 30,
	2023		2024
	Amount	%	Amount	%
Major suppliers representing more than 10% of our cost of revenue
Supplier A(1)	2,610,915	43.5	2,505,272	49.0
Supplier B	775,660	12.9	615,000	12.0
Supplier C	655,833	10.9	610,886	11.9
Total	4,042,408	67.3	3,731,158	72.9

Note:

1	Supplier A is a related party of the Company. For further details, please refer to the section of this prospectus entitled “Certain Relationships and Related-Party Transactions”.

Typically, we do not enter into long-term contracts with our suppliers. Our orders with our suppliers are placed on an as-needed basis. We believe we will be able to source subcontracting services, cloud services and hardware at similar or better prices, should that become necessary.

Credit Management

Credit terms to our customers

Generally, we may offer credit terms up to 30 days to our customers. The accounts receivable turnover days are 73 and 57 days for FY2023 and FY2024, respectively.

Technology and Infrastructure

We have established our technology infrastructure on a highly scalable, cloud-based architecture in collaboration with Alibaba Cloud. This advanced technological infrastructure plays a pivotal role in hosting our ERP solutions platform online, ensuring accessibility anytime and anywhere.

Research and Development

The ability to maintain our competitive edge depends in part on our ongoing R&D activities. Our R&D team is responsible for innovation, development, integration, and testing for our new modules, applications and solutions. Currently, our R&D efforts primarily focus on the enhancement of our cloud-based ERP platform to further expand its compatibility and multifunctionality. To keep our competitive edge, we continuously research and develop new modules and applications to keep abreast of the latest developments in technologies and cater to ever-changing customer needs. In the future, we expect R&D expenses to increase as we intend to develop and incorporate business intelligence into enterprise management solutions as our forthcoming product.

Properties

As of the date of this prospectus, we do not own any property and have leased the following properties for our operations:

Property address	Size	Term of lease	Use of the property
Flat B5, 25/F, TML Tower, No. 3 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong	1,765 square feet	June 15, 2025 to June 14, 2027	Office
Flat 1-605A, 6/F, Main Building, Xiabei Comprehensive Building, C Age Nanhai Internet Industrial Park, No. 1 Baoshi West Road, Guicheng Street, Nanhai District, Foshan, Guangdong Province, China	969 square feet	November 1, 2023 to October 31, 2025	Office

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Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We rely primarily on patents, trademarks, copyrights and trade secret laws, as well as confidentiality procedures, to protect our proprietary technologies and processes. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we have registered the following domain names:

Domain name	Registered owner	Registration date	Expiry date
1ecst.com	ECHK	March 28, 2016	March 28, 2027
1ecst.ltd	ECHK	February 27, 2019	February 27, 2026
ec-facial.com	ECHK	December 23, 2020	December 23, 2025
ec-massage.com	ECHK	April 15, 2023	April 15, 2026
ec-fitness.com	ECHK	April 15, 2023	April 15, 2029
ec-outlet.com	ECHK	December 23, 2020	December 23, 2025
ec-eat.com	ECHK	January 22, 2025	January 22, 2026

Legal and Regulatory Compliance

ECHK has obtained its business registration certificate. Save for the business registration certificate, ECHK is not required to obtain any licenses, permits and certificates that are required and material for our business and operations for FY2023 and FY2024, six months ended March 31, 2025 and up to the date of this prospectus. Further, we have complied with all material aspects with the relevant laws and regulations and there was no incident which constitutes non-compliance with the relevant laws or regulations during FY2023 and FY2024, six months ended March 31, 2025 and up to the date of this prospectus.

Confidentiality and protection of personal data

We recognize the importance of keeping the personal information of our customers with strict confidence. As our cloud-based ERP solutions platform is transacting extensively with our customers online on a daily basis, we are exposed to cybersecurity risks in our operations. Sufficient maintenance, storage and protection of the data of our customers and other related information are critical to our business and we have adopted comprehensive policies for the collection, processing and usage of the relevant data. In addition, we have formulated internal control procedures for personal data protection. Personal information is maintained in our systems, and only a limited number of our employees are authorized with different levels of rights of access to the system allowing them to access a designated scope of personal data of our customers commensurate with their respective duties on a need-to-know basis. We believe that we have applied adequate measures to safeguard the privacy of our customers’ personal information.

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Insurance

We maintain employees’ compensation insurance for its employees in accordance with the laws and regulations in Hong Kong. As of the date of this prospectus, we have maintained the key insurance policies in relation to employees’ compensation and office insurance for our employees that include work injury under the regulatory requirements in Hong Kong.

We consider our insurance policies to be adequate and in line with the industry standard. As of the date of this prospectus and during FY2023 and FY2024, we have not been subject to nor received any insurance claims.

Seasonality

We have not experienced, and do not expect to experience, any seasonal fluctuations in the results of operations for our ERP solutions business.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

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REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in Hong Kong.

Laws and Regulations in Hong Kong

Business Registration

Business Registration Ordinance

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

ECHK has obtained a valid business registration certificate and it has not been refused by the Inland Revenue Department for its applications for renewal of the business registration certificate.

Sale of Goods and Supply of Services

Sale of Goods Ordinance

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) aims to codify the law relating to the sale of goods provides that:

(a)	under section 15, where there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description;

(b)	under section 16, where a seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (i) as regards defects specifically drawn to the buyer’s attention before the contract is made; or (ii) if the buyer examines the goods before the contract is made, as regards defects which examination ought to reveal; or (iii) if the contract is a contract for sale by sample, as regards defects which would have been apparent on a reasonable examination of the sample; and

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(c)	under section 17, where there is a contract for sale by sample, there are implied conditions that (i) the bulk shall correspond with the sample in quality, (ii) the buyer shall have a reasonable opportunity of comparing the bulk with the sample, and (iii) the goods shall be free from any defects, rendering them unmerchantable, which would not be apparent on reasonable examination of the sample.

Where any right, duty or liability arises under a contract of sale of goods by implication of law, it may (subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)) be negatived or varied by express agreement, or by course of dealings between the parties, or by usage if the usage is such as to bind both parties to the contract.

Supply of Services (Implied Terms) Ordinance

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) which aims to consolidate and amend the laws with respect to the terms to be implied in contract for the supply of services (including a contract for the supply of a service whether or not the goods are also transferred or to be transferred or bailed or to be bailed by way of hire), provides that:

(a)	where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)	where the supplier is acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for the supply of a service who deals as consumer, the supplier cannot, by reference to any contract term, exclude or restrict any of his liability arising under the contract by virtue of the Supply of Services (Implied Terms) Ordinance. Otherwise, where a right, duty or liability would arise under a contract for the supply of a service by virtue of the Supply of Services (Implied Terms) Ordinance, it may (subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)) be negatived or varied by express agreement or by the course of dealing between the parties or by such usage that binds both parties to the contract.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the Sale of Goods Ordinance and the Control of Exemption Clauses Ordinance.

Taxation

Inland Revenue Ordinance

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”) regulates taxes on property, earnings and profits in Hong Kong. The IRO provides that every person including corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the date of this prospectus, the standard profits tax rate for corporations is at 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the IRO.

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Employment

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

The Employment Ordinance provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the Employment Ordinance, any employer who wilfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the Employment Ordinance provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who wilfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the Employment Ordinance.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

The amount to be contributed and/or deducted by an employer for a contribution period is in the case of a casual employee who is a member of an industry scheme, an amount determined by reference to a scale specified in an order made in accordance with the MPFSO.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the MPFSO.

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Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees respectively in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease or dies from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labor of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the ECO.

Minimum Wage Ordinance

The prescribed minimum hourly wage rate (currently set at HK$42.1 per hour) for every employee is govern by the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the MWO.

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Under the OSHO, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by:

(a)	providing and maintaining plant and systems of work that are safe and without risks to health;

(b)	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances as regards any workplace under the employer’s control;

(c)	providing all necessary information, instructions, training and supervision to the employee to ensure the safety and health at work;

(d)	providing and maintaining means of access to and egress from the workplace that are safe and without any risks to health; and

(e)	providing and maintaining a working environment for the employees that is safe and without risks to health.

An employer who fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 or on conviction on indictment to a fine of HK$10,000,000. An employer who intentionally knowingly or recklessly fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months or on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

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The Commissioner for Labor may by virtue of section 9(1) of the OSHO issue an improvement notice against non-compliance of the OSHO. The Commissioner for Labor may also by virtue of section 10(1) of the OSHO issue a suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. An employer who fails to comply with an improvement notice without reasonable excuse commits an offence punishable by a fine of HK$400,000 and imprisonment for 12 months. An employer who contravenes a suspension notice without reasonable excuse commits an offence punishable by a fine of HK$1,000,000 and imprisonment for 12 months.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the OSHO.

Intellectual Property

Copyright Ordinance

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) protects recognized categories of literary, dramatic, musical and artistic work, as well as sound recordings, films, broadcasts and cable programs, and typographical arrangement of published editions. Certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner would constitute “primary infringement” of copyright which does not require knowledge of infringement.

According to the Copyright Ordinance, a person may incur civil liability for “second infringement” if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. Nevertheless, the person will only be liable if, at the time he committed the act he knew or had reason to believe that he was dealing with infringing copies. Section 31 of the Copyright Ordinance provides that the copyright in a work is infringed by a person, who, without the licence of the copyright owner, amongst others, possesses for the purpose of or in the course of any trade or business or sells or lets for hire, or offers or exposes for sale or hire a copy of a work which his, and which he knows or had reason to believe to be, an infringing copy of the work.

The Copyright Ordinance also imposes criminal liability under section 118 which provides that a person commits an offence if he, without the consent of the copyright owner of a copyright work, makes for sale or hire an infringing copy of the work or possesses an infringing copy of the work with a view to its being, among other, sold or let for hire by any person for the purpose of or in the course of that trade or business. Section 119A of the Copyright Ordinance provides that when a person, for the purpose of or in the course of a copying service business, possesses a reprographic copy of a copyright work as published in a book, magazine or periodical, being a copy that is an infringing copy of the copyright work. Among other defences, the Copyright Ordinance provides that it is a defence for the person charged to prove that he did not know and had no reason to believe that the copy of a copyright work in question was an infringing copy of the copyright work.

The Copyright Ordinance further provides that any person who contravenes Section 118 or 119A of the Copyright Ordinance shall be guilty of an offence and shall be liable to a fine of HK$50,000 and to imprisonment for 4 years.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the Copyright Ordinance.

Trade Marks Ordinance

The Trade Marks Ordinance (Chapter 559 of the laws of Hong Kong) provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)	similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)	applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)	at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorized by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the Trade Marks Ordinance.

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Personal data

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) protects the privacy interests of living individuals in relation to personal data. The ordinance covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose. The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the PDPO. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the PDPO.

Competition

Competition Ordinance

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenue obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

As at the date of this prospectus, ECHK has not been subject to any fine, penalty or prosecution in relation to the Competition Ordinance.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Mr. Yik Hang Chow	41	Chairman, Director and Chief Executive Officer
Mr. Zhao Pang	35	Chief Financial Officer*
Mr. Yuk Ming Christopher Chung	52	Independent Director appointee*
Mr. Hing Cheong Lau	46	Independent Director appointee*
Mr. Shing Kei Sze	46	Independent Director appointee*

* Mr. Zhao Pang will serve as our chief financial officer, and each of Mr. Yuk Ming Christopher Chung, Mr. Hing Cheong Lau and Mr. Shing Kei Sze will serve as an independent director of the Company upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will have in place a board of directors that is majority independent. The three independent directors will serve on the audit committee, with an “audit committee financial expert” as defined under the Nasdaq rules, serving as committee chair. These individuals and Mr. Zhao Pang consent to serving in such position upon the closing of this offering.

Chief Executive Officer and Director

Mr. Yik Hang Chow is our chairman of our board of directors, director and chief executive officer, and he is responsible for the overall strategic direction and development of our Company. He has over 15 years of managerial experience and plays a pivotal role in overseeing and guiding the strategic direction, business development, client relationship management, team management and key decision-making processes within our Group. Since February 2009, he has been the director of ECHK. Mr. Chow currently holds directorships in EC EAT LIMITED and Alma Catering Limited, both of which are dormant companies in Hong Kong. Mr. Chow obtained a higher diploma in Corporate Management from Saint Francis University in 2007. Mr. Chow is the son of Ms. Yuk Chun Cathy Wong, who owns 11,380,000 Class B Ordinary Shares, representing 77.32% of the voting power of the Company as of the date of this prospectus. Ms. Yuk Chun Cathy Wong’s brother, Mr. Kang Kwong Wong is a shareholder of the Company.

Chief Financial Officer

Mr. Zhao Pang will serve as the chief financial officer upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be responsible for the Company’s and its subsidiaries’ strategic planning, corporate finance activities, oversight of financial reporting procedures, internal controls and compliance with respective requirements. Mr. Pang has over nine years of experience in accounting and auditing, with a primary focus on cross-border audit engagements. He possesses in-depth expertise in Chinese accounting standards, HKFRS, IFRS, and US GAAP. Since October 2024, Mr. Pang has been the audit manager of JFY CPA Limited. Prior to his tenure with JFY CPA Limited, Mr. Pang served in various accounting and auditing roles in audit firms, including Elite Partners Limited, Baker Tilly Hong Kong and Baker Tilly China Certified Public Accountants, between 2015 and 2024. Mr. Pang obtained a Bachelor of Science degree from Linyi University in China, in 2012 and the University of Northampton in England, in 2013, and later earned a Master of Science degree from the University of East Anglia in Norwich, England, in 2015. Mr. Pang is a certified public accountant registered in U.S. FCPA Association and a member of Certified Practising Accountant Australia.

Independent Directors

Mr. Yuk Ming Christopher Chung will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the nominating and corporate governance committee and a member of audit committee and compensation committee. Mr. Chung has over 30 years of experience in developer and contractor role in the real estate and construction industry. He has served as the technical director and authorized signatory of Building One World Limited, a registered general building contractor in Hong Kong, since August 2019. Since September 2015, Mr. Chung has also served as an independent non-executive Director of Lap Kei Engineering (Holdings) Limited (Stock Code: 1690.HK).

Mr. Chung was an executive director of FDB Holdings Limited (Stock Code: 1826.HK) from August 2016 to January 2018. He worked in China International Fund Limited from April 2007 to August 2010 and from October 2012 to March 2014, Right Year Investment Limited from September 2010 to August 2012 and Penta Ocean Construction Co., Ltd. from August 1995 to July 2005 with the last position being held as construction manager.

Mr. Chung obtained a bachelor’s degree of science in building surveying from City University of Hong Kong in November 1995, a master’s degree of science in urban planning from the University of Hong Kong in December 1999, and a bachelor’s degree of laws from the Manchester Metropolitan University, the United Kingdom in July 2006. Mr. Chung has been a member of the Hong Kong Institute of Surveyors since July 2017, a Registered Construction Manager and a Council Member of Hong Kong Institute of Construction Managers since February 2016 and January 2019 respectively, a member of the Hong Kong Institute of Directors since October 2015, a professional member of the Royal Institution of Chartered Surveyors since August 2015, a member of the Royal Town Planning Institute since January 2009.

Mr. Hing Cheong Lau will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the compensation committee and a member of audit committee and nominating and corporate governance committee. Mr. Lau has over 20 years of experience in the building services industry, with extensive expertise in managing building services projects. Mr. Lau is the general manager of Lap Kei Engineering (Holdings) Limited (Stock Code: 1690.HK).

He obtained, a bachelor’s degree of engineering in building services engineering and a master of science in fire and safety engineering from the Hong Kong Polytechnic University in October 2013 and September 2016, respectively. Mr. Lau has been a member of the Society of Operations Engineers since March 2016, a member of the Chartered Institute of Plumbing and Heating Engineering since February 2017, a chartered engineer of the Engineering Council (UK) since July 2018, a member of the Chartered Institution of Building Services Engineers and has been a fellow of the Chartered Institute of Plumbing and Heating Engineering.

Mr. Shing Kei Sze will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the audit committee and a member of nominating and corporate governance committee and compensation committee. Mr. Sze is currently an independent Director of Troops, Inc., (Symbol: Troo), a NASDAQ listed company and an independent Director of WANG & LEE GROUP, Inc. (Symbol: WLGS), a NASDAQ listed company. Mr. Sze is currently a director of Fruitful Harvest Trading Company Limited. Since June 2022, Mr. Sze has served as an assistant vice president of EcoCeres Limited for managing mergers and acquisitions. From September 2013 to April 2018, Mr. Sze served as the financial controller of the property & facility management services at Synergis Management Services Limited, a subsidiary of Synergis Holdings Limited (Stock Code: 2340.HK) which is a Hong Kong listed company engaging in the provision of property and facility management services. Mr. Sze served as financial manager of Skyworth Digital Holdings Limited, from September 2009 to April 2012. Mr. Sze obtained a Bachelor of Arts degree in Accountancy from the Hong Kong Polytechnic University in 2002. Mr. Sze has been a chartered accountant at the Association of Chartered Certified Accountants since 2008.

Family Relationships

There are no family relationships among our directors and executive officers.

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Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For FY2023 and FY2024, we paid an aggregate compensation of approximately HK$1.1 million and HK$1.0 million, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq Capital Market Company Guide. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will furnish to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares and other matters including disclosure of half-year financial information.

As a “foreign private issuer”, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by Nasdaq for U.S. companies. The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the corporate governance requirements of the Nasdaq Capital Market:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq Capital Market. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq Capital Market corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq Capital Market, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq Capital Market. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

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Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the Company declare the nature of his or her interest to all other directors of the Company. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq Capital Market Company Guide. A controlled company is not required to comply with the Nasdaq Capital Market corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Capital Market corporate governance rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Mr. Yuk Ming Christopher Chung, Mr. Hing Cheong Lau, and Mr. Shing Kei Sze. All of them are financially literate and two of whom have accounting or related financial management expertise. Mr. Shing Kei Sze will be the chairman of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Capital Market Company Guide and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Shing Kei Sze qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq Capital Market Company Guide. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee. Our compensation committee will consist of Mr. Yuk Ming Christopher Chung, Mr. Hing Cheong Lau, and Mr. Shing Kei Sze. Mr. Hing Cheong Lau will be the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of the Nasdaq Capital Market Company Guide. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Mr. Yuk Ming Christopher Chung, Mr. Hing Cheong Lau, and Mr. Shing Kei Sze. Mr. Yuk Ming Christopher Chung will be the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Capital Market Company Guide. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Controlled Company Exception

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules. We will be a “controlled company” within the meaning of Nasdaq rules. As at the date of this prospectus, Ms. Yuk Chun Cathy Wong, owns 11,380,000 Class B Ordinary Shares, representing 77.32% of the total voting power of issued share capital of the Company. Following completion of this offering, 11,380,000 Class B Ordinary Shares, representing 76.80% of the total voting power of issued share capital of the Company, will be owned by Ms. Wong, assuming that the underwriters do not exercise their over-allotment option. Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

●	that a majority of its board of directors consist of independent directors;

●	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

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Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the best interests of our Company. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to our Company, our directors must ensure compliance with the memorandum and articles of association of our Company, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in the name of our Company if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position, and a director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening meetings of members (including annual general meeting) and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	approving the transfer of Shares in our Company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our directors may be appointed by resolutions of directors or resolutions of members. Pursuant to our Amended Memorandum and Articles, each director holds office for the term, if any, fixed by the resolution of the members of or resolution of directors of the Company appointing him or her; or until their resignation, death, or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his or her earlier death, resignation or removal.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

We may also terminate an executive officer’s employment without cause at any time upon three month’s advance written notice or by payment of three month’s salary in lieu of notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. An executive officer may terminate his or her employment at any time with a three months’ prior written notice to the Company or by payment of three months’ salary in lieu of notice.

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Specifically, each executive officer agreed, without prior consent of the broad of directors, to become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be associated with any business or entity that directly or indirectly competes with the Group.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of four directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

2025 Share Incentive Plan

We will adopt a share incentive plan (“the 2025 Share Incentive Plan”) upon closing of this offering, to attract and retain best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. Under the 2025 Share Incentive Plan, the maximum aggregate number of Class A Ordinary Shares which may be issued or transferred pursuant to all awards will be 1,512,000 Class A Ordinary Shares (assuming the underwriters do not exercise their over-allotment option), representing twenty percent (20%) of the number of fully-diluted Class A Ordinary Shares outstanding as of the date of our Company’s initial public offering.

Administration

The 2025 Share Incentive Plan will be administered by the compensation committee. As applied to determinations related to awards granted to our chief executive officer, our board of directors, or a committee thereof, will be the administrator. The administrator will determine the terms and conditions of each equity award.

Change in Control

In the event of a change in control, the administrators may accelerate the vesting, purchase of equity awards from holders and provide for the assumption, conversion or replacement of equity awards.

Term

Unless terminated earlier, the 2025 Share Incentive Plan will continue in effect for a term of ten years from the date of its adoption.

Award Agreements

Equity awards granted under the 2025 Share Incentive Plan are evidenced by award agreements that set forth the terms, conditions and limitations for each award, which must be consistent with the 2025 Share Incentive Plan.

Vesting Schedule

The vesting schedule of each equity award granted under the 2025 Share Incentive Plan will be set forth in the award agreement for such equity award.

Amendment and Termination

The 2025 Share Incentive Plan may at any time be amended or terminated with the approval of our board of directors, subject to the limitations of applicable laws.

Award Grants

As of the date of this prospectus, no award has been granted under the 2025 Share Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2023 and 2024, March 31, 2025, we had no outstanding equity awards.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Shares as of the date of this prospectus, by:

●	each person or entity known by us to own beneficially more than 5% of our outstanding Shares;

●	each of our directors, executive officers, and director nominees; and

●	all of our executive officers, directors, and director nominees as a group.

Beneficial ownership of our Shares is determined in accordance with the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The percentage of Shares beneficially owned prior to the offering is based on 5,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares outstanding as described in “Corporate History and Structure” section. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after the offering is based on the number of Shares outstanding prior to the offering plus the Shares that we are selling in this offering.

The percentages of Shares beneficially owned after the offering assume that the underwriters will not exercise their option to purchase additional Shares in the offering. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Shares listed below have sole investment and voting power with respect to such shares.

The total number of Ordinary Shares outstanding after completion of this offering will be, comprising 7,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by any another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

	Ordinary Shares beneficially owned prior to the offering			Ordinary Shares beneficially owned after the offering
Name of Beneficial Owner	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of beneficial ownership(1)	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of beneficial ownership(2)
Directors, director nominees, and executive officers
Mr. Yik Hang Chow	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Zhao Pang	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Yuk Ming Christopher Chung	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Hing Cheong Lau	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Shing Kei Sze	Nil	Nil	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	Nil

5% or greater shareholders
YHC Group Limited(3)	Nil	11,380,000	56.90%	Nil	11,380,000	51.73%
Erpbng (BVI) Limited(4)	Nil	3,060,000	15.30%	Nil	3,060,000	13.91%
	Nil	14,440,000	72.20%	Nil	14,440,000	65.64%

(1)	Based on 5,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

(2)	Based on 7,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares outstanding immediately after the offering.

(3)	The registered address of YHC Group Limited, a British Virgin Islands company, is Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. 11,380,000 Class B Ordinary Shares directly held by YHC Group Limited, of which Ms. Yuk Chun Cathy Wong is the sole shareholder and holds the voting and dispositive power over the ordinary shares held by such entity.

(4)	The registered address of Erpbng (BVI) Limited, a British Virgin Islands company, is Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. 3,060,000 Class B Ordinary Shares directly held by Erpbng (BVI) Limited, of which Mr. Kang Kwong Wong is the sole shareholder and holds the voting and dispositive power over the ordinary shares held by such entity.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are our related party transactions that occurred since the beginning of our preceding three fiscal years up to the date of this prospectus. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding three financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

●	whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for the Company to enter into the related party transaction;

●	whether the related party transaction would impair the independence of an outside director;

●	whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

●	any pre-existing contractual obligations.

Nature of relationships with related parties are listed below:

Names and Relationship of Related Party:	Existing Relationship with the Company
Ms. Yuk Chun Cathy Wong (“Ms. Wong”)	Major shareholder of the Company
Mr. Kang Kwong Wong (Mr. Wong”)	Major shareholder of the Company
Mr. Yik Hang Chow (“Mr. Chow”)	Chairman, Director and Chief Executive Officer of the Company
Shenzhen Jie High Machinery Company Limited	Entity wholly owned by and controlled by a common shareholder, Ms. Wong
Jeco Holdings Limited	Entity wholly owned by and controlled by Ms. Wong and the shareholder of ECHK before the reorganization in March 2025
Jeco Precision Limited	Entity wholly owned by and controlled by a common shareholder, Ms. Wong
Jetin Technology Development Limited	Entity wholly owned by and controlled by Mr. Chow

Due from a related party

As of September 30, 2022, 2023, 2024, and March 31, 2025, due from a related party consists of the following:

	As of September 30,			As of March 31,
Name	2022	2023	2024	2025
	HKD	HKD	HKD	HKD
Jeco Precision Limited	1,139,718	1,684,676	—	—

As of September 30, 2022 and 2023, we recorded amount due from Jeco Precision Limited, which were trade related and non-interest bearing. As of the date of this prospectus, we did not record amount due from Jeco Precision Limited.

Advance to related parties

As of September 30, 2022, 2023, 2024, and March 31, 2025, the net balances advance to related parties were as follows:

	As of September 30,			As of March 31,
Name	2022	2023	2024	2025
	HKD	HKD	HKD	HKD
Ms. Yuk Chun Cathy Wong	110,620	110,072	—	—
Mr. Kang Kwong Wong	207,187	457,187	—	—
Mr. Yik Hang Chow	(696,406)	1,847,319	6,658,669	4,625,382
Shenzhen Jie High Machinery Company Limited	1,192,902	3,319,069	—	—
Jetin Technology Development Limited	312,322	1,015,099	—	—

For the years ended September 30, 2022, 2023 and 2024, we made temporary working capital advances to Ms. Yuk Chun Cathy Wong, which were non-trade in nature, non-interest bearing and repayable on demand, for the purpose of fund transfer. For the years ended September 30, 2022, 2023 and 2024, we provided funds to Ms. Wong in the net amount of HK$109,072, HK$548 and HK$25,305, respectively.

For the years ended September 30, 2022, 2023 and 2024, we made temporary working capital advances to Mr. Kang Kwong Wong, which were non-trade in nature, non-interest bearing and repayable on demand, for the purpose of fund transfer. For the years ended September 30, 2022, 2023 and 2024, we provided funds to Mr. Wong in the net amount of nil, HK$250,000 and nil, respectively.

For the years ended September 30, 2022, 2023 and 2024, we made temporary working capital advances to Mr. Yik Hang Chow, which were non-trade in nature, non-interest bearing and repayable on demand, for the purpose of fund transfer. For the years ended September 30, 2022, 2023 and 2024, we provided funds to Mr. Chow in the net amount of HK$555,273, HK$2,543,726 and HK$97,724, respectively.

For the years ended September 30, 2022, 2023 and 2024, we made temporary working capital advances to Shenzhen Jie High Machinery Company Limited, which were non-trade in nature, non-interest bearing and repayable on demand, for the purpose of fund transfer. For the years ended September 30, 2022, 2023 and 2024, we provided funds to Shenzhen Jie High Machinery Company Limited in the net amount of HK$1,157,047, HK$2,126,167 and HK$1,800,842, respectively.

For the years ended September 30, 2022, 2023 and 2024, we made temporary working capital advances to Jetin Technology Development Limited, which were non-trade in nature, for the purpose of fund transfer. For the years ended September 30, 2022 and 2023, we provided funds to Jetin Technology Development Limited in the net amount of HK$352,701 and HK$951,061, respectively. For the year ended September 30, 2024, we received funds from Jetin Technology Development Limited in the net amount of HK$61,564.

Due to related party

As of September 30, 2022, 2023, 2024, and March 31, 2025, due to related party consists of the following:

	As of September 30,			As of March 31,
Name	2022	2023	2024	2025
	HKD	HKD	HKD	HKD
Shenzhen Jie High Machinery Company Limited	—	237,622	—	—

As of September 30, 2023, we recorded amount due to Shenzhen Jie High Machinery Company Limited, which were trade related and non-interest bearing. As of the date of this prospectus, we did not record amount due to Shenzhen Jie High Machinery Company Limited.

On September 30, 2024, Mr. Chow and various related parties entered into an offsetting arrangement to net off the amounts (1) due from Mr. Yik Hang Chow and (2) due from/to and advance to related parties. The arrangement was a non-cash transaction that resulted in amount due from Mr. Chow of HKD6,658,669 (US$853,676). As of the date of this prospectus, we collected HK$4.0 million (US$512,821), or approximately 86.5% of the amount due from a related party and advance to related parties, amounted to HK$4,625,382 (US$592,998) in total as of March 31, 2025. Mr. Chow undertakes to settle the remaining balance prior to the effective date of this prospectus.

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Other transactions with related parties

During the years ended September 30, 2022, 2023 and 2024, and the six months ended March 31, 2025, in our ordinary course of business, we have involved with transactions with the related parties. These transactions were either at cost or current market prices and on the normal commercial terms. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

Name	Nature	For the years ended September 30,			For the six months ended March 31,
		2022	2023	2024	2025
		HKD	HKD	HKD	HKD
Jeco Precision Limited	Revenue	1,146,094	758,346	742,990	937,331
Shenzhen Jie High Machinery Company Limited	Cost of revenue	2,069,936	2,610,915	2,505,272	1,150,697

For the years ended September 30, 2022, 2023 and 2024, and the six months ended March 31, 2025, we recorded revenue from Jeco Precision Limited for other services.

For the years ended September 30, 2022, 2023 and 2024, and the six months ended March 31, 2025, we incurred contracted labor cost from Shenzhen Jie High Machinery Company Limited for engineers and IT staff.

Apart from the transactions and balances detailed above and elsewhere in these accompanying consolidated financial statements, our Company has no other significant or material related party transactions during the years presented.

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The authorized share of our Company consists of Ordinary Shares. As of the date of this prospectus, our Company is authorized to issue a maximum of 250,000,000 Class A Ordinary Shares of par value US$0.0001 each and 250,000,000 Class B Ordinary Shares of par value US$0.0001 each.

As of the date of this prospectus, 5,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares are issued and outstanding of par value US$0.0001 each, equivalent to total paid-up capital of US$2,000. We will issue 2,000,000 Class A Ordinary Shares in this offering.

Upon completion of this offering, we will have 7,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares issued and outstanding. All of our issued and outstanding Shares are fully paid, and all of our Shares to be issued in the offering will be fully paid upon issuance.

Our Memorandum and Articles of Association

The following are summaries of certain material provisions of our memorandum and articles of association (which in this section shall each be referred as the memorandum and the articles, and collectively, the memorandum and articles) and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form and are issued when registered in our register of members. Each Class A Ordinary Share confers upon the holder thereof (i) the right to one (1) vote at a meeting of members of our Company or on any resolutions of members; (ii) the right to an equal share in any distribution by way of dividend paid by our Company; and (iii) the right to an equal share in the distribution of the surplus assets of our Company on its liquidation. Each Class B Ordinary Shares confers upon the holder thereof (i) the right to twenty (20) votes at a meeting of members of our Company or on any resolutions of members; (ii) the right to an equal share in any distribution by way of dividend paid by our Company; and (iii) the right to an equal share in the distribution of the surplus assets of our Company on its liquidation. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of our Company or any transfer agent for such share, into one fully paid and non-assessable Class A Ordinary Share. No Class A Ordinary Shares shall be convertible into any Class B Ordinary Shares. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of us lawfully available for distribution. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. of Class A Ordinary Shares and Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters upon which the ordinary shares are entitled to vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty (20) votes, voting together as one class. Voting at any meeting of shareholders is by a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our memorandum and articles of association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Conversion. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, which, if held, shall be convened by the board of directors, in accordance with the Articles. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of the rights to vote at such general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the Nasdaq Capital Market (if such shares are listed on the Nasdaq Capital Market) or in any other form approved by our board of directors, executed:

(a) where the shares are fully paid, by or on behalf that shareholder; and

(b) where the shares are partly paid, by or on behalf of that shareholder and the transferee

Where the shares of any class in question are not listed on any stock exchange or subject to the rules of any stock exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

●	the shares transferred are fully paid up and free of any lien in favour of our Company; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq and on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. If we are wound up the shareholders may, subject to the Amended Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or
(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days in advance specifying the time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the terms of the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, the Company may by our board of directors: (i) issue shares that are to be redeemed or liable to be redeemed, at the option of the Company or the shareholder holding those redeemable shares, on the terms and in the manner our board of directors determine before the issue of those shares; (ii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the board of directors determine at the time of such variation; and (iii) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which our board of directors determine at the time of such purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles authorizes our board of directors to issue authorized but unissued Ordinary Shares from time to time as our board of directors shall determine, to the extent of available.

Inspection of Books and Records. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records. However, our memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive its annual audited financial statements. See “Where You Can Find Additional Information”.

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Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies, and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a takeover offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

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In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law (“DGCL”), a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our articles of association and may not be taken by written consent of the shareholders without a meeting.

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Shareholder Proposals. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies act does not provide shareholders with any rights to requisition a general meeting and do not provide shareholders with any right to put any proposal before a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares which carry in aggregate not less than ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board for a continuous period of six months; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the DGCL, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the DGCL, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Shares. Sales of substantial amounts of our Shares following this offering, including Shares issued upon the exercise of outstanding options or warrants, or the perception that these sales could occur, could adversely affect prevailing market prices of our Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their option to purchase additional Class A Ordinary Shares in this offering, we will have an aggregate of 7,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares outstanding upon the closing of this offering. Of these shares, the Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act (“Rule 144”)), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Yuk Chun Cathy Wong, through YHC Group Limited will hold 11,380,000 Class B Ordinary Shares and will be deemed to be “restricted securities” (as that term is defined under Rule 144). Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration such as under Rule 144 under the Securities Act. These rules are summarized below.

Lock-up Agreements

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares), have agreed, subject to limited exceptions, not to (i) offer, sell, transfer, pledge, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, or announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to otherwise dispose of, any shares now owned or hereafter acquired by them or with respect to which they have or thereafter acquire the power of disposition (including, without limitation, shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for shares, whether now owned or thereafter acquired by them or with respect to which they have or thereafter acquires the power of disposition, or (iii) engage in any short selling of shares of the Company for a period of six (6) months from the effective date of this prospectus, without the prior written consent of the underwriters. See “Underwriting.”

Rule 144

Shares Held for Six Months

In general, under Rule 144 under the Securities Act, as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days following the closing of this offering, a person, including an affiliate, who has beneficially owned our Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the Shares were acquired from us or from an affiliate of us as restricted securities), is entitled to sell our Shares, subject to the availability of current public information about us (which information will be deemed to be available as long as we continue to file required reports with the SEC). In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions, notice requirements, and a volume limitation that limits the number of Shares that may be sold thereby, within any three-month period, to the greater of:

●	1% of the number of Shares then outstanding; or

●	the greater of 1% or the average weekly trading volume of our Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Rule 144 under the Securities Act also provides that affiliates that sell our Shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities, other than the holding period requirement.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person who is not considered to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her, or its Shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such Shares may be sold immediately upon the closing of this offering.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale of our Class A Ordinary Shares held by the Resale Shareholders. These Class A Ordinary Shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Shareholders until our Class A Ordinary Shares are listed or quoted on an established public trading market will take place at the public offering price of the Class A Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

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MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands. Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

ECHK is incorporated in Hong Kong and was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2022/2023. Hong Kong profits tax rates for corporations are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, ECHK is not taxed on their foreign-sourced income. In addition, payments of dividends from ECHK to us is not subject to any withholding tax in Hong Kong.

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Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Persons considering an investment in our Ordinary ShareS should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules”, any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules”, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

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If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets”, including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier, our counsel as to Cayman Islands law, that there is no statutory recognition and enforcement in the Cayman Islands of judgments obtained in the U.S., however, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions..

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Yik Hang Chow	Chairman, Director, and Chief Executive Officer	Chinese	Hong Kong
Mr. Zhao Pang	Chief Financial Officer	Chinese	Hong Kong
Mr. Yuk Ming Christopher Chung	Independent Director	Chinese	Hong Kong
Mr. Hing Cheong Lau	Independent Director	Chinese	Hong Kong
Mr. Shing Kei Sze	Independent Director	Chinese	Hong Kong

Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. We have been advised by David Fong & Co., our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability of judgements of United States courts in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

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UNDERWRITING

We will enter into an underwriting agreement with Eddid Securities USA Inc, as the representative of the underwriters named below (the “Representative”). The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of Class A Ordinary Shares
Eddid Securities USA Inc.	[2,000,000	]
Total	[2,000,000	]

The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have agreed to grant to the underwriters an option, exercisable not later than 45 days from the effective date of this prospectus, to purchase up to 300,000 additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold by us in this offering) at a price per share equal to the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. If any additional Class A Ordinary Shares are purchased pursuant to the over-allotment option, the underwriters will offer these Class A Ordinary Shares on the same terms as those on which the other securities are being offered hereby.

Discounts and Expenses

The underwriting discounts for the Class A Ordinary Shares and the over-allotment shares are equal to 7.0% of the initial public offering price.

The following table shows the initial public offering price per Class A Ordinary Share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

	Per Share (US$)	Total Without Exercise of Over-allotment Option (US$)	Total With Full Exercise of Over-allotment Option (US$)
Initial public offering price	$4.00	$8,000,000	$9,200,000
Underwriting discounts (7%)	$0.28	$560,000	$644,000
Proceeds, before expenses, to us	$3.72	$7,440,000	$8,556,000

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We have agreed to pay a non-accountable expense allowance to the underwriters of 1% of the gross proceeds of the Offering received by us from the sale of our Class A Ordinary Shares, including proceeds from the sale of over-allotment shares. In addition, we have agreed to pay up to $260,000 for accountable expenses incurred by the underwriters in connection with the Offering including reasonable, out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of legal counsel, roadshow and background check), as provided in the underwriting agreement, to the underwriters. We paid an advance of $60,000 to the Representative for its anticipated out-of-pocket expenses upon signing of the engagement letter. Any expense deposits will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We shall also be responsible for all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication and printing expenses relating to the registration of the shares to be sold in the Offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, Inc., or FINRA; (b) costs of preparing, printing and delivering exhibits to the registration statement; (c) fees of our counsel and accountants, including fees associated with “blue sky” filings; (d) fees for due diligence purposes; and (e) reasonable costs for road show meetings.

Lock-up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, without the prior written consent of the Representative during the Engagement Period and additionally for a period of six (6) months after the effective date of this prospectus.

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares), have agreed, subject to limited exceptions, not to (i) offer, sell, transfer, pledge, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, or announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to otherwise dispose of, any shares now owned or hereafter acquired by them or with respect to which they have or thereafter acquire the power of disposition (including, without limitation, shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for shares, whether now owned or thereafter acquired by them or with respect to which they have or thereafter acquires the power of disposition, or (iii) engage in any short selling of shares of the Company for period of six (6) months from the effective date of this prospectus, without the prior written consent of the underwriters.

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Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We have applied to have the Shares approved for listing on the NASDAQ Capital Market under the symbol “ECST.” We will not consummate and close this offering without a listing approval letter from NASDAQ Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the NASDAQ Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Class A Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, the Shares will in fact be listed.

Electronic Distribution, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this Offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this Offering because the underwriter repurchases those shares in stabilizing or short covering transactions.

The underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this Offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

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Offer restrictions outside the United States

Other than in the United States, no action has been taken by us, the Selling Shareholders, or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the Class A Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Class A Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada. The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Class A Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares in the Cayman Islands.

115

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

● to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

● to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

● by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

● in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

● it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

● in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Class A Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

PRC.  This prospectus has not been and will not be circulated or distributed in the PRC, and Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A Ordinary Shares may not be circulated or distributed, nor may our Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (i) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law.

Taiwan. The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

United Kingdom. An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

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EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Shares in this offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq Capital Market listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$2,486
FINRA filing fee	1,880
Nasdaq Capital Market listing fee	50,000
Printing and engraving expenses	12,000
Legal fees and expenses	722,713
Underwriter accountable expenses	110,000
Accounting fees and expenses	420,000
Miscellaneous	40,921
Total	$1,360,000

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws and by David Fong & Co. with respect to certain legal matters of Hong Kong laws. Eddid Securities USA Inc., the representative of the underwriters, is being represented by CFN Lawyers LLC, in connection with this offering. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements for FY2023 and FY2024, included in this registration statement have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Wei, Wei & Co., LLP is located in 133-10, 39th Avenue, Flushing, New York 11354, USA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

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ECST HOLDINGS LIMITED AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of ECST Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ECST Holdings Limited and Subsidiaries (the “Company”) as of September 30, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended September 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Convenience Translation

Our audits also comprehended the translation of Hong Kong dollar amounts into United States dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2 to the financial statements. Such United States dollar amounts are presented solely for the convenience of readers outside Hong Kong.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditor since 2024.

Flushing, New York

April 15, 2025

F-2

ECST HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2023	As of September 30, 2024	As of September 30, 2024
	HKD	HKD	US$
Assets:
Current assets
Cash and cash equivalents	319,222	342,774	43,945
Accounts receivable, net	3,639,469	3,731,797	478,436
Prepaid expenses and other current assets	313,105	1,132,079	145,138
Due from related party	1,684,676	—	—
Advance to related parties	6,748,746	6,658,669	853,676
Prepaid income tax	453,062	—	—
Total current assets	13,158,280	11,865,319	1,521,195

Non-current assets
Property and equipment, net	775,119	522,185	66,947
Right-of-use assets, net	181,034	195,619	25,079
Intangible assets, net	88,173	—	—
Investment in life insurance contract	473,806	—	—
Total non-current assets	1,518,132	717,804	92,026
Total Assets	14,676,412	12,583,123	1,613,221

Liabilities and (Deficit) Equity:
Liabilities:
Current liabilities
Accounts payable	910,000	10,549	1,353
Accrued expenses and other current liabilities	531,111	978,500	125,449
Contract liabilities	8,112,745	1,657,230	212,465
Due to related party	237,622	—	—
Deferred government subsidies	507,047	810,534	103,915
Bank overdraft	882,795	798,467	102,368
Bank loans	8,431,862	7,316,434	938,004
Lease liabilities	205,885	182,626	23,414
Income tax payable	—	594,395	76,204
Total current liabilities	19,819,067	12,348,735	1,583,172

Non-current liabilities
Lease liabilities, non-current	—	15,500	1,987
Total non-current liabilities	—	15,500	1,987
Total Liabilities	19,819,067	12,364,235	1,585,159

Commitment and contingencies	—	—	—

Stockholders’ (Deficit) Equity:
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding*	15,600	15,600	2,000
Additional paid-in capital	105,710	105,710	13,552
Accumulated other comprehensive income (loss)	39,367	(18,768)	(2,406)
(Accumulated deficit) retained earnings	(5,304,428)	115,380	14,792
Total (deficit) equity attributable to equity holders of the Company	(5,143,751)	217,922	27,938
Non-controlling interests	1,096	966	124
Total Stockholders’ (Deficit) Equity	(5,142,655)	218,888	28,062
Total Liabilities and Stockholders’ Equity	14,676,412	12,583,123	1,613,221

* Gives retroactive effect to reflect the Reorganization in March 2025.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ECST HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Years Ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Revenue - third parties	23,281,483	30,899,875	3,961,523
Revenue - related party	758,346	742,990	95,255
Total revenue	24,039,829	31,642,865	4,056,778
Cost of revenue	5,997,113	5,112,082	655,395
Gross profit	18,042,716	26,530,783	3,401,383

Operating expenses:
Selling and distribution	10,469,889	10,295,607	1,319,950
General and administrative	8,536,672	7,783,019	997,823
Research and development	824,124	823,250	105,545
Total operating expenses	19,830,685	18,901,876	2,423,318

(Loss) income from operations	(1,787,969)	7,628,907	978,065

Other income (expenses):
Government subsidies	21,600	213,922	27,426
Investment (loss) income from life insurance contract	(76,407)	1,300	167
Interest income	1,686	150	19
Interest expense	(324,546)	(387,475)	(49,676)
Other miscellaneous income	3,695	99,378	12,741
Total other expenses, net	(373,972)	(72,725)	(9,323)

(Loss) income before provision for income taxes	(2,161,941)	7,556,182	968,742
Income tax expense	—	(636,516)	(81,605)
Net (loss) income	(2,161,941)	6,919,666	887,137
Less: net loss attributable to non-controlling interests	—	(142)	(18)
Net (loss) income attributable to equity holders of the Company	(2,161,941)	6,919,808	887,155

Net (loss) income	(2,161,941)	6,919,666	887,137
Foreign currency translation adjustment	35,192	(58,123)	(7,452)
Total comprehensive (loss) income	(2,126,749)	6,861,543	879,685

Comprehensive (loss) income attributable to:
Equity holders of the Company	(2,126,749)	6,861,673	879,702
Non-controlling interests	—	(130)	(17)
	(2,126,749)	6,861,543	879,685

(Loss) earnings per ordinary share- basic and diluted*	(0.108)	0.346	0.044
Weighted average number of ordinary shares outstanding – basic and diluted*	20,000,000	20,000,000	20,000,000

* Gives retroactive effect to reflect the Reorganization in March 2025.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ECST HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

YEARS ENDED SEPTEMBER 30, 2023 AND 2024

	Ordinary shares number*	Ordinary shares amount*	Additional paid-in capital	Accumulated other comprehensive income (loss)	(Accumulated deficit) retained earnings	Total (deficit) equity attributable to equity holders of the Company	Non- controlling interests	Total (deficit) equity
		HKD	HKD	HKD	HKD	HKD	HKD	HKD
Balance as of September 30, 2022	20,000,000	15,600	105,710	4,175	(3,142,487)	(3,017,002)	1,096	(3,015,906)
Net loss	—	—	—	—	(2,161,941)	(2,161,941)	—	(2,161,941)
Foreign currency translation adjustment	—	—	—	35,192	—	35,192	—	35,192
Balance as of September 30, 2023	20,000,000	15,600	105,710	39,367	(5,304,428)	(5,143,751)	1,096	(5,142,655)
Net income (loss)	—	—	—	—	6,919,808	6,919,808	(142)	6,919,666
Foreign currency translation adjustment	—	—	—	(58,135)	—	(58,135)	12	(58,123)
Dividend	—	—	—	—	(1,500,000)	(1,500,000)	—	(1,500,000)
Balance as of September 30, 2024	20,000,000	15,600	105,710	(18,768)	115,380	217,922	966	218,888
Balance as of September 30, 2024 (US$)	20,000,000	2,000	13,552	(2,406)	14,792	27,938	124	28,062

* Gives retroactive effect to reflect the Reorganization in March 2025.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ECST HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2023	2024	2024
	HKD	HKD	US$
Cash flows from operating activities:
Net (loss) income	(2,161,941)	6,919,666	887,137
Adjustment to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	418,165	281,197	36,051
Investment loss (income) from investment in life insurance contract	76,407	(1,300)	(167)
Loss on disposal of property and equipment	1,587	—	—
Provision for expected credit losses	116,242	96,122	12,323
Non-cash lease expense	320,383	352,197	45,153
Changes in operating assets and liabilities
Accounts receivable	4,833,173	(188,450)	(24,160)
Prepaid expenses and other assets	(78,328)	(818,974)	(104,997)
Due from related party	(544,958)	1,113,176	142,715
Accounts payable	592,777	(899,451)	(115,314)
Accrued expenses and other liabilities	(5,123,603)	447,389	57,358
Contract liabilities	3,797,631	(6,455,515)	(827,630)
Due to related party	237,622	73,753	9,456
Lease liabilities	(305,000)	(374,600)	(48,026)
Deferred government subsidies	507,047	303,487	38,909
Taxes payable	(453,062)	1,047,457	134,289
Net cash provided by operating activities	2,234,142	1,896,154	243,097

Cash flows from investing activities:
Purchase of property and equipment	(561,365)	(71,570)	(9,176)
Proceeds from disposal of property and equipment	2,000	131,480	16,856
Purchase of a life insurance policy	(550,213)	—	—
Cancellation of a life insurance policy	—	475,106	60,911
Advance to related parties	(4,890,215)	(1,209,399)	(155,051)
Net cash used in investing activities	(5,999,793)	(674,383)	(86,460)

Cash flows from financing activities:
Proceeds from bank loans	4,900,000	—	—
Repayments of bank loans	(1,189,172)	(1,115,428)	(143,004)
Change in bank overdraft	(37,258)	(84,328)	(10,811)
Repayment to related parties	(696,406)	—	—
Net cash provided by (used in) financing activities	2,977,164	(1,199,756)	(153,815)

Effect of foreign exchange rate on cash	(856)	1,537	197

Net (decrease) increase in cash and cash equivalents	(789,343)	23,552	3,019
Cash and cash equivalents at the beginning of the year	1,108,565	319,222	313,105
Cash and cash equivalents at the end of the year	319,222	342,774	316,124

Supplemental disclosure of cash flows information:
Cash paid for interest expense	314,507	377,598	48,410
Cash paid for income taxes	453,062	—	—
Cash refund of prepaid income tax	—	(410,941)	(52,685)
Non-cash activities and transactions:
Operating right-of-use assets recognized for related operating lease liabilities	—	326,859	41,905
Dividend declared to offset due from/to related parties (note 10)	—	1,500,000	192,308

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

1. ORGANIZATION AND PRINCIPAL BUSINESS

Principal activities

ECST Holdings Limited (“ECST Holdings”) was incorporated in the Cayman Islands with limited liability on February 5, 2025 as a holding company. ECST Holdings, through its subsidiaries (collectively, the “Company”), provides cloud-based enterprise resource planning (“ERP”) solutions in Hong Kong with tailored applications that enable customers to manage essential aspects of their business operations on a unified platform.

Business reorganization

In connection with the proposed initial public offering (“IPO”) of the ordinary shares of ECST Holdings, the Company reorganized its legal entity structure in March 2025. The reorganization involved the incorporation of ECST Holdings in February 2025 and ECST (BVI) Limited (“ECBVI”) in March 2025, respectively, and the equity transfer of E-Commerce System Technology Limited (“ECHK”) to ECBVI in March 2025 (the “Reorganization”). The Reorganization was treated as a reorganization of companies under common control since the same major shareholder, Ms. Wong Yuk Chun Cathy (“Ms. Wong”) controls all these entities before and after the Reorganization. The consolidation of ECST Holdings and its subsidiaries was accounted for at historical cost and prepared on the basis as if the aforementioned transactions became effective as of the beginning of the first period presented in the accompanying consolidated financial statements (“CFS”). The CFS includes a retrospective presentation of all equity related disclosures, including share and per share, which have been revised to reflect the effect of the Reorganization.

The following sets forth the Company’s consolidated subsidiaries:

Subsidiaries	Place of incorporation	% of beneficial ownership as of date of this report		Date of incorporation	Principal activities
ECBVI	British Virgin Islands (“BVI”)	100%		March 4, 2025	Holding company, not engaged in any business activities
E-Commerce System Technology Limited (“ECHK”)	Hong Kong	100%		February 3, 2009	Provision of cloud-based ERP solutions, and maintenance and other services
Shenzhen Yixi Technology Company Limited	The People’s Republic of China (the “PRC”)	100%		July 9, 2019	Provision of technical support and consulting services
Foshan Yixi Intelligent Technology Company Limited (“EC Foshan”)	The PRC	99%	(Note)	August 14, 2023	Provision of technical support and consulting services

Note: On December 18, 2023, ECHK acquired 99% of EC Foshan from Ms. Wong, the controlling shareholder of the Company. The acquisition was accounted for as a combination under common control in accordance with ASC 805-50, as EC Foshan was under the control of Ms. Wong before and after the transaction. The transaction expanded the provision of technical support and consulting services of the Company. The acquisition of EC Foshan is not significant to the CFS for the year ended September 30, 2024.

F-7

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

1. ORGANIZATION AND PRINCIPAL BUSINESS (cont.)

F-8

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Basis of presentation and consolidation

The CFS and related notes include all accounts of the Company and its subsidiaries. The CFS are prepared in accordance with accounting principles generally accepted in the U.S. of America (“U.S. GAAP”). All intercompany transactions were eliminated in consolidation.

For the Company’s subsidiaries, non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, non-controlling interests are a minority shareholder’s 1% ownership of EC Foshan. Non-controlling interests are classified as a separate line item in the equity section of the Company’s consolidated balance sheets and are separately disclosed in the Company’s consolidated statements of operations to distinguish the interests from that of the Company.

B. Use of estimates and assumptions

The preparation of CFS in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the CFS and related notes. Significant accounting estimates include the allowance for accounts receivable, and due from related parties and useful life of property and equipment. Actual amounts could differ from those estimates.

C. Functional currency and foreign currency translation

The functional currency of the Company and its Hong Kong subsidiaries is the Hong Kong dollar (“HKD”) and the functional currency of its PRC subsidiaries is the Renminbi (“RMB”). The determination of functional currency is based on the criteria of Accounting Standard Codifications (“ASC”) as promulgated by Financial Accounting Standards Board (“FASB”) ASC 830, Foreign Currency Matters.

In the CFS of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded as a separate component of accumulated other comprehensive income (loss) in shareholders’ equity during the year in which they occur.

Translation of amounts from RMB into HKD has been made at the following exchange rates:

Balance sheet items, except for equity accounts
As of September 30, 2024	RMB1.1103 to HKD1
As of September 30, 2023	RMB1.0739 to HKD1

Statements of operations and cash flow items
For the year ended September 30, 2024	RMB1.0830 to HKD1
For the year ended September 30, 2023	RMB1.0724 to HKD1

D. Convenience translation

Translations of amounts in the CFS from HKD into US$ as of and for the year ended September 30, 2024 are solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. The Company makes no representation the HKD amounts could have been converted, realized or settled into US$ at such rate.

E. Fair value of financial instruments

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company. The Company considers the carrying amount of current assets and liabilities to approximate their FVs because of their short-term nature.

F-9

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

Level 1:	Inputs such as unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2:	Inputs — quoted prices, not included in Level 1, for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3:	Inputs — inputs based upon prices or valuation techniques that are unobservable and significant to the FV.

Financial instruments of the Company are primarily comprised of cash and cash equivalents, accounts receivable, other current assets, due from related parties, accounts payable, accrued expenses and other current liabilities, contract liabilities, due to related parties, bank loans and income tax payable. As of September 30, 2023 and 2024, the carrying values of these financial instruments approximated their FVs because of the short-term nature of these instruments.

F. Cash and cash equivalents

Cash and cash equivalents primarily consist of cash on hand and bank deposits. The Company mainly maintains its cash at banks in Hong Kong and has not experienced any losses from such concentrations. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government, with each account covered up to a maximum amount of HKD500,000 (US$64,103).

G. Expected credit loss and accounts receivable

Accounting Standards Update (ASU) 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments” (Topic 326) requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. The Company adopted the new standard effective October 1, 2022, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. Allowance for expected credit losses on accounts receivable of HKD1,027,114 was recognized on October 1, 2022.

Accounts receivable is stated at its original invoiced amount. To determine the extent of related collection risk on the accounts receivable, the Company adopted the expected credit losses (CECL) model, which is based on management’s historical collection experience, age of the receivable, the economic environment, industry trend analysis, and the current credit profile and financial condition of the customers. The Company classifies its customers into categories with similar risk characteristics. Each risk category is assigned a base loss rate, which is adjusted upwards using an aging matrix. Management reviews its receivables on a regular basis to determine if the allowance for expected credit losses is adequate and adjusts the allowance, including the base loss rate and adjustment factors, when necessary. Delinquent account balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and that the likelihood of collection is not probable.

H. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of prepaid office expenses, security deposits placed with customers and utility deposits.

I. Investment in life insurance contract

The Company invested in a key-man life insurance policy during the year ended September 30, 2023 to insure against the possible economic loss to the Company upon the death of Mr. Chow Yik Hang (“Mr. Chow”), the chief executive officer and the director of the Company. The life insurance policy provided an accumulated contract value that increased over time and an additional return upon the death of the insured. In accordance with ASC 325-30, the investment in key-man life insurance is reported at the amount that could be realized under the contract at the balance sheet date, which includes the cash surrender value and any additional amounts realizable less an allowance for credit losses. The change in cash surrender value during the period and the premium paid determine the expense or income to be recognized in the period.

The key-man life insurance policy on Mr. Chow was cancelled during the year ended September 30, 2024.

J. Property and equipment

Property and equipment consist primarily of leasehold improvements, furniture and fixtures, computers and equipment and motor vehicles, which is stated at cost less accumulated depreciation and any impairment losses. The cost of property and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is computed using the straight-line method based on the estimated useful life.

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations.

F-10

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The estimated useful life of property and equipment used in computation of depreciation are as follows:

Fixed Asset Category	Useful lives
Leasehold improvements	Shorter of lease term or life of underlying assets
Furniture and fixtures	3 - 5 years
Computers and equipment	3 - 5 years
Motor vehicles	5 years

K. Intangible assets

Intangible assets primarily comprise capitalized development costs for the cloud-based ERP platform that is used for the provision of ERP solution to customers. These assets are stated at cost less accumulated amortization and any impairment losses. The Company incurs costs to develop the cloud-based ERP platform, and certain development costs that meet the capitalization criteria outlined in ASC 985-20, “Software—Costs of Software to Be Sold, Leased, or Marketed” are capitalized as intangible assets. Such costs are capitalized once the software reaches technological feasibility and are recorded as intangible assets until the platform is available for general release to customers. Amortization is computed using the straight-line method based on the estimated useful life of the software, which is determined to be 5 years.

L. Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the FV of the assets. No impairment of long-lived assets was recognized for the years ended September 30, 2023 and 2024.

M. Contract liabilities

Contract liabilities are recorded when consideration is received in advance from a customer prior to the Company’s fulfillment of its performance obligations to the customer or other conditions under the terms of a service contract. These payments are non-refundable and are recognized as revenue when the related performance obligation is satisfied. During the years ended September 30, 2023 and 2024, revenue of HKD3,700,084 and HKD7,770,015 (US$996,156) was recognized from the contract liabilities balance at the beginning of the years.

Below is an analysis of the movements in the contract liabilities for the years ended September 30, 2023 and 2024:

	2023	2024	2024
	HKD	HKD	US$
Balance at beginning of the year	4,315,114	8,112,745	1,040,095
Receipts from customers	21,367,540	16,806,704	2,154,706
Revenue recognized during the year	(17,569,909)	(23,262,219)	(2,982,336)
Balance at end of the year	8,112,745	1,657,230	212,465

N. Government subsidies

Government subsidies are received from the Hong Kong Government for (i) the Dedicated Fund on Branding, Upgrading and Domestic Sales (“BUD Fund”) (Free Trade Agreement (“FTA”) Program) in Hong Kong which aims to fund projects and activities to assist Hong Kong enterprises in developing brands, upgrading and restructuring operations and promoting sales in the FTA economies, so as to enhance their competitiveness and facilitate their business development in the FTA economies, (ii) the New Industrialization and Technology Training Program (“NITTP”) which subsidizes Hong Kong enterprises to train their staff in advanced technologies, and (iii) the funding support from the Employment Support Scheme (“ESS”) under the Anti-epidemic Fund as relief measures against COVID-19.

(i)	BUD Fund

Such amounts are recognized in the consolidated balance sheets as deferred government subsidies upon receipt and are recognized as income when the Company has met all conditions attached to the subsidies. The conditions attached to the subsidies include the submission of a written report regarding all the expenditures of the program (“program report”) and the acceptance and approval of program report by the government.

As of September 30, 2023, a subsidy of HKD507,047 (“BUD Fund 1”) was received and recognized as deferred government subsidies in the consolidated balance sheets pending receipt of the approval of the related program report from the Hong Kong government.

During the year ended September 30, 2024, two subsidies: BUD Fund 2 for HKD116,257 (US$14,905) and BUD Fund 3 for HKD303,487 (US$38,909), respectively were received. The subsidy related to BUD Fund 2 was recognized as other income in fiscal 2024 as the supporting program report was submitted to and approved by the Hong Kong government. As of September 30, 2024, deferred government subsidies of HKD810,534 (US$103,915) is consisted of amounts received related to BUD Fund 1 and BUD Fund 3.

(ii)	NITTP

During the years ended September 30, 2023 and 2024, the Company recognized government subsidies under NITTP of nil and HKD97,665 (US$12,521), respectively, in the consolidated statements of operations and comprehensive income. There was no unfulfilled conditions nor other contingencies attached to the subsidies. Such amounts are recorded as other income upon receipt.

(iii)	ESS

During the years ended September 30, 2023 and 2024, the Company recognized government subsidies under ESS of HKD21,600 and nil, respectively, in the consolidated statements of operations and comprehensive income. There was no unfulfilled conditions nor other contingencies attached to the subsidies. Such amounts are recorded as other income upon receipt.

F-11

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

O. Operating leases

The Company leases its offices under operating leases in accordance with ASU 2016-02, Leases (Topic 842). Operating leases are recorded in the balance sheet as right-of-use (“ROU”) assets and lease liabilities, initially measured at the present value of the lease payments. The Company elected the short-term lease exemption for lease terms of 12 months or less.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease.

The ROU asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All ROU assets are reviewed for impairment. There was no impairment of ROU assets during the years ended September 30, 2023 and 2024, respectively.

P. Revenue recognition

The Company follows FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

In accordance with ASC 606, revenues are recognized when the promised services are transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to those services.

Step 1: Identify the contract with the customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when the Company satisfies a performance obligation.

The Company identifies each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Company applies a practical expedient to expense costs as incurred to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year, which need to be recognized as assets. The Company elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Revenue is as follows for the years ended September 30, 2023 and 2024:

	2023	2024	2024
	HKD	HKD	US$
Cloud-based ERP solutions	22,093,183	29,766,249	3,816,186
Maintenance and other services	1,946,646	1,876,616	240,592
Total	24,039,829	31,642,865	4,056,778

The Company provides cloud-based ERP solutions along with maintenance and other services, of which the cloud-based ERP solutions are the primary revenue stream for its customers. Contracts are typically fixed priced with no variable consideration and include maintenance services to the customers subsequent to the delivery of cloud-based ERP solutions for typically 180 to 365 days from the delivery date. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation. The Company identifies two performance obligations: (i) the delivery of the cloud-based ERP perpetual software license, comprising the customized ERP software with a series of interrelated modules within a contract that are not distinct and serve as input to complete the overall service deliverable of which customers cannot benefit from any standalone module, satisfied at a point in time upon completion of customization and delivery when the customer can install and operate the software; and (ii) the maintenance service, including technical support, bug fixes, minor enhancements, and the optional cloud storage, which involves ongoing support and data hosting and is recognized over time.

A typical cloud-based ERP arrangement grants customers full ownership of the ERP platform software through a perpetual software license, with no time limitation, upon delivery. Ownership is transferred when the customer receives the software, which can be installed and operated on the Company’s cloud server, their own systems, or third-party cloud servers. The “cloud-based” nature refers solely to the optional storage of customer data on the Company’s cloud server, which customers may utilize but are not required to connect to, as the ERP functions independently. Therefore, the Company identifies a single performance obligation for the delivery of the cloud-based ERP perpetual software license, which is satisfied at a point in time and recognized as revenue upon completion of customization and delivery to the customers. The Company classifies this as a right-to-use license, as the customer can use the cloud-based ERP solutions as it exists at delivery, with no further activities by the Company significantly affecting its utility. The development period for customized ERP solutions is relatively short, typically less than one year.

The contracts contain billing terms which generally include multiple payments throughout the contract term, and a portion of contract amount is usually billed upon completion of the related projects. Contract liabilities are recognized when payments are received in advance of performance and are subsequently recognized as revenue once the ERP platform is delivered. There were no significant returns, refunds and other similar obligations during each reporting period.

The Company also provides maintenance services as part of the contract. This service is not required for platform use and does not affect the perpetual ownership rights, which mainly includes ongoing support and data hosting services.

The transaction price of the contract is allocated between cloud-based ERP solutions and maintenance services by reference to their standalone selling price estimated using a residual approach. Revenue from maintenance services is recognized over the contract term as customers receive and consume the benefits of such services. Accordingly, the Company recognizes revenue from maintenance services on a straight-line basis monthly as it satisfies its performance obligation throughout the contract term.

In addition, the Company offers maintenance services that are not included in the cloud-based ERP contract, typically for customers who purchase standalone maintenance services after the initial ERP implementation. These standalone maintenance services are contracted separately, with a distinct transaction price, and are accounted for as a separate performance obligation. No allocation of the transaction price is required.

F-12

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Q. Cost of Revenue

Cost of revenue consists primarily of staff cost and subcontracting cost incurred in the development of the related ERP solutions. Staff cost represents salaries and wages of engineers and IT staff that are involved in the provision of cloud-based ERP solutions and maintenance and other services. These costs are charged to the consolidated statements of operations and comprehensive income as incurred.

R. Selling and Distribution Expenses

Selling and distribution expenses consist mainly of payroll, commissions and benefits for employees involved in the sales and distribution functions, and advertising and marketing expense. The commissions are calculated as a fixed percentage, ranging from 15% to 50% of the revenue generated by the salesperson and payable upon receipt of payment from customers.

S. General and Administrative Expenses

General and administrative expenses consist mainly of payroll for employees involved in general corporate functions, including accounting, finance and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation.

T. Research and Development Expenses

Research and development (“R&D”) expenses include costs directly attributable to the conduct of R&D activities.

F-13

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

U. Income taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes. Under the asset and liability method required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recorded using the balance sheet asset and liability method for temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent it is probable that taxable income will be generated to utilize net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company records a current income tax payable or prepaid income tax based on the estimated tax liability or refund due for the current year, calculated using the tax rates and tax laws enacted as of the balance sheet date. Income tax payable represents the amount of income taxes payable for the period, adjusted for any prior-period over- or under-payments identified. Prepaid income tax, such as overpayments or refundable tax credits, is recognized as a current asset when realization is probable and can be reasonably estimated.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. There were no uncertain tax positions as of September 30, 2023 and 2024, and management does not anticipate any potential future adjustments which would result in a material change to its tax positions.

V. (Loss) earnings per share

(Loss) earnings per share (“EPS”) is calculated in accordance with ASC 260, Earnings per Share. Basic EPS is computed by dividing the net income attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. During the years ended September 30, 2023 and 2024, the Company had no dilutive securities.

W. Segment reporting

The Company follows FASB ASC Topic 280, Segment Reporting, which requires the disclosure of segment information based on how management allocates resources to segments and evaluates their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”). The CODM, which is the senior executive committee that includes the chief operating officer, chief financial officer, and the chief executive officer, makes decisions about resources to be allocated to the segment and assess each operating segment’s performance.

The Company determined it operates in a single reportable segment, as the CODM primarily reviews and evaluates financial information on a consolidated basis for the purpose of resource allocation and performance assessment. The Company’s operations are focused on the provision of cloud-based ERP solutions, and the CODM assesses performance based on consolidated financial results, including net income and total assets.

The accounting policies of this segment are the same as those described in the summary of significant accounting policies. The CODM assesses performance for the segment and decides how to allocate resources based on net income that also is reported on the income statement as consolidated net income. The measure of segment assets is reported on the balance sheet as total consolidated assets. The CODM uses net income to evaluate income generated from segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity, such as for acquisitions or to pay dividends.

For the years ended September 30, 2023 and 2024, revenue and assets within Hong Kong were over 90% of the Company’s total revenue and assets, with the remainder within the PRC.

F-14

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

X. Related parties

Parties are considered related to the Company if they, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Y. Commitment and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC 450-20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Z. Recently issued accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures requiring enhancements and further transparency to certain income tax disclosures, most notably the tax rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024 on a prospective basis and retroactive application is permitted.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures. This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027.

The Company is reviewing the impact of these accounting pronouncements but does not currently expect the adoption of these standards to have a material impact on its CFS.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, are as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Accounts receivable, gross	4,782,825	4,971,275	637,343
Less: allowance for expected credit losses	(1,143,356)	(1,239,478)	(158,907)
Accounts receivable, net	3,639,469	3,731,797	478,436

Below is an analysis of the movements in the allowance for expected credit losses for the years ended September 30, 2023 and 2024:

	2023	2024	2024
	HKD	HKD	US$
Balance at beginning of the year	1,027,114	1,143,356	146,584
Additions	116,242	96,122	12,323
Balance at end of the year	1,143,356	1,239,478	158,907

As of the date these CFS are available for release, the Company collected HKD2,023,176 (US$259,382), or 54.2%, of the accounts receivable as of September 30, 2024.

F-15

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, is as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Leasehold improvements	280,000	280,000	35,897
Furniture and fixtures	264,677	264,677	33,933
Computers and equipment	388,417	459,988	58,973
Motor vehicles	164,350	—	—
	1,097,444	1,004,665	128,803
Less: accumulated depreciation	(322,325)	(482,480)	(61,856)
Property and equipment, net	775,119	522,185	66,947

During the years ended September 30, 2023 and 2024, the Company recorded depreciation of HKD138,129 and HKD193,024 (US$24,747), respectively.

5. INTANGIBLE ASSETS, NET

Intangible assets, net, are as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Cloud-based ERP solutions platform	3,992,429	3,992,429	511,850
Less: accumulated amortization	(3,904,256)	(3,992,429)	(511,850)
Intangible assets, net	88,173	—	—

During the years ended September 30, 2023 and 2024, the Company recorded amortization of HKD280,036 and HKD88,173 (US$11,304), respectively.

6. BANK LOANS AND BANK OVERDRAFT

Bank loans are as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Bank of China (Hong Kong) Limited
Term Loan 1: interest from 2.875% to 3.625%, from September 25, 2020 to August 24, 2029	712,895	640,674	82,138
Term Loan 2: interest from 2.875% to 3.625%, from October 23, 2020 to September 22, 2029	738,081	664,648	85,211
Term Loan 3: interest from 2.875% to 3.625%, from June 9, 2021 to May 8, 2030	874,888	798,888	102,421
Term Loan 4: interest from 6.175% to 6.875%, from September 9, 2022 to September 8, 2025	1,376,654	712,149	91,301
Term Loan 5: interest from 3.375% to 3.625%, from April 26, 2023 to March 25, 2034	4,729,345	4,500,075	576,933
Total bank loans classified as short-term bank loans	8,431,862	7,316,434	938,004

As of September 30, 2023 and 2024, all bank loans were denominated in HKD and secured by (i) personal guarantees given by Ms. Wong, the controlling shareholder of the Company and (ii) guarantees given by the Hong Kong Government under SME Financing Guarantee Scheme, except for Term Loan 3 which was secured by an additional personal guarantees given by Mr. Wong, a shareholder of the Company and Mr. Chow, the director of the Company. All the loans above contain a repayment on demand clause, thus they are classified as current liabilities.

As of September 30, 2023 and 2024, the Company had a banking facility of bank overdraft of HKD1,000,000 and HKD1,000,000 (US$128,205) from the Shanghai Commercial Bank Limited, respectively. The interest is from 5.375% to 6.125%. The bank overdraft is repayable on demand and secured by personal guarantee given by Mr. Wong, a shareholder of the Company and Mr. Chow, the director of the Company.

During the years ended September 30, 2023 and 2024, the Company recorded interest expense on bank loans and bank overdrafts of HKD314,507 and HKD377,598 (US$48,410), respectively.

F-16

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

7. CONCENTRATION RISK

Customer concentration

The Company does not have a concentration of its revenue and accounts receivables with specific customers. During the years ended September 30, 2023 and 2024, there were no customers that accounted for more than 10% of the Company’s revenue. As of September 30, 2023 and 2024, there was no customer which accounted for more than 10% of the Company’s accounts receivable.

Vendor concentration

A summary of vendors which was for 10% or more of the Company’s cost of revenue and the comparative figures in the respective periods is as follows:

	2023	2024
Shenzhen Jie High Machinery Company Limited (a related party -see Note 11)	43.5%	49.0%
Vendor A	12.9%	12.0%
Vendor B	10.9%	11.9%
	67.3%	72.9%

8. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company has an operating lease for office space.

Supplemental balance sheet information for the Company’s operating lease as of September 30, 2023 and 2024 is as follows:

	2023	2024	2024
	HKD	HKD	US$
ROU assets	181,034	195,619	25,079
Short-term lease liabilities	205,885	182,626	23,414
Long-term lease liabilities	—	15,500	1,987
Weighted-average remaining lease term	0.7 year	1.1 years	1.1 years
Weighted-average discount rate	2.77%	3.45%	3.45%

Maturities of operating lease liabilities at September 30, 2024 were as follows:

12 months ending September 30,	HKD
2025	186,522
2026	15,544
Total undiscounted lease payments	202,066
Less: imputed interest	(3,940)
Total lease liabilities	198,126
Total lease liabilities (US$)	25,401

F-17

ECST HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2024

9. INCOME TAXES

Cayman Islands

ECST Holdings is incorporated in the Cayman Islands. Under the laws of the Cayman Islands, ECST Holdings is not subject to income or capital gains taxes. Additionally, upon payment of dividends by ECST Holdings to its shareholders, no Cayman withholding tax will be imposed.

BVI

ECBVI is incorporated in the BVI. Under the laws of the BVI, ECBVI is not subject to tax on income or capital gains. Additionally, upon payment of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

ECHK is incorporated in Hong Kong and is subject to Hong Kong profits tax. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollars (“HKD”) (US$256,000) of profits of the qualifying group entity is taxed at 8.25%, and profits above HKD2,000,000 are taxed at 16.5%. Additionally, upon payment of dividends by the Company to its shareholders, no Hong Kong withholding tax will be imposed.

The PRC

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and FIE are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis. The tax rate is 25% for most subsidiaries of the Company in the PRC.

The income tax provision consists of the following:

	2023	2024	2024
	HKD	HKD	US$
Current tax:
Current year	—	636,516	81,605
	—	636,516	81,605

Deferred tax	—	—	—
Income tax expense	—	636,516	81,605

F-18

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

9. INCOME TAXES (cont.)

The following is a reconciliation of the Company’s income tax expense to (loss) income before provision for income taxes for the years ended September 30, 2023 and 2024:

	2023	2024	2024
	HKD	HKD	US$
(Loss) income before provision for income taxes	(2,161,941)	7,556,182	968,742

Tax (benefit) at the domestic income tax rate	(389,312)	1,218,370	156,201
Effect of Hong Kong graduated rates	—	(165,000)	(21,154)
Effect of non-taxable income	(3,828)	(35,525)	(4,554)
Effect of non-deductible expenses	88,038	93,985	12,050
Effect of utilization of tax losses brought forward	—	(558,024)	(71,542)
Effect of tax losses not recognized	305,102	82,710	10,604
Income tax expense	—	636,516	81,605

The principal components of deferred tax assets are as follows:

	As of September 30,
	2023	2024	2024
	HKD	HKD	US$
Net operating loss carrying forwards	653,882	178,569	22,894
Less: valuation allowance	(653,882)	(178,569)	(22,894)
Total deferred tax assets	—	—	—

As of September 30, 2023 and 2024, the Company had net operating loss (“NOL”) carry forwards of HKD3,765,395 and HKD714,277 (US$91,574), respectively, attributable to the Hong Kong and PRC subsidiaries. As of September 30, 2024, the cumulative tax losses of HKD714,277 (US$91,574) for entities in the PRC will expire beginning in 2028 through 2029. Since the Company considers it more likely than not that those subsidiaries will not generate sufficient pre-tax profit within the carryforward period available under applicable tax law, a full valuation allowance was recognized as of September 30, 2023 and 2024, respectively.

F-19

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

10. DIVIDEND

On September 30, 2024, ECHK declared a dividend of HK$1,500,000 (US$192,308) to its then shareholders, Jeco Holdings Limited and Mr. Wong. The dividend was used to offset amount due from/to related parties.

11. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties of the Company are as follows:

Name of related parties	Relationship with the Company
Ms. Wong	Controlling shareholder of the Company, the sister of Mr. Wong
Mr. Wong	Shareholder of the Company, the brother of Ms. Wong
Mr. Chow	Chief executive officer and a director of the Company, the son of Ms. Wong
Shenzhen Jie High Machinery Company Limited	An entity controlled by Ms. Wong
Jeco Holdings Limited	Shareholder of ECHK before the Reorganization in March 2025 and controlled by Ms. Wong
Jeco Precision Limited	An entity controlled by Ms. Wong
Jetin Technology Development Limited	An entity controlled by Mr. Chow

Included in the Company’s revenue for the years ended September 30, 2023 and 2024 was HKD758,346 and HKD742,990 (US$95,255) respectively, of revenue for other services from Jeco Precision Limited.

Included in the Company’s cost of revenue for the years ended September 30, 2023 and 2024 is contracted labor of engineers and IT staff of HKD2,610,915 and HKD2,505,272 (US$321,189) respectively, from Shenzhen Jie High Machinery Company Limited.

F-20

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

11. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

(a)	Due from related party

As of September 30, 2023 and 2024, due from related party consists of the following:

Name of related party	2023	2024	2024
	HKD	HKD	US$
Jeco Precision Limited(1)	1,684,676	—	—
Total	1,684,676	—	—

(1)	The amount was trade related and non-interest bearing.

(b)	Advance to related parties

As of September 30, 2023 and 2024, advance to related parties consists of the following:

Name of related parties	2023	2024	2024
	HKD	HKD	US$
Ms. Wong(2)	110,072	—	—
Mr. Wong(2)	457,187	—	—
Mr. Chow(2)	1,847,319	6,658,669	853,676
Shenzhen Jie High Machinery Company Limited(2)	3,319,069	—	—
Jetin Technology Development Limited(2)	1,015,099	—	—
Total	6,748,746	6,658,669	853,676

(2)	The amounts were non-interest bearing working capital advances which were non-trade in nature and repayable on demand.

As of the date these CFS are available for release, the Company collected HKD3,760,000 (US$482,051), or 56.5% of the amount due from related party and advance to related parties, amounted to HKD6,658,669 (US$853,676) in total as of September 30, 2024.

(c)	Due to related party

As of September 30, 2023 and 2024, due to related party consists of the following:

Name of related party	2023	2024	2024
	HKD	HKD	US$
Shenzhen Jie High Machinery Company Limited(3)	237,622	—	—
Total	237,622	—	—

(3)	The amount was trade related and non-interest bearing.

(d)	Offsetting arrangement

On September 30, 2024, Mr. Chow and various related parties entered into an offsetting arrangement to net off amounts (1) due from Mr. Chow and (2) due from/to and advance to related parties. The arrangement was a non-cash transaction that resulted in amount due from Mr. Chow of HKD6,658,669 (US$853,676). Prior to the offsetting arrangement, due from /advance to and due to related parties were as follows:

Name of related parties	Due from/Advance to	Due to
	HKD	HKD
Jeco Precision Limited	571,500	—
Ms. Wong	135,377	—
Mr. Wong	4,687	375,000
Mr. Chow	1,749,596	—
Jeco Holdings Limited	—	1,125,000
Shenzhen Jie High Machinery Company Limited	5,113,249	311,375
Jetin Technology Development Limited	895,635	—
Total	8,470,044	1,811,375

The change of due from/to related parties and advance to related parties as of September 30, 2023 to that of September 30, 2024 is as follows:

	Due from related party	Advance to related parties	Due to related parties
	HKD	HKD	HKD
Balance at September 30, 2023	1,684,676	6,748,746	(237,622)
Net cash flows from operating activities	(1,113,176)	—	(73,753)
Net cash flows from investing activities	—	1,209,399	—
Foreign currency translation adjustments	—	(59,601)	—
Dividend declared	—	—	(1,500,000)
Offsetting arrangement	(571,500)	(1,239,875)	1,811,375
Balance at September 30, 2024	—	6,658,669	—

F-21

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

12. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated.

The Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount.

As of the date which this CFS is issued, (a) the Company is not a party to any material legal or administrative proceedings; and (b) the Company is not a party to any domestic or international claims or litigation with respect to defective products or other matters.

13. SUBSEQUENT EVENTS

In preparing these CFS, the Company evaluated events and transactions for potential recognition or disclosure through, April 15, 2025. No other events require adjustment to or disclosure in the CFS other than the following:

●	In connection with the IPO, ECST Holdings was incorporated in the Cayman Islands on February 5, 2025, with an authorized share capital of US$50,000 divided into (i) 250,000,000 Class A ordinary shares of US$0.0001 each and (ii) 250,000,000 Class B ordinary shares of US$0.0001 each. Holders of Class A ordinary shares and Class B ordinary shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights and entitlement for dividends, except each Class A ordinary shares is entitled to one (1) vote and each Class B ordinary shares is entitled to twenty (20) votes. As of the date on which the CFS is issued, ECST Holdings has 20,000,000 Class A ordinary shares issued and outstanding.

14. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test of its restricted net assets of the consolidated subsidiaries in accordance with the Securities and Exchange Commission’s Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial information of the parent company.

F-22

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

14. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

The subsidiaries did not pay dividends to the parent Company for the years presented. For presenting parent-only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiaries” and the income of the subsidiaries is presented as “share of income of subsidiaries.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP are not required.

ECST Holdings became the parent company of the Company as a result of the Reorganization in March 2025. ECST Holdings is a holding company with no operations, did not have any significant capital and other commitments, and did not have any long-term obligations, or guarantees as of September 30, 2024. ECST Holdings did not have any business activities during the year ended September 30, 2024.

The following is the condensed parent company’s balance sheets:

	September 30, 2023	September 30, 2024	September 30, 2024
	HKD	HKD	US$
Assets:
Non-current assets
Investment in subsidiaries	8	236,690	30,344
Total non-current assets	8	236,690	30,344
Total assets	8	236,690	30,344

Liabilities and Shareholders’ Equity:
Liabilities:
Current liabilities
Due to subsidiaries	5,183,126	—	—
Total current liabilities	5,183,126	—	—

Total liabilities	5,183,126	—	—

Commitment and contingencies	—	—	—

Shareholders’ Equity (deficit):
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding*	15,600	15,600	2,000
Additional paid-in capital	105,710	105,710	13,552
(Accumulated deficit) retained earnings	(5,304,428)	115,380	14,792
Total (deficit) shareholders’ equity	(5,183,118)	236,690	30,344
Total liabilities and shareholders’ equity	8	236,690	30,344

* Gives retroactive effect to reflect the Reorganization in March 2025.

F-23

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2024

14. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

The following is the condensed parent company’s statements of income:

	2023	2024	2024
	HKD	HKD	US$
Equity (loss) income of subsidiaries	(2,161,941)	6,919,808	887,155
Net (loss) income	(2,161,941)	6,919,808	887,155

The following is the condensed parent company’s statements of cash flows:

	2023	2024	2024
	HKD	HKD	US$
Cash flows from operating activities:
Net (loss) income	(2,161,941)	6,919,808	887,155
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Equity loss (income) of subsidiaries	2,161,941	(6,919,808)	(887,155)
Net cash provided by operating activities	—	—	—

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the year	—	—	—
Cash and cash equivalents at the end of the year	—	—	—

F-24

ECST HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2024	As of March 31, 2025	As of March 31, 2025
	(Audited)	(Unaudited)	(Unaudited)
	HKD	HKD	US$
Assets:
Current assets
Cash and cash equivalents	342,774	6,097,725	781,760
Accounts receivable, net	3,731,797	4,738,317	607,477
Prepaid expenses and other current assets	1,132,079	1,549,479	198,651
Advance to a related party	6,658,669	4,625,382	592,998
Total current assets	11,865,319	17,010,903	2,180,886

Non-current assets
Property and equipment, net	522,185	431,724	55,349
Right-of-use assets, net	195,619	101,657	13,033
Deferred offering cost	—	4,045,803	518,693
Total non-current assets	717,804	4,579,184	587,075
Total Assets	12,583,123	21,590,087	2,767,961

Liabilities and Equity:
Liabilities:
Current liabilities
Accounts payable	10,549	237,992	30,513
Accrued expenses and other current liabilities	978,500	2,453,503	314,551
Contract liabilities	1,657,230	233,150	29,891
Deferred government subsidies	810,534	810,534	103,915
Bank overdraft	798,467	942,151	120,789
Bank loans	7,316,434	11,177,585	1,433,024
Lease liabilities	182,626	103,821	13,310
Income tax payable	594,395	1,150,157	147,456
Total current liabilities	12,348,735	17,108,893	2,193,449

Non-current liabilities
Lease liabilities, non-current	15,500	—	—
Total non-current liabilities	15,500	—	—
Total Liabilities	12,364,235	17,108,893	2,193,449

Commitment and contingencies	—	—	—

Stockholders’ Equity:
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding*	15,600	15,600	2,000
Additional paid-in capital	105,710	105,710	13,552
Accumulated other comprehensive loss	(18,768)	(27,915)	(3,579)
Retained earnings	115,380	4,386,749	562,404
Total equity attributable to equity holders of the Company	217,922	4,480,144	574,377
Non-controlling interests	966	1,050	135
Total Stockholders’ Equity	218,888	4,481,194	574,512
Total Liabilities and Stockholders’ Equity	12,583,123	21,590,087	2,767,961

* Gives retroactive effect to reflect the Reorganization in March 2025.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

ECST HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	Six Months Ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Revenue - third parties	18,027,852	16,494,153	2,114,635
Revenue - related party	—	937,331	120,171
Total revenue	18,027,852	17,431,484	2,234,806
Cost of revenue	2,600,759	2,695,556	345,584
Gross profit	15,427,093	14,735,928	1,889,222

Operating expenses:
Selling and distribution	6,263,054	4,903,545	628,660
General and administrative	4,036,357	4,481,051	574,494
Research and development	94,750	439,000	56,282
Total operating expenses	10,394,161	9,823,596	1,259,436

Income from operations	5,032,932	4,912,332	629,786

Other income (expenses):
Government subsidies	97,665	—	—
Investment income from life insurance contract	1,300	—	—
Interest income	23	47	6
Interest expense	(200,189)	(188,382)	(24,152)
Other miscellaneous (expenses) income	(4,964)	103,474	13,265
Total other expenses, net	(106,165)	(84,861)	(10,881)

Income before provision for income taxes	4,926,767	4,827,471	618,905
Income tax expense	(129,796)	(556,052)	(71,289)
Net income	4,796,971	4,271,419	547,616
Less: net (loss) income attributable to non-controlling interests	(348)	50	6
Net income attributable to equity holders of the Company	4,797,319	4,271,369	547,610

Net income	4,796,971	4,271,419	547,616
Foreign currency translation adjustment	1,611	(9,113)	(1,168)
Total comprehensive income	4,798,582	4,262,306	546,448

Comprehensive income attributable to:
Equity holders of the Company	4,798,919	4,262,222	546,438
Non-controlling interests	(337)	84	10
	4,798,582	4,262,306	546,448

Earnings per ordinary share- basic and diluted*	0.240	0.214	0.027
Weighted average number of ordinary shares outstanding – basic and diluted*	20,000,000	20,000,000	20,000,000

* Gives retroactive effect to reflect the Reorganization in March 2025.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

ECST HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

SIX MONTHS ENDED MARCH 31, 2024 AND 2025

	Ordinary shares number*	Ordinary shares amount*	Additional paid-in capital	Accumulated other comprehensive income (loss)	(Accumulated deficit) retained earnings	Total (deficit) equity attributable to equity holders of the Company	Non- controlling interests	Total (deficit) equity
		HKD	HKD	HKD	HKD	HKD	HKD	HKD
Balance as of September 30, 2023 (Audited)	20,000,000	15,600	105,710	39,367	(5,304,428)	(5,143,751)	1,096	(5,142,655)
Net income (loss)	—	—	—	—	4,797,319	4,797,319	(348)	4,796,971
Foreign currency translation adjustment	—	—	—	1,600	—	1,600	11	1,611

Balance as of March 31, 2024 (Unaudited)	20,000,000	15,600	105,710	40,967	(507,109)	(344,832)	759	(344,073)

Balance as of September 30, 2024 (Audited)	20,000,000	15,600	105,710	(18,768)	115,380	217,922	966	218,888
Net income	—	—	—	—	4,271,369	4,271,369	50	4,271,419
Foreign currency translation adjustment	—	—	—	(9,147)	—	(9,147)	34	(9,113)

Balance as of March 31, 2025 (Unaudited)	20,000,000	15,600	105,710	(27,915)	4,386,749	4,480,144	1,050	4,481,194
Balance as of March 31, 2025 (Unaudited) (US$)	20,000,000	2,000	13,552	(3,579)	562,404	574,377	135	574,512

* Gives retroactive effect to reflect the Reorganization in March 2025.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

ECST HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Cash flows from operating activities:
Net income	4,796,971	4,271,419	547,616
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	189,976	90,461	11,598
Investment income from life insurance contract	(1,300)	—	—
Provision for expected credit losses	622,447	339,961	43,585
Non-cash lease expense	232,458	90,110	11,553
Changes in operating assets and liabilities
Accounts receivable	(2,280,386)	(1,346,481)	(172,626)
Prepaid expenses and other assets	(542,315)	(417,400)	(53,512)
Due from related party	887,519	—	—
Accounts payable	(672,378)	227,443	29,159
Accrued expenses and other liabilities	1,645,578	1,475,003	189,103
Contract liabilities	(4,662,959)	(1,424,080)	(182,574)
Due to related party	(237,622)	—	—
Lease liabilities	(247,333)	(90,367)	(11,586)
Deferred government subsidies	303,487	—	—
Taxes payable	129,574	555,762	71,252
Net cash provided by operating activities	163,717	3,771,831	483,568

Cash flows from investing activities:
Purchase of property and equipment	(71,570)	—	—
Proceeds from disposal of property and equipment	61,881	—	—
Cancellation of a life insurance policy	475,106	—	—
Repayment from related parties	—	2,025,086	259,626
Advance to related parties	(130,993)	—	—
Net cash provided by investing activities	334,424	2,025,086	259,626

Cash flows from financing activities:
Proceeds from bank loans	—	4,252,600	545,205
Repayments of bank loans	(736,734)	(391,449)	(50,186)
Change in bank overdraft	103,281	143,684	18,421
Payment of offering cost	—	(4,045,803)	(518,693)
Net cash used in financing activities	(633,453)	(40,968)	(5,253)

Effect of foreign exchange rate on cash	422	(998)	(126)

Net (decrease) increase in cash and cash equivalents	(134,890)	5,754,951	737,815
Cash and cash equivalents at the beginning of the period	319,222	342,774	43,945
Cash and cash equivalents at the end of the period	184,332	6,097,725	781,760

Supplemental disclosure of cash flows information:
Cash paid for interest expense	196,586	185,756	23,815
Non-cash activities and transactions:
Operating right-of-use assets recognized for related operating lease liabilities	326,859	—	——

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

1. ORGANIZATION AND PRINCIPAL BUSINESS

Principal activities

ECST Holdings Limited (“ECST Holdings”) was incorporated in the Cayman Islands with limited liability on February 5, 2025 as a holding company. ECST Holdings, through its subsidiaries (collectively, the “Company”), provides cloud-based enterprise resource planning (“ERP”) solutions in Hong Kong with tailored applications that enable customers to manage essential aspects of their business operations on a unified platform.

Business reorganization

In connection with the proposed initial public offering (“IPO”) of the ordinary shares of ECST Holdings, the Company reorganized its legal entity structure in March 2025. The reorganization involved the incorporation of ECST Holdings in February 2025 and ECST (BVI) Limited (“ECBVI”) in March 2025, respectively, and the equity transfer of E-Commerce System Technology Limited (“ECHK”) to ECBVI in March 2025 (the “Reorganization”). The Reorganization was treated as a reorganization of companies under common control since the same major shareholder, Ms. Wong Yuk Chun Cathy (“Ms. Wong”) controlled all these entities before and after the Reorganization. The consolidation of ECST Holdings and its subsidiaries was accounted for at historical cost and prepared on the basis as if the aforementioned transactions became effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements (“unaudited condensed CFS”). The unaudited condensed CFS includes a retroactive presentation of all equity related disclosures, including share and per share, which were revised to reflect the effect of the Reorganization.

The following sets forth the Company’s consolidated subsidiaries:

Subsidiaries	Place of incorporation	% of beneficial ownership as of date of this report		Date of incorporation	Principal activities
ECBVI	British Virgin Islands (“BVI”)	100%		March 4, 2025	Holding company, not engaged in any business activities
E-Commerce System Technology Limited (“ECHK”)	Hong Kong	100%		February 3, 2009	Provision of cloud-based ERP solutions, and maintenance and other services
Shenzhen Yixi Technology Company Limited	The People’s Republic of China (the “PRC”)	100%		July 9, 2019	Provision of technical support and consulting services
Foshan Yixi Intelligent Technology Company Limited (“EC Foshan”)	The PRC	99%	(Note)	August 14, 2023	Provision of technical support and consulting services

Note: On December 18, 2023, ECHK acquired 99% of EC Foshan from Ms. Wong, the controlling shareholder of the Company. The acquisition was accounted for as a combination under common control in accordance with ASC 805-50, as EC Foshan was under the control of Ms. Wong before and after the transaction. The transaction expanded the provision of technical support and consulting services of the Company. The acquisition of EC Foshan is not significant to the unaudited condensed CFS for the six months ended March 31, 2024.

F-29

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

1. ORGANIZATION AND PRINCIPAL BUSINESS (cont.)

F-30

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Basis of presentation and consolidation

The unaudited condensed CFS and related notes include all accounts of the Company and its subsidiaries. While the unaudited condensed CFS are prepared in accordance with accounting principles generally accepted in the U.S. of America (“U.S. GAAP”), they do not include all the information required for annual financial statements and should be read in conjunction with the Company’s audited CFS and related notes as of September 30, 2024 and 2023 and for the years then ended. All intercompany transactions were eliminated in consolidation.

For the Company’s subsidiaries, non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, non-controlling interests are a minority shareholder’s 1% ownership of EC Foshan. Non-controlling interests are classified as a separate line item in the equity section of the Company’s consolidated balance sheets and are separately disclosed in the Company’s unaudited condensed consolidated statements of operations to distinguish the interests from that of the Company.

B. Use of estimates and assumptions

The preparation of unaudited condensed CFS in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the unaudited condensed CFS and related notes. Significant accounting estimates include the allowance for accounts receivable, and due from related parties and useful life of property and equipment. Actual amounts could differ from those estimates.

C. Functional currency and foreign currency translation

The functional currency of the Company and its Hong Kong subsidiaries is the Hong Kong dollar (“HKD”) and the functional currency of its PRC subsidiaries is the Renminbi (“RMB”). The determination of functional currency is based on the criteria of Accounting Standard Codifications (“ASC”) as promulgated by Financial Accounting Standards Board (“FASB”) ASC 830, Foreign Currency Matters.

In the unaudited condensed CFS of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded as a separate component of accumulated other comprehensive income (loss) in shareholders’ equity during the year in which they occur.

Translation of amounts from RMB into HKD has been made at the following exchange rates:

Balance sheet items, except for equity accounts
As of March 31, 2025	RMB1.0715 to HKD1
As of September 30, 2024	RMB1.1103 to HKD1

Statements of operations and cash flow items
For the six months ended March 31, 2025	RMB1.0758 to HKD1
For the six months ended March 31, 2024	RMB1.0873 to HKD1

D. Convenience translation

Translations of amounts in the unaudited condensed CFS from HKD into US$ as of and for the six months ended March 31, 2025 are solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. The Company makes no representation the HKD amounts could have been converted, realized or settled into US$ at such rate.

E. Fair value of financial instruments

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company. The Company considers the carrying amount of current assets and liabilities to approximate their FVs because of their short-term nature.

F-31

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

Level 1:	Inputs such as unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2:	Inputs — quoted prices, not included in Level 1, for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3:	Inputs — inputs based upon prices or valuation techniques that are unobservable and significant to the FV.

Financial instruments of the Company are primarily comprised of cash and cash equivalents, accounts receivable, other current assets, advance due to a related party, accounts payable, accrued expenses and other current liabilities, contract liabilities, bank loans and income tax payable. As of September 30, 2024 (audited) and March 31, 2025, the carrying values of these financial instruments approximated their FVs because of the short-term nature of these instruments.

F. Cash and cash equivalents

Cash and cash equivalents primarily consist of cash on hand and bank deposits. The Company mainly maintains its cash at banks in Hong Kong and has not experienced any losses from such concentrations. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government, with each account covered up to HKD500,000 (US$64,103).

G. Expected credit loss and accounts receivable

The Company adopted Accounting Standards Update (ASU) 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments” (Topic 326) to measure impairments of certain financial assets.

Accounts receivable is stated at its original invoiced amount. To determine the collection risk on the accounts receivable, the Company follows the expected credit losses (CECL) model, which is based on management’s historical collection experience, age of the receivable, the economic environment, industry trend analysis, and the current credit profile and financial condition of the customers. The Company classifies its customers into categories with similar risk characteristics. Each risk category is assigned a base loss rate, which is adjusted upwards using an aging matrix. Management reviews its receivables on a regular basis to determine if the allowance for expected credit losses is adequate and adjusts the allowance, including the base loss rate and adjustment factors, when necessary. Delinquent account balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and that the likelihood of collection is not probable.

H. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of prepaid office expenses, security deposits placed with customers and utility deposits.

I. Deferred offering cost

Deferred offering cost consists of legal, underwriting fees and other costs incurred in connection with the Company’s planned IPO in the United States. These costs, together with the underwriting discounts and commissions, will be charged to additional paid-in capital upon completion of the planned IPO or charged to consolidated statements of operations and comprehensive income if the planned IPO is not completed.

J. Property and equipment

Property and equipment consist primarily of leasehold improvements, furniture and fixtures, computers and equipment and motor vehicles, which is stated at cost less accumulated depreciation and any impairment losses. The cost of property and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is computed using the straight-line method based on the estimated useful life.

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations.

F-32

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The estimated useful life of property and equipment used in computation of depreciation are as follows:

Fixed Asset Category	Useful lives
Leasehold improvements	Shorter of lease term or life of underlying assets
Furniture and fixtures	3 - 5 years
Computers and equipment	3 - 5 years

K. Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the FV of the assets. No impairment of long-lived assets was recognized for the six months ended March 31, 2024 and 2025.

L. Contract liabilities

Contract liabilities are recorded when consideration is received in advance from a customer prior to the Company’s fulfillment of its performance obligations to the customer or other conditions under the terms of a service contract. These payments are non-refundable and are recognized as revenue when the related performance obligation is satisfied. During the six months ended March 31, 2024 and 2025, revenue of HKD7,204,765 and HKD1,365,000 (US$175,000) was recognized from the contract liabilities balance at the beginning of the periods.

Below is the movements in contract liabilities for the six months ended March 31, 2024 and 2025:

	2024	2025	2025
	HKD	HKD	US$
Balance at beginning of the period	8,112,745	1,657,230	212,465
Receipts from customers	8,642,941	4,222,909	541,399
Revenue recognized during the period	(13,305,900)	(5,646,989)	(723,973)
Balance at end of the period	3,449,786	233,150	29,891

M. Government subsidies

Government subsidies are received from the Hong Kong Government for (i) the Dedicated Fund on Branding, Upgrading and Domestic Sales (“BUD Fund”) and (ii) the New Industrialization and Technology Training Program (“NITTP”).

(i)	BUD Fund

Such amounts are recognized in the consolidated balance sheets as deferred government subsidies upon receipt and are recognized as income when the Company has met all conditions attached to the subsidies. The conditions attached to the subsidies include the submission of a written report regarding all the expenditures of the program (“program report”) and the acceptance and approval of program report by the government.

During the six months ended March 31, 2024, a subsidy of BUD Fund 3 for HKD303,487 (US$38,909) was received and recognized as deferred government subsidies in the unaudited condensed consolidated balance sheets pending receipt of the approval of the related program report from the Hong Kong government. As of September 30, 2024 (audited) and March 31, 2025, deferred government subsidies of HKD810,534 (US$103,915) is consisted of amounts received related to BUD Fund 1 (previously received in 2023) and BUD Fund 3.

(ii)	NITTP

During the six months ended March 31, 2024 and 2025, the Company recognized government subsidies under NITTP of KD97,665 (US$12,521) and nil, respectively, in the unaudited condensed consolidated statements of operations and comprehensive income. There was no unfulfilled conditions nor other contingencies attached to the subsidies. Such amounts are recorded as other income upon receipt.

F-33

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

N. Operating leases

The Company leases its offices under operating leases in accordance with ASU 2016-02, Leases (Topic 842). Operating leases are recorded in the balance sheet as right-of-use (“ROU”) assets and lease liabilities, initially measured at the present value of the lease payments. The Company elected the short-term lease exemption for lease terms of 12 months or less.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease.

The ROU asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All ROU assets are reviewed for impairment. There was no impairment of ROU assets during the six months ended March 31, 2024 and 2025, respectively.

O. Revenue recognition

The Company follows FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

In accordance with ASC 606, revenues are recognized when the promised services are transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to those services.

Step 1: Identify the contract with the customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when the Company satisfies a performance obligation.

The Company identifies each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Company applies a practical expedient to expense costs as incurred to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year, which need to be recognized as assets. The Company elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Revenue is as follows for the six months ended March 31, 2024 and 2025:

	2024	2025	2025
	HKD	HKD	US$
Cloud-based ERP solutions	17,144,151	15,170,343	1,944,916
Maintenance and other services	883,701	2,261,141	289,890
Total	18,027,852	17,431,484	2,234,806

F-34

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company provides cloud-based ERP solutions along with maintenance and other services, of which the cloud-based ERP solutions are the primary revenue stream for its customers. Contracts are typically fixed priced with no variable consideration and include maintenance services to the customers subsequent to the delivery of cloud-based ERP solutions for typically 180 to 365 days from the delivery date. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation. The Company identifies two performance obligations: (i) the delivery of the cloud-based ERP perpetual software license, comprising the customized ERP software with a series of interrelated modules within a contract that are not distinct and serve as input to complete the overall service deliverable of which customers cannot benefit from any standalone module, satisfied at a point in time upon completion of customization and delivery when the customer can install and operate the software; and (ii) the maintenance service, including technical support, bug fixes, minor enhancements, and the optional cloud storage, which involves ongoing support and data hosting and is recognized over time.

A typical cloud-based ERP arrangement grants customers full ownership of the ERP platform software through a perpetual software license, with no time limitation, upon delivery. Ownership is transferred when the customer receives the software, which can be installed and operated on the Company’s cloud server, their own systems, or third-party cloud servers. The “cloud-based” nature refers solely to the optional storage of customer data on the Company’s cloud server, which customers may utilize but are not required to connect to, as the ERP functions independently. Therefore, the Company identifies a single performance obligation for the delivery of the cloud-based ERP perpetual software license, which is satisfied at a point in time and recognized as revenue upon completion of customization and delivery to the customers. The Company classifies this as a right-to-use license, as the customer can use the cloud-based ERP solutions as it exists at delivery, with no further activities by the Company significantly affecting its utility. The development period for customized ERP solutions is relatively short, typically less than one year.

The contracts contain billing terms which generally include multiple payments throughout the contract term, and a portion of contract amount is usually billed upon completion of the related projects. Contract liabilities are recognized when payments are received in advance of performance and are subsequently recognized as revenue once the ERP platform is delivered. There were no significant returns, refunds and other similar obligations during each reporting period.

The Company also provides maintenance services as part of the contract. This service is not required for platform use and does not affect the perpetual ownership rights, which mainly includes ongoing support and data hosting services.

The transaction price of the contract is allocated between cloud-based ERP solutions and maintenance services by reference to their standalone selling price estimated using a residual approach. Revenue from maintenance services is recognized over the contract term as customers receive and consume the benefits of such services. Accordingly, the Company recognizes revenue from maintenance services on a straight-line basis monthly as it satisfies its performance obligation throughout the contract term.

In addition, the Company offers maintenance services that are not included in the cloud-based ERP contract, typically for customers who purchase standalone maintenance services after the initial ERP implementation. These standalone maintenance services are contracted separately, with a distinct transaction price, and are accounted for as a separate performance obligation. No allocation of the transaction price is required.

F-35

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

P. Cost of Revenue

Cost of revenue consists primarily of staff cost and subcontracting cost incurred in the development of the related ERP solutions. Staff cost is salaries and wages of engineers and IT staff that are involved in the provision of cloud-based ERP solutions and maintenance and other services. These costs are charged to the unaudited condensed consolidated statements of operations and comprehensive income as incurred.

Q. Selling and Distribution Expenses

Selling and distribution expenses consist mainly of payroll, commissions and related incentives and benefits for employees involved in the sales and distribution functions, and advertising and marketing expense. The commissions and related incentives are calculated as a fixed percentage, ranging from 15% to 50% of the receipt of payment from customer for revenue generated by the salesperson, with average rates of 32.9% and 32.6% for the 6 months ended March 31, 2024 and 2025, respectively.

R. General and Administrative Expenses

General and administrative expenses consist mainly of payroll for employees involved in general corporate functions, including accounting, finance and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation.

S. Research and Development Expenses

Research and development (“R&D”) expenses include costs directly attributable to the conduct of R&D activities.

F-36

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

T. Income taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes. Under the asset and liability method required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recorded using the balance sheet asset and liability method for temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent it is probable that taxable income will be generated to utilize net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company records a current income tax payable or prepaid income tax based on the estimated tax liability or refund due for the current year, calculated using the tax rates and tax laws enacted as of the balance sheet date. Income tax payable represents the amount of income taxes payable for the period, adjusted for any prior-period over- or under-payments identified. Prepaid income tax, such as overpayments or refundable tax credits, is recognized as a current asset when realization is probable and can be reasonably estimated.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. There were no uncertain tax positions as of September 30, 2024 (audited) and March 31, 2025, and management does not anticipate any potential future adjustments which would result in a material change to its tax positions.

U. Earnings per share

Earnings per share (“EPS”) is calculated in accordance with ASC 260, Earnings per Share. Basic EPS is computed by dividing the net income attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. During the six months ended March 31, 2024 and 2025, the Company had no dilutive securities.

V. Segment reporting

The Company follows FASB ASC Topic 280, Segment Reporting, which requires the disclosure of segment information based on how management allocates resources to segments and evaluates their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”). The CODM, which is the senior executive committee that includes the chief executive officer, makes decisions about resources to be allocated to the segment and assess each operating segment’s performance.

The Company determined it operates in a single reportable segment, as the CODM primarily reviews and evaluates financial information on a consolidated basis for the purpose of resource allocation and performance assessment. The Company’s operations are focused on the provision of cloud-based ERP solutions, and the CODM assesses performance based on consolidated financial results, including net income and total assets.

The accounting policies of this segment are the same as those described in the summary of significant accounting policies. The CODM assesses performance for the segment and decides how to allocate resources based on net income that also is reported on the income statement as consolidated net income. The measure of segment assets is reported on the balance sheet as total consolidated assets. The CODM uses net income to evaluate income generated from segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity, such as for acquisitions or to pay dividends.

For the six months ended March 31, 2024 and 2025 and as of September 30, 2024 and March 31, 2025, revenue and assets within Hong Kong were over 90% of the Company’s total revenue and assets, with the remainder within the PRC.

F-37

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

W. Related parties

Parties are considered related to the Company if they, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

X. Commitment and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC 450-20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Y. Recently issued accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures requiring enhancements and further transparency to certain income tax disclosures, most notably the tax rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024 on a prospective basis and retroactive application is permitted.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures. This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027.

The Company is reviewing the impact of these accounting pronouncements but does not currently expect the adoption of these standards to have a material impact on its CFS.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, are as follows:

	As of
	September 30, 2024	March 31, 2025	March 31, 2025
	HKD	HKD	US$
	(Audited)
Accounts receivable, gross	4,971,275	6,317,756	809,969
Less: allowance for expected credit losses	(1,239,478)	(1,579,439)	(202,492)
Accounts receivable, net	3,731,797	4,738,317	607,477

Below is the movements in the allowance for expected credit losses for the six months ended March 31, 2024 and 2025:

	2024	2025	2025
	HKD	HKD	US$
Balance at beginning of the period	1,143,356	1,239,478	158,907
Additions	622,447	339,961	43,585
Balance at end of the period	1,765,803	1,579,439	202,492

As of the date these unaudited condensed CFS are available for release, the Company collected HKD2,642,350 (US$338,763), or 55.8%, of the accounts receivable as of March 31, 2025.

F-38

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, is as follows:

	As of
	September 30, 2024	March 31, 2025	March 31, 2025
	HKD	HKD	US$
	(Audited)
Leasehold improvements	280,000	280,000	35,897
Furniture and fixtures	264,677	264,677	33,933
Computers and equipment	459,988	459,988	58,973
	1,004,665	1,004,665	128,803
Less: accumulated depreciation	(482,480)	(572,941)	(73,454)
Property and equipment, net	522,185	431,724	55,349

During the six months ended March 31, 2024 and 2025, the Company recorded depreciation of HKD101,803 and HKD90,461 (US$11,598), respectively.

5. BANK LOANS AND BANK OVERDRAFT

(i)	Bank loans

Bank loans are as follows:

	As of
	September 30, 2024	March 31, 2025	March 31, 2025
	HKD	HKD	US$
	(Audited)
Bank of China (Hong Kong) Limited
Term Loan 1: floating interest at 2.5% below Hong Kong Dollars Prime Rate (“HKD Prime Rate”), effective from 2.75% to 3.625%, from September 25, 2020 to August 24, 2029	640,674	634,106	81,296
Term Loan 2: floating interest at 2.5% below HKD Prime Rate, effective from 2.75% to 3.625%, from October 23, 2020 to September 22, 2029	664,648	657,970	84,355
Term Loan 3: floating interest at 2.5% below HKD Prime Rate, effective from 2.75% to 3.625%, from June 9, 2021 to May 8, 2030	798,888	791,980	101,536
Term Loan 4: floating interest at 1% over HKD Prime Rate, effective from 6.25% to 6.875%, from September 9, 2022 to September 8, 2025	712,149	361,616	46,361
Term Loan 5: floating interest at 2.5% below HKD Prime Rate, effective from 2.75% to 3.625%, from April 26, 2023 to March 25, 2034	4,500,075	4,479,313	574,271

Shanghai Commercial Bank Limited
Term Loan 6: floating interest at 1.5% below HKD Prime Rate, effective from 4.0% to 4.375%, repayable by March 31, 2026	—	4,252,600	545,205
Total bank loans classified as short-term bank loans	7,316,434	11,177,585	1,433,024

Term Loan 1 to Term Loan 5:

As of September 30, 2024 (audited) and March 31, 2025, all bank loans were denominated in HKD and secured by (i) personal guarantees given by Ms. Wong, the controlling shareholder of the Company and (ii) guarantees given by the Hong Kong Government under SME Financing Guarantee Scheme, except for Term Loan 3 which was secured by an additional personal guarantees given by Mr. Wong, a shareholder of the Company and Mr. Chow, the director of the Company. All the loans above contain a repayment on demand clause, thus they are classified as current liabilities.

Term Loan 6:

As of March 31, 2025, the bank loan was denominated in HKD and secured by (i) personal guarantees given by Mr. Wong, a shareholder of the Company and Mr. Chow, the director of the Company and (ii) charge on cash deposits of HKD5,000,000 held in the name of Mr. Wong. The loan is repayable by March 31, 2026, thus they are classified as current liabilities.

(ii)	Bank overdrafts

As of September 30, 2024 (audited) and March 31, 2025, the Company had a banking facility of bank overdraft of HKD1,000,000 and HKD1,000,000 (US$128,205) from Shanghai Commercial Bank Limited, respectively. The interest is floating at HKD Prime Rate, effective from 5.5% to 6.125%. The bank overdraft is repayable on demand and secured by personal guarantee given by Mr. Wong, a shareholder of the Company and Mr. Chow, the director of the Company.

During the six months ended March 31, 2024 and 2025, the Company recorded interest expense on bank loans and bank overdrafts of HKD196,586 and HKD185,756 (US$23,815), respectively.

F-39

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

6. CONCENTRATION RISK

Customer concentration

The Company does not have a concentration of its revenue and accounts receivables with specific customers. During the six months ended March 31, 2024 and 2025, there were no customers that accounted for more than 10% of the Company’s revenue. As of September 30, 2024 (audited) and March 31, 2025, there was no customer which accounted for more than 10% of the Company’s accounts receivable.

Vendor concentration

A summary of vendors which were for 10% or more of the Company’s cost of revenue and the comparative figures in the respective periods is as follows:

	Six Months Ended March 31,
	2024	2025
Shenzhen Jie High Machinery Company Limited (a related party -see Note 9)	47.7%	42.7%
Vendor A	12.1%	6.5%
Vendor B	12.0%	14.2%
	71.8%	63.4%

7. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company has an operating lease for office space.

Supplemental balance sheet information for the Company’s operating lease as of September 30, 2024 (audited) and March 31, 2025 is as follows:

	As of
	September 30, 2024	March 31, 2025	March 31, 2025
	(Audited)
ROU assets	195,619	101,657	13,033
Short-term lease liabilities	182,626	103,821	13,310
Long-term lease liabilities	15,500	—	—
Weighted-average remaining lease term	1.1 years	0.6 year	0.6 year
Weighted-average discount rate	3.45%	3.45%	3.45%

Maturities of operating lease liabilities at March 31, 2025 were as follows:

12 months ending March 31,	HKD
2026	105,007
Total undiscounted lease payments	105,007
Less: imputed interest	(1,186)
Total lease liabilities	103,821
Total lease liabilities (US$)	13,310

F-40

ECST HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

8. INCOME TAXES

Cayman Islands

ECST Holdings is incorporated in the Cayman Islands. Under the laws of the Cayman Islands, ECST Holdings is not subject to income or capital gains taxes. Additionally, upon payment of dividends by ECST Holdings to its shareholders, no Cayman withholding tax will be imposed.

BVI

ECBVI is incorporated in the BVI. Under the laws of the BVI, ECBVI is not subject to tax on income or capital gains. Additionally, upon payment of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

ECHK is incorporated in Hong Kong and is subject to Hong Kong profits tax. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollars (“HKD”) (US$256,000) of profits of the qualifying group entity is taxed at 8.25%, and profits above HKD2,000,000 are taxed at 16.5%. Additionally, upon payment of dividends by the Company to its shareholders, no Hong Kong withholding tax will be imposed.

The PRC

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and FIE are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis. The tax rate is 25% for most subsidiaries of the Company in the PRC.

The income tax provision consists of the following:

	Six Months Ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Current tax:
Current year	129,796	556,052	71,289
	129,796	556,052	71,289

Deferred tax	—	—	—
Income tax expense	129,796	556,052	71,289

F-41

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

8. INCOME TAXES (cont.)

The following is a reconciliation of the Company’s income tax expense to income before provision for income taxes for the six months ended March 31, 2024 and 2025:

	2024	2025	2025
	HKD	HKD	US$
Income before provision for income taxes	4,926,767	4,827,471	618,907

Tax expense at the domestic income tax rate	812,917	885,664	113,547
Effect of Hong Kong graduated rates	(165,000)	(165,000)	(21,154)
Effect of non-taxable income	(16,119)	(8)	(1)
Effect of non-deductible expenses	50,278	11,666	1,496
Effect of utilization of tax losses brought forward	(558,024)	(176,270)	(22,599)
Effect of tax losses not recognized	5,744	—	—
Income tax expense	129,796	556,052	71,289

The principal components of deferred tax assets are as follows:

	As of
	September 30, 2024	March 31, 2025	March 31, 2025
	HKD	HKD	US$
	(Audited)
Net operating loss carrying forwards	178,569	2,299	295
Less: valuation allowance	(178,569)	(2,299)	(295)
Total deferred tax assets	—	—	—

As of September 30, 2024 (audited) and March 31, 2025, the Company had net operating loss (“NOL”) carry forwards of HKD714,277 and HKD9,194 (US$1,179), respectively, attributable to the PRC subsidiaries. The expiration period for NOL carry forwards for the PRC subsidiaries is five years. Since the Company considers it more likely than not that those subsidiaries will not generate sufficient pre-tax profit within the carryforward period available under applicable tax law, a full valuation allowance was recognized as of September 30, 2024 (audited) and March 31, 2025, respectively.

F-42

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

9. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties of the Company are as follows:

Name of related parties	Relationship with the Company
Ms. Wong	Controlling shareholder of the Company, the sister of Mr. Wong
Mr. Wong	Shareholder of the Company, the brother of Ms. Wong
Mr. Chow	Chief executive officer and a director of the Company, the son of Ms. Wong
Shenzhen Jie High Machinery Company Limited	An entity controlled by Ms. Wong
Jeco Holdings Limited	Shareholder of ECHK before the Reorganization in March 2025 and controlled by Ms. Wong
Jeco Precision Limited	An entity controlled by Ms. Wong
Jetin Technology Development Limited	An entity controlled by Mr. Chow

Related party transactions

Included in the Company’s revenue for the six months ended March 31, 2024 and 2025 was HKD nil and HKD937,331 (US$120,171) respectively, of revenue for other services from Jeco Precision Limited.

Included in the Company’s cost of revenue for the six months ended March 31, 2024 and 2025 is contracted labor of engineers and IT staff of HKD1,239,510 and HKD1,150,697 (US$147,525) respectively, from Shenzhen Jie High Machinery Company Limited.

Advance to a related party

As of September 30, 2024 (audited) and March 31, 2025, advance to a related party consists of the following:

Name of related parties	2024	2025	2025
	HKD	HKD	US$
	(Audited)
Mr. Chow(1)	6,658,669	4,625,382	592,998
Total	6,658,669	4,625,382	592,998

(1)	The amount was non-interest bearing working capital advances which were non-trade in nature and repayable on demand.

As of the date these unaudited condensed CFS are available for release, the Company collected HKD4,000,000 (US$512,821), or 86.5% of the advance to a related party as of March 31, 2025.

F-43

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

10. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated.

The Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount.

As of the date which this unaudited condensed CFS is issued, (a) the Company is not a party to any material legal or administrative proceedings; and (b) the Company is not a party to any domestic or international claims or litigation with respect to defective products or other matters.

11. SUBSEQUENT EVENTS

In preparing these unaudited condensed CFS, the Company evaluated events and transactions for potential recognition or disclosure through, August 13, 2025. No other events require adjustment to or disclosure in the unaudited condensed CFS other than the following:

●	In connection with the IPO, ECST Holdings was incorporated in the Cayman Islands on February 5, 2025, with an authorized share capital of US$50,000 divided into (i) 250,000,000 Class A ordinary shares of US$0.0001 each and (ii) 250,000,000 Class B ordinary shares of US$0.0001 each. Holders of Class A ordinary shares and Class B ordinary shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights and entitlement for dividends, except each Class A ordinary shares is entitled to one (1) vote and each Class B ordinary shares is entitled to twenty (20) votes. As of the date on which the CFS is issued, ECST Holdings has 20,000,000 Class A ordinary shares issued and outstanding.

●	On May 28, 2025, ECST Holdings repurchased 16,380,000 Class A ordinary shares and issued 16,380,000 Class B ordinary shares to its shareholders as consideration.

●	On August 4, 2025, ECST Holdings repurchased 1,940,000 Class B ordinary shares and issued 1,940,000 Class A ordinary shares to its shareholder as consideration.

12. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test of its restricted net assets of the unaudited condensed consolidated subsidiaries in accordance with the Securities and Exchange Commission’s Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial information of the parent company.

F-44

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

12. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

The subsidiaries did not pay dividends to the parent Company for the periods presented. For presenting parent-only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiaries” and the income of the subsidiaries is presented as “share of income of subsidiaries.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP are not required.

ECST Holdings became the parent company of the Company as a result of the Reorganization in March 2025. ECST Holdings is a holding company with no operations, did not have any significant capital and other commitments, and did not have any long-term obligations, or guarantees as of March 31, 2025. ECST Holdings did not have any business activities during the six months ended March 31, 2025.

The following is the condensed parent company’s balance sheets:

	September 30, 2024	March 31, 2025	March 31, 2025
	HKD	HKD	US$
	(Audited)
Assets:
Non-current assets
Investment in subsidiaries	236,690	4,508,059	577,956
Total non-current assets	236,690	4,508,059	577,956
Total assets	236,690	4,508,059	577,956

Liabilities and Shareholders’ Equity:
Total liabilities	—	—	—

Commitment and contingencies	—	—	—

Shareholders’ Equity:
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding*	15,600	15,600	2,000
Additional paid-in capital	105,710	105,710	13,552
Retained earnings	115,380	4,386,749	562,404
Total shareholders’ equity	236,690	4,508,059	577,956
Total liabilities and shareholders’ equity	236,690	4,508,059	577,956

* Gives retroactive effect to reflect the Reorganization in March 2025.

F-45

ECST HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2025

12. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

The following is the condensed parent company’s statements of income:

	Six Months Ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Equity income of subsidiaries	4,797,319	4,271,369	547,611
Net income	4,797,319	4,271,369	547,611

The following is the condensed parent company’s statements of cash flows:

	Six Months Ended March 31,
	2024	2025	2025
	HKD	HKD	US$
Cash flows from operating activities:
Net income	4,797,319	4,271,369	547,611
Adjustment to reconcile net income to net cash provided by operating activities:
Equity income of subsidiaries	(4,797,319)	(4,271,369)	(547,611)
Net cash provided by operating activities	—	—	—

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—
Cash and cash equivalents at the end of the period	—	—	—

F-46

ORDINARY SHARES

ECST HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

[  ], 2025

______________________________

Through and including [*] 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[RESALE PROSPECTUS ALTERNATE PAGE]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED AUGUST 22, 2025

ECST HOLDINGS LIMITED

1,760,000 Class A Ordinary Shares

This prospectus relates to the sale of up to 1,760,000 Class A ordinary shares (the “Resale Shares”), par value US$0.0001 per share of ECST Holdings Limited (“ECST Holdings”, the “Company”, “we”, “our”, “us”), by LKHL Limited and MYGTR Holding Limited, the resale shareholders named in this prospectus (the “Resale Shareholders”). We will not receive any of the proceeds from the sale of Class A ordinary shares of the Company (the “Class A Ordinary Shares”) by the Resale Shareholders. Furthermore, the underwriters will neither underwrite the sale of the Class A Ordinary Shares nor receive any compensation from the sale of the Class A Ordinary Shares by the Resale Shareholders.

The sale of the Resale Shares is conditioned upon the successful completion of the sale of Class A Ordinary Shares by the Company in the underwritten primary offering and the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. Following listing of our Class A Ordinary Shares on the Nasdaq Capital Market, the per share public offering price of our Class A Ordinary Shares to be sold by the Resale Shareholders will be the then-prevailing market price. The registration of the Resale Shares does not mean that the Resale Shareholders will offer or sell any of the Resale Shares. In addition, we will pay all fees and expenses incident to the registration of the Resale Shares. The Resale Shareholders may offer their shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. For additional information on the possible methods of sale that may be used by the Resale Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution”.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “ECST”. The closing of this offering is conditioned upon Nasdaq Capital Market’s approval of our listing application.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B ordinary shares (the “Class B Ordinary Shares”). The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion rights. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas our Class A Ordinary Shares, which we are selling in this offering, have one (1) vote per share and are not convertible into any Class B Ordinary Shares. See “Risk Factors — Risks Related to Our Shares — The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares”.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

We will be a “controlled company” as defined under the Nasdaq Capital Market Company Guide. As of the date of this prospectus, Ms. Yuk Chun Cathy Wong, owns 11,380,000 Class B Ordinary Shares, representing 77.32% of the total voting power of our Company. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Wong will own 11,380,000 Class B Ordinary Shares, representing 76.80% of the total voting power of our Company, assuming that the underwriters do not exercise their over-allotment option. Ms. Wong will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. See “Management — Controlled Company Exception”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

The date of this prospectus is [*], 2025

[RESALE PROSPECTUS ALTERNATE PAGE]

Page
PROSPECTUS SUMMARY
THE OFFERING	Alt-1
SUMMARY CONSOLIDATED FINANCIAL DATA
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS	Alt-2
RESALE SHAREHOLDERS	Alt-3
PLAN OF DISTRIBUTION	Alt-4
DIVIDEND POLICY
CORPORATE HISTORY AND STRUCTURE
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY
BUSINESS
REGULATIONS
MANAGEMENT
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
ENFORCEABILITY OF CIVIL LIABILITIES
EXPENSES RELATED TO OFFERING
LEGAL MATTERS	Alt-6
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Through and including [*] 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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[RESALE PROSPECTUS ALTERNATE PAGE]

THE OFFERING

Shares offered by the Resale Shareholders	Up to 1,760,000 Class A Ordinary Shares by LKHL Limited and MYGTR Holding Limited

Shares issued and outstanding immediately after the completion of our initial public offering

7,560,000 Class A Ordinary Shares (or 7,860,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full) and 14,440,000 Class B Ordinary Shares.

Use of proceeds	We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Resale Shareholders.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Class a ordinary Shares by the Resale Shareholders. In addition, the underwriters will not receive any compensation from the sale of the Class a ordinary Shares by the Resale Shareholders. The Resale Shareholders will receive all of the net proceeds from the sales of Class a ordinary Shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the Class a ordinary Shares for the Resale Shareholders.

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[RESALE PROSPECTUS ALTERNATE PAGE]

RESALE SHAREHOLDERS

The table below presents information regarding the Resale Shareholders and the Resale Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Resale Shareholders and reflects holdings as of the date of this prospectus.

All information with respect to ownership of our Class A Ordinary Shares by the Resale Shareholders has been furnished by or on behalf of the Resale Shareholders. Based on information supplied by the Resale Shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Resale Shareholders has sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by the Resale Shareholders. Unless otherwise indicated in the footnotes, shares in the table refer to our Class A Ordinary Shares. Beneficial ownership of our Class A Ordinary Shares by the Resale Shareholders is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth the name of the Resale Shareholders, the number of Class A Ordinary Shares beneficially owned by the Resale Shareholders, the approximate percentage of outstanding Ordinary Shares prior to the offering, the number of Class A Ordinary Shares to be sold in the offering, the number of Class A Ordinary Shares the Resale Shareholders will own after the offering and the approximate percentage of outstanding Ordinary Shares after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Resale Shareholders.

Name of Selling Shareholders	Number of Class A Ordinary Shares beneficially owned prior to the offering	Approximate percentage of outstanding Ordinary Shares prior to the offering(1)	Number of Class A Ordinary Shares to be offered	Number of Class A Ordinary Shares beneficially owned after the offering	Approximate percentage of outstanding Ordinary Shares after the offering(2)
LKHL Limited	860,000	4.30%	860,000	Nil	Nil
MYGTR Holding Limited	900,000	4.50%	900,000	Nil	Nil
Total	1,760,000	8.80%	1,760,000	Nil	Nil

(1)	Based on 7,560,000 Class A Ordinary Shares and 14,440,000 Class B Ordinary Shares issued and outstanding immediately after the completion of our initial public offering, assuming the underwriters do not exercise the over-allotment option in our initial public offering.

(2)	Since we do not have the ability to control how many, if any, of the Class A Ordinary Shares held by the Resale Shareholders, will be sold, we have assumed that they will sell all of their shares offered herein for purposes of determining how many Class A Ordinary Shares they will own after the offering and their percentage of ownership following the offering.

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[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the sale of the Resale Shares by the Resale Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will bear all fees and expenses incident to the registration of the Resale Shares in the registration statement of which this prospectus forms a part. The Resale Shares will not be sold through the underwriters in this initial public offering, nor will they receive any compensation from the sale of the Resale Shares.

The Resale Shareholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents or in the over-the-counter market at market prices prevailing at the time of sale. If the Resale Shares are sold through broker-dealers, the Resale Shareholders will be responsible for any commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at prevailing market prices at the time of the sale. However, the Resale Shareholders will not sell any Resale Shares until after the closing of the underwritten primary offering. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Resale Shareholders will not sell any Resale Shares until after the closing of the primary underwritten initial public offering.

Under applicable rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Class A Ordinary Shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as amended).

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If the Resale Shareholders effect such transactions by the Resale Shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Resale Shareholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Resale Shares or otherwise, the Resale Shareholders may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Resale Shareholders may also sell the Resale Shares short and deliver the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Resale Shareholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The Resale Shareholders may pledge or grant a security interest in some or all of the warrants or Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to an amendment to this prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Resale Shareholders to include the pledgee, transferee or other successors in interest as Resale Shareholders under this prospectus.

The Resale Shareholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Resale Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Resale Shareholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Resale Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Resale Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradeable in the hands of persons other than our affiliates.

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[RESALE PROSPECTUS ALTERNATE PAGE]

LEGAL MATTERS

The validity of the Class A Ordinary Shares to be offered by the Resale Shareholders and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

（a）	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

（b）	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs

Item 7. Recent Sales of Unregistered Securities.

We have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

On February 5, 2025, the Company allotted and issued 1 Class B Ordinary Share to Ogier Global Subscriber (Cayman) Limited.

On March 18, 2025, Ogier Global Subscriber (Cayman) Limited transferred the 1 Class B Ordinary Share to YHC Group Limited at a consideration of US$0.0001 and YHC Group Limited subsequently converted the 1 Class B Ordinary Share held by it to 1 Class A Ordinary Share. On the same day, the Company allotted and issued 25 and 74 Class A Ordinary Shares to Erpbng (BVI) Limited and YHC Group Limited, respectively, at a consideration of US$0.0025 and US$0.0074, respectively.

As part of the reorganization, the Company allotted and issued 4,999,975 and 14,999,925 Class A Ordinary Shares to Erpbng (BVI) Limited and YHC Group Limited, respectively, for the acquisition of the entire share capital of ECHK.

On May 28, 2025, the Company repurchased 5,000,000 and 11,380,000 Class A Ordinary Shares from Erpbng (BVI) Limited and YHC Group Limited and issued 5,000,000 and 11,380,000 Class B Ordinary Shares to Erpbng (BVI) Limited and YHC Group Limited, respectively, as consideration.

On August 4, 2025, the Company repurchased 1,940,000 Class B Ordinary Shares from Erpbng (BVI) Limited and issued 1,940,000 Class A Ordinary Shares to Erpbng (BVI) Limited, as consideration.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Articles of Association of the Company, as currently effective
4.1*	Specimen Certificate for the Shares
5.1*	Opinion of Ogier regarding the validity of the Shares being registered and certain Cayman Islands tax matters
10.1*	Form of Employment Agreement between the Company and its independent directors
10.2*	Form of Employment Agreement between the Company and its executive officers
10.3*	Form of Indemnification Agreement
10.4*	2025 Share Incentive Plan
10.5*	Tenancy Agreement in relation to Flat B5, 25/F, TML Tower, No. 3 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong dated March 31, 2025
10.6*	Unofficial English translation of Tenancy Agreement in relation to Flat 1-605A, 6/F, Main Building, Xiabei Comprehensive Building, C Age Nanhai Internet Industrial Park, No. 1 Baoshi West Road, Guicheng Street, Nanhai District, Foshan, Guangdong Province, China dated October 13, 2023
10.7*	Banking facility letter entered in September 2020, with Bank of China (Hong Kong) Limited
10.8*	Banking facility letter entered in October 2020, with Bank of China (Hong Kong) Limited
10.9*	Banking facility letter entered in June 2021, with Bank of China (Hong Kong) Limited
10.10*	Banking facility letter entered in September 2022, with Bank of China (Hong Kong) Limited
10.11*	Banking facility letter entered in April 2023, with Bank of China (Hong Kong) Limited
10.12*	Banking facility letter entered in October 2024, with Shanghai Commercial Bank Limited
14.1*	Code of Business Conduct and Ethics
21.1*	List of Subsidiaries of the Company
23.1*	Consent of Wei, Wei & Co., LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of David Fong & Co. (included in Exhibit 99.9)
23.4*	Consent of Beijing Dacheng Law Offices, LLP (Shenzhen) (included in Exhibit 99.10)
23.7*	Consent of Migo Corporation Limited
24.1	Power of Attorney (included in the signature page to the Form F-1)
99.1*	Audit Committee Charter
99.2*	Nominating Committee Charter
99.3*	Compensation Committee Charter
99.4*	Insider Trading Policy
99.5*	Clawback Policy
99.6*	Consent of Yuk Ming Christopher Chung
99.7*	Consent of Hing Cheong Lau
99.8*	Consent of Shing Kei Sze
99.9*	Opinion of David Fong & Co. regarding certain Hong Kong legal matters and tax matters
99.10*	Opinion of Beijing Dacheng Law Offices, LLP (Shenzhen) in regarding certain PRC legal matters
107*	Calculation of Filing Fee Table

* Previously filed

** Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on August 22, 2025.

ECST HOLDINGS LIMITED

By:	/s/ Yik Hang Chow
Yik Hang Chow
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Yik Hang Chow, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Yik Hang Chow	Chairman of the board of directors,	August 22, 2025
Yik Hang Chow	Director, and Chief Executive Officer (Principal Executive Officer)

/s/ Zhao Pang	Chief Financial Officer	August 22, 2025
Zhao Pang	(Principal Accounting and Financial Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on August 22, 2025.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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